                                                                     EXHIBIT 4.6

                                                                  CONFORMED COPY

                              DATED 14 APRIL, 2003




                                   DIAGEO PLC





                                       AND





                               PERNOD RICARD S.A.









                       -----------------------------------

                               AMENDING AGREEMENT
                                    TO SOFIA
                       AN AGREEMENT DATED 21 DECEMBER 2002
                         RELATING TO THE TERMINATION OF
                   THE FRAMEWORK AND IMPLEMENTATION AGREEMENT

                       -----------------------------------












                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                 LONDON EC1Y 8YY
                                   (JADM/HLD)
                                   CE023500040

THIS AGREEMENT is made on  14 April, 2003

BETWEEN:

1. DIAGEO PLC, a company incorporated in England and Wales under registered number 23307 whose registered office is at 8 Henrietta Place, London W1G 0NB, United Kingdom and when acting in its capacity as Primary Purchaser under this Agreement, acting as trustee for certain of its Affiliates ("DIAGEO"); and

2. PERNOD RICARD S.A., a company incorporated in France under registered number RCS Paris B582041943 whose registered office is at 12 place des Etats-Unis, 75783, Paris, France ("PERNOD RICARD") and which is acting on behalf of itself and its subsidiaries (but only for so long as they remain subsidiaries).

WHEREAS:

(A) On 21 December 2002, Diageo and Pernod Ricard entered into an agreement ("SOFIA") relating to, amongst other things, the termination of the Framework and Implementation Agreement (as defined in SOFIA).

(B)       The parties now wish to amend certain terms of SOFIA.

IT IS AGREED as follows:

1.        AMENDMENTS TO SOFIA

          SOFIA IS HEREBY AMENDED AND RESTATED IN THE FORM OF THE SCHEDULE TO THIS AGREEMENT AND HAS EFFECT, AS SO AMENDED AND RESTATED, FROM 21 DECEMBER 2002.

2.        ARBITRATION; COUNTERPARTS; CHOICE OF GOVERNING LAW

          THE PROVISIONS OF CLAUSES 29, 34 AND 35 OF SOFIA SHALL APPLY TO THIS AGREEMENT AS IF SET OUT IN THIS AGREEMENT IN FULL.

IN WITNESS OF WHICH THIS AGREEMENT HAS BEEN EXECUTED ON THE DATE WHICH FIRST APPEARS ON PAGE 1 OF THIS AGREEMENT.

SIGNED BY                  )
FOR AND ON BEHALF OF       )        /s/ Shaun Parker
DIAGEO PLC                 )

SIGNED BY                  )
FOR AND ON BEHALF OF       )        /s/ Pierre Pringuet
PERNOD RICARD S.A.         )

                                    SCHEDULE

                           EFFECTIVE 21 DECEMBER 2002



                                   DIAGEO PLC

                               PERNOD RICARD S.A.














                     ---------------------------------------

                               SOFIA: AN AGREEMENT
                       RELATING TO THE TERMINATION OF THE
                     FRAMEWORK AND IMPLEMENTATION AGREEMENT
                (AS AMENDED AND RESTATED BY AN AMENDING AGREEMENT
                              DATED 14 APRIL 2003)

                     ---------------------------------------



















                                   Macfarlanes
                                10 Norwich Street
                                 London EC4A 1BD

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
 1    Definitions and interpretation                                           2
 2    Warranties and Undertakings                                             10
 3    Seagram Companies and Assets                                            11
 4    "Wrong Pocket" Assets, Shared Assets and Joint Assets                   12
 5    Diageo and Pernod Ricard Liabilities                                    15
 6    Shared and Joint Liabilities                                            22
 7    Claims against Vivendi                                                  28
 8    Guarantee of FIA Identified Transactions                                30
 9    Guarantees and other assurances                                         30
10    Assets and liabilities leaving the groups                               31
11    Payments                                                                32
12    Misdirected cash receipts                                               33
13    Miscellaneous obligations of the parties                                34
14    Insurance                                                               35
15    Market Plan and Risk Properties                                         35
16    Jointly-owned Entities                                                  36
17    Access to information and accounts                                      37
18    Sale of Pernod Ricard On-sale Assets; Seagram Venture Assets,
      Additional Assets and Martell                                           39
19    Termination of the Framework and Implementation Agreement               41
20    Further Assurances and Mitigation                                       42
21    Confidentiality                                                         42
22    Announcements                                                           44
23    Assignment                                                              44
24    Variation                                                               44
25    Notices                                                                 45
26    Dispute Resolution                                                      46
27    Supervisory Committee                                                   46
28    Deadlock Resolution                                                     47
29    Arbitration                                                             48
30    Contracts                                                               49
31    Remedies and waivers                                                    50
32    No partnership                                                          51
33    Costs and expenses                                                      51
34    Counterparts                                                            51
35    Choice of governing law                                                 51

SCHEDULES

 1    Identified Assets
 2    Brands and Related Assets
 3    Companies and Assets
 4    Identified Liabilities
 5    Taxation provisions
 6    Jointly-owned Entities
 7    On-sale and Venture Transactions
 8    FIA Indemnified Sale and Purchase Agreements
 9    Settlement of Framework and Implementation Agreement Obligations
10    Outstanding Matters
11    Treasury Management
12    SOFIA Implementation Principles

EFFECTIVE 21 DECEMBER 2002

PARTIES

1 DIAGEO PLC, a company incorporated in England and Wales under registered number 23307 whose registered office is at 8 Henrietta Place, London W1G 0NB, United Kingdom and when acting in its capacity as Primary Purchaser under this Agreement, acting as trustee for certain of its Affiliates ("Diageo"); and

2 PERNOD RICARD S.A., a company incorporated in France under registered number RCS Paris B582041943 whose registered office is at 12 place des Etats-Unis 75783, Paris, France ("Pernod Ricard") and which is acting on behalf of itself and its subsidiaries (but only for so long as they remain subsidiaries).

RECITALS

A On 4 December 2000, Diageo and Pernod Ricard entered into a framework and implementation agreement (which agreement has subsequently been amended) (the "Framework and Implementation Agreement") relating to the acquisition from Vivendi Universal S.A. of certain companies and assets and the assumption of certain liabilities comprising the Seagram spirits and wine and beverage businesses (the "Spirits and Wine Division").

B On 19 December 2000, Diageo and Pernod Ricard entered into the Vivendi Sale Agreement (as defined below).

C Pursuant to the Vivendi Sale Agreement, Diageo and Pernod Ricard, certain Jointly-owned Entities and certain of Diageo's Affiliates and Pernod Ricard's Affiliates (as such terms are defined below) acquired certain of the companies and assets and assumed certain of the liabilities comprising the Spirits and Wine Division.

D Diageo and Pernod Ricard desire to agree a basis for the termination of the Framework and Implementation Agreement and an allocation of the assets and liabilities comprising the Spirits and Wine Division as well as the terms on which their relationship as regards the Spirits and Wine Division is to continue.

E The amounts to be paid to Vivendi in respect of the purchase price pursuant to the Vivendi Sale Agreement were provisionally allocated to Diageo and Pernod Ricard purchasing entities initially without regard to the existence and/or amount of external working capital balances, cash, indebtedness, wrong pocket assets and liabilities (including inventory) or Shared Assets and Shared Liabilities (as such terms were defined in the Framework and Implementation Agreement). Provisions were included in the Framework and Implementation Agreement to share the benefit and burden of these items, which represented amounts to be taken into account in determining the final purchase price for the assets that the purchasers decided to retain. Diageo and Pernod Ricard intend these principles to continue to operate as the basis on which these payments are to be made as purchase price adjustments to the extent that such matters have not previously been settled.

F In accordance with the principles referred to in Recital E, and consistent with the corresponding provisions of the Framework and Implementation Agreement, the parties desire that certain payments be made between them in respect of certain assets and liabilities where the economic intention is that Diageo and Pernod Ricard (and their respective Affiliates) shall share such assets and liabilities in the Diageo

          Proportion and the Pernod Ricard Proportion. However, under this Agreement, assets and liabilities may be shared in either the Diageo Proportion and the Pernod Ricard Proportion or in the Sharing Proportions. Therefore, in order to achieve the economic intention, where assets and liabilities are shared in the Sharing Proportions, additional purchase price adjustments shall be made pursuant to the FIA Identified Sale and Purchase Agreements (as amended).

IT IS AGREED as follows:

DEFINITIONS AND INTERPRETATION

2.1       DEFINITIONS

          In this Agreement:

          ACQUIRED ASSETS: means the businesses and assets (including shares in bodies corporate) acquired, directly or indirectly, from Vivendi and its Affiliates pursuant to the Vivendi Sale Agreement;

          ACQUISITION DATE: means 21 December 2001;

          AFFILIATE: means:

          (i) in relation to any person other than a Jointly-owned Entity, any other person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that first person but excluding any Jointly-owned Entity; and

          (ii) in relation to a Jointly-owned Entity, any person which directly, or indirectly through one or more intermediaries, is controlled by that Jointly-owned Entity;

          and as used in this definition, control (including, with corresponding meanings, controlled by and under common control with) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

          AFTER-ACQUIRED ASSETS: means the Acquired Assets listed or described in paragraph 6 of each of Part A and B of Schedule 1 and paragraph 2 of each of Part A and B of Schedule 2;

          AGREED FORM: means, in relation to any document, that document in a form agreed by the parties;

          ASSURANCE: means any guarantee, indemnity or similar commitment;

          BRANDS: means those brands of beverage and beverage alcohol which are comprised in the Acquired Assets;

          BUSINESS DAY: means a day (other than a Saturday or Sunday) on which banks are open for business (other than solely for trading and settlement in euro) in London and Paris;

          CLAIMS NOTICE: has the meaning given to it in Clause 6.1;

          CLOSING: means the closing of transactions contemplated in the Vivendi Sale Agreement, which took place on 21 December 2001;

          COMPLETION DATE: has the meaning given in Clause 3.5;

          CONDUCTING PARTY: means, in the case of certain Third Party Proceedings, the party which has conduct of such proceedings or, as the case may be, the relevant part thereof in accordance with Clauses 5.2.6.1, 6.2.1 or 6.6.1 (as the case may be);

          DEADLOCK NOTICE: has the meaning set out in Clause 28.1;

          DIAGEO ASSETS: means those assets described in Clause 3 as being owned by Diageo and/or its Affiliates;

          DIAGEO LIABILITIES: means, save as expressly provided otherwise in this Agreement and subject to Clauses 5.1.2 to 5.1.5, each liability, whenever incurred, which solely or principally relates to Diageo Assets, together with those other liabilities as are expressed in this Agreement to be Diageo Liabilities PROVIDED THAT Diageo Liabilities do not include:-

          (i)       Historic Tax Liabilities;

          (ii)      Shared Tax Costs; and

          (iii) any liability to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement);

          DIAGEO PROPORTION: means 60.9 per cent.;

          FIA ADDITIONAL SALE AND PURCHASE AGREEMENTS: means that additional sale and purchase agreements entered into in accordance with clause 9.6(A) of the Framework and Implementation Agreement;

          FIA IDENTIFIED SALE AND PURCHASE AGREEMENTS: means the identified sale and purchase agreements referred to in clause 9.5 of the Framework and Implementation Agreement, brief details of which are set out in
          Schedule 8;

          FIA IMPLEMENTATION PRINCIPLES: means the implementation principles set out in clause 4 of the Framework and Implementation Agreement;

          FRAMEWORK AND IMPLEMENTATION AGREEMENT: means the framework and implementation agreement between Diageo plc and Pernod Ricard S.A. entered into on 4 December 2000 (as amended);

          GLOBAL SALE AND PURCHASE AGREEMENT: means the global sale and purchase agreement entered into among Diageo, Pernod Ricard and others and dated 21 December 2001;

          GUARANTEEING PARTY: means, in respect of any Assurance, the person who has given that Assurance;

          HISTORIC LIABILITIES: means any liability which:

          (i)       (a) was a liability (whether contingent or otherwise) at
                        Closing; or

                    (b) is a liability arising out of any event or circumstance occurring or existing on or before Closing,

                        (in either case) of any body corporate acquired, directly or indirectly, by Diageo, Pernod Ricard or any Jointly-owned Entity or any of their respective Affiliates pursuant to the Vivendi Sale Agreement; or

          (ii) is a liability incurred or assumed, directly or indirectly, by Diageo, Pernod Ricard or any Jointly-owned Entity or any of their respective Affiliates pursuant to the Vivendi Sale Agreement, but excluding any liability to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement), or which is an Historic Tax Liability;

          HISTORIC TAX LIABILITY: means any liability to Tax relating to the Acquired Assets arising from (i) any income, profits or gains earned accrued or received on or before Closing or (ii) any event or transaction that occurred on or before Closing to the extent that such liability to Tax is not fully recovered from or indemnified by Vivendi under the Vivendi Sale Agreement, but excluding any liability to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement);

          INDEPENDENT EXPERT: has the meaning set out in Clause 28.3;

          INTELLECTUAL PROPERTY: means patents, trade marks, brand names, corporate names, trade names, domain names, logos, trade dress and service marks, together with the goodwill of the business appurtenant thereto, copyrights, designs, inventions, database rights, trade secrets and know-how, formulae and processes, in each case, whether registered or unregistered and any registrations and applications for registrations thereof, and any other rights of a similar nature;

          INTELLECTUAL PROPERTY ASSETS: means all Intellectual Property included in the Acquired Assets;

          INTEREST DETERMINATION DATE: means, in relation to each default, the day upon which default interest commences under Clause 11.5 and the same day of each month thereafter;

          INVESTMENT CANADA UNDERTAKINGS: means:

          (i) the Investment Canada Undertaking, as that term is defined in the Vivendi Sale Agreement; and

          (ii) the undertakings given in accordance with the letter dated 24 October 2001 from Diageo and addressed to the minister responsible for the Investment Canada Acts; and

          (iii) the undertakings given in accordance with the letter dated 13 December 2001 from Diageo and Pernod Ricard and addressed to the minister responsible for the Investment Canada Acts;

          JES: means Joseph E. Seagram & Sons, Inc. (now amalgamated with and continued as Diageo North America, Inc.);

          JOINT ASSETS: means any amounts refunded to or recovered by Diageo or Pernod Ricard or any of their respective Affiliates in respect of a liability which is a Joint Liability, PROVIDED THAT Joint Assets do not include any amounts which have been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement) or any amounts refunded to or recovered by any Jointly-owned Entity;

          JOINT LIABILITIES: means each liability of Diageo, Pernod Ricard or any of their respective Affiliates, or any Jointly-owned Entity which has been agreed by the parties, directly or indirectly, to be shared by Diageo and Pernod Ricard in the Diageo Proportion and the Pernod Ricard Proportion respectively or which is expressed in this Agreement to be a Joint Liability,

          PROVIDED THAT Joint Liabilities do not include:-

          (i)       Shared Liabilities; or

          (ii) any liability to the extent that it has been settled between the parties or their respective Affiliates either in accordance with Schedule 9 or otherwise (whether before, on or after the date of this Agreement);

          JOINTLY-OWNED ENTITY: means those persons listed in Schedule 6 together with any other person which is, or was at the relevant time, owned (directly or indirectly) by both Diageo and Pernod Ricard;

          LEGAL EXPERT: has the meaning given in Clause 7.1.2;

          MANAGING PARTY: means, in relation to a Jointly-owned Entity, the party whose name is set out against the name of such entity in
          Schedule 6;

          MARGARITAVILLE LIABILITIES: has the meaning given in Clause 6.7.2;

          MARKET PLAN: means the market plan in Agreed Form, as amended from time to time pursuant to Clause 15.1.1;

          MARKET PLAN IMPLEMENTATION COSTS: means all costs associated with the implementation of the Market Plan which:

          (i)       are dissolution, liquidation or winding-up costs; or

          (ii) are costs or liabilities associated with any Assurances given to liquidators or similar officials and/or creditors of any Jointly-owned Entities; or

          (iii) have been agreed by the parties to be shared by Diageo and Pernod Ricard in the Diageo Proportion and the Pernod Ricard Proportion,

          PROVIDED THAT Market Plan Implementation Costs shall not include any liabilities to Tax;

          MARTELL ASSETS: means the Pernod Ricard Assets set out below:

          (i) the following Brands: CORDON ARGENT, CORDON BLEU, CORDON RUBIS, CORDON SUPREME, DE VALCOURT, JULES ROBIN, L'OR, MARTELL, MARTELL & CO., MARTELL CORDON BLEU, MEDAILLON, NOBLIGE and ROBIN;

          (ii) all vineyards, production facilities and warehouses primarily associated with Martell; and

          (iii) any other asset which relates wholly to any of the assets set out in (i) or (ii) above;

          NON-CONDUCTING PARTY: means, in relation to any Third Party Proceedings, the party to this Agreement who does not have conduct of the proceedings or the relevant part thereof;

          PAYMENT DATE: has the meaning given in Clause 11.2.1;

          PERNOD RICARD ASSETS: means those assets described in Clause 3 as being owned by Pernod Ricard and/or its Affiliates;

          PERNOD RICARD LIABILITIES: means, save as expressly provided otherwise in this Agreement and subject to Clauses 5.1.2 to 5.1.5, each liability, whenever incurred, which solely or principally relates to Pernod Ricard Assets together with those other liabilities as are expressed in this Agreement to be Pernod Ricard Liabilities PROVIDED THAT Pernod Ricard Liabilities do not include:-

          (i)       Historic Tax Liabilities;

          (ii)      Shared Tax Costs; and

          (iii) any liability to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement);

          PERNOD RICARD ON-SALE ASSETS: means the Brands, other Acquired Assets and companies sold or contracted to be sold pursuant to the transactions described in Part B of Schedule 7;

          PERNOD RICARD PROPORTION: means 39.1 per cent.;

          PRIMARY PURCHASERS: means Diageo, acting as trustee for certain of its Affiliates, and Pernod Ricard;

          REVENUE AUTHORITY: means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government authority (or any sub-division or agency of the same) having responsibility for administering and collecting taxes;

          SEAGRAM: means The Seagram Company Ltd, a Canadian corporation;

          SEAGRAM VENTURE ASSETS: means the Brands, other Acquired Assets and companies sold or contracted to be sold pursuant to the transactions described in Part A of Schedule 7, dissolved, liquidated or wound up or to be dissolved, liquidated or wound up pursuant to the Market Plan or to be sold pursuant to Schedule 10.

          SETTLEMENT PERIOD: means the period from the date of this Agreement to 31 December 2002 and thereafter each subsequent period of three calendar months;

          SHARED ASSETS: means any amounts refunded to or recovered by Diageo, Pernod Ricard or any of their respective Affiliates or any Jointly-owned Entity in respect of a liability which is a Shared Liability, PROVIDED THAT Shared Assets do not include:-

          (i) any amount to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement); or

          (ii) any asset in or received by a Jointly-owned Entity or which relates to Seagram Venture Assets (as defined in the Framework and Implementation Agreement and not as defined in this Clause 1.1) or Pernod Ricard On-sale Assets (as defined in the Framework and Implementation Agreement and not as defined in this Clause 1.1), in each case representing operating revenue received in the ordinary course of business or the proceeds of disposal of any asset;

          SHARED LIABILITIES: means:

          (i) each liability that is borne pursuant to the Vivendi Sale Agreement by both Diageo and Pernod Ricard (excluding the purchase price under that agreement and any adjustments thereto); and

          (ii) each liability which is an Historic Liability (but which is not a Diageo Liability or a Pernod Ricard Liability), an Historic Tax Liability, a Shared Tax Cost, a Market Plan Implementation Cost, any liability which is expressed in this Agreement to be a Shared Liability (including, without limitation, pursuant to Clause 6.7.1 or Clause 9.2.3) or which would have been a "Shared Liability" under the Framework and Implementation Agreement (if such agreement had remained in existence but had been amended to reflect any inconsistent provision of this Agreement); and

          (iii) each liability of Diageo, Pernod Ricard or any of their respective Affiliates, or of any Jointly-owned Entity, which the parties have agreed prior to the date of this Agreement to treat as a "Shared Liability" for the purposes of the Framework and Implementation Agreement; and

          (iv) each liability of Diageo, Pernod Ricard or any of their respective Affiliates, or of any Jointly-owned Entity, which relates to any of those matters set out in Schedule 4,

          PROVIDED THAT Shared Liabilities do not include:-

          (i) any liability incurred by a Jointly-owned Entity or with respect to Seagram Venture Assets (as defined in the Framework and Implementation Agreement and not as defined in this Clause 1.1) or Pernod Ricard On-sale Assets (as defined in the Framework and Implementation Agreement and not as defined in this Clause 1.1) that in either case is an operational or disposal cost. For example, Shared Tax Costs arising on the disposal of Seagram Venture Assets or Pernod Ricard On-sale Assets are disposal costs and are not, therefore, Shared Liabilities; or

          (ii) any liability to the extent that it has been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement), and

          PROVIDED FURTHER THAT a liability shall be counted only once as a Shared Liability if it falls into more than one part of the definition of Shared Liabilities;

          SHARED TAX COST: subject to the provisions of paragraphs 4, 6 and 10 of Schedule 5, means the sum of:-

          (i) all Taxes payable by Diageo and/or Pernod Ricard and/or any Affiliate of either of them and/or any Jointly-owned Entity in respect of, and directly as a consequence of, the transactions referred to in clause 9 of the Framework and Implementation Agreement;

          (ii) all Taxes payable by Diageo and/or Pernod Ricard and/or any Affiliate of either of them and/or any Jointly-owned Entity in respect of, and directly as a consequence of, each step included in the Tax Plan;

          (iii) sales taxes (but not customs and excise duties) payable in respect of, and directly as a consequence of, the matters taken into account in (i) and (ii);

          (iv) all stamp duties, transfer taxes, registration duties and other like taxes arising as a direct consequence of the acquisition of the Acquired Assets acquired directly or indirectly from Vivendi pursuant to the Vivendi Sale Agreement;

          (v) any out-of-pocket costs and expenses reasonably incurred in resolving any tax dispute in relation to Taxes falling within paragraphs (i) to (iv) or paragraph (vi) of this definition; and

          (vi) all Taxes payable directly as a consequence of all other transactions required to put into effect the FIA Implementation Principles and achieve the acquisition and separation of the Acquired Assets and the disposition of the Pernod Ricard On-sale Assets (as defined in the Framework and Implementation Agreement and not in this Clause 1.1) and Seagram Venture Assets (as defined in the Framework and Implementation Agreement and not in this Clause 1.1);

          SHARING PROPORTION: means, as regards Diageo, 68.6% and as regards Pernod Ricard, 31.4%;

          SOFIA IMPLEMENTATION PRINCIPLES: means the implementation principles set out in Schedule 12;

          SPIRITS AND WINE DIVISION: has the meaning given in recital A;

          SPLIT CLAIM NOTICE: has the meaning given to it in Clause 5.2.5;

          SUPERVISORY COMMITTEE: has the meaning given in Clause 27;

          TAX OR TAXES: means all forms of taxes, imposts, duties, levies, charges or withholdings (whether local or national) including, without limitation, customs and excise duties, together with any interest or penalties relating to any of them;

          TAX ASSET: means a tax loss or other deduction or tax credit that can, in either case, be applied against or used to reduce a tax liability;

          TAX PLAN: means the tax plan in Agreed Form, being part of the Market Plan, as amended from time to time pursuant to Schedule 5;

          THIRD PARTY CLAIM: has the meaning given in Clause 6.5;

          THIRD PARTY PROCEEDINGS: means any claim, demand, action or other proceedings which are threatened, made or instituted by any person other than Diageo or Pernod Ricard or any of their respective Affiliates or any Jointly-owned Entity;

          US$ LIBOR: means the LIBOR rate for deposits in U.S. Dollars for a period of one month as shown on BBA's fixing Telerate Page 3770 (or if such source does not exist or is not available at the relevant time the equivalent rate set out in the Financial Times (London edition) on the Interest Determination Date) as at close of business in London, on the day that is two Business Days preceding the Interest Determination Date;

          VIVENDI: means Vivendi Universal S.A.;

          VIVENDI SALE AGREEMENT: means the agreement dated as of 19th December, 2000 between Vivendi, Pernod Ricard and Diageo relating to the sale of the businesses and assets of the Spirits and Wine Division, as amended from time to time; and

          WORKING HOURS: means 9.30 a.m. to 5.30 p.m. on a Business Day.

2.2       In this Agreement, unless otherwise specified:

2.2.1 references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement;

2.2.2     use of any gender includes the other gender;

2.2.3 references to a "person" or "entity" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

2.2.4 a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

2.2.5 any reference to a "day" (including within the phrase "Business Day") shall mean a period of 24 hours running from midnight to midnight;

2.2.6     references to times are to London times;

2.2.7 references to "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss, damage, payments, costs or expenses suffered made or incurred by him as a consequence of that circumstance, and the terms "indemnify" and "indemnified" shall be construed accordingly;

2.2.8 a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time;

2.2.9 headings and titles are for convenience only and do not affect the interpretation of this Agreement;

2.2.10 the terms "subsidiary" and "holding company" shall have the meanings given in the Companies Act 1985;

2.2.11 a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as a reference to any analogous term in that jurisdiction;

2.2.12 the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

2.2.13 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.3 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules.


WARRANTIES AND UNDERTAKINGS

2.4 Each of the parties to this Agreement warrants to the other party as follows:

2.4.1 it has the requisite power and authority to enter into and perform its obligations under this Agreement;

2.4.2 this Agreement constitutes binding obligations on it in accordance with its terms;

2.4.3 the execution and delivery of, and the performance by it of its obligations under, this Agreement will not:

          2.4.3.1 result in a breach of any provision of its memorandum or articles of association or like constitutional documents; or

          2.4.3.2 result in a breach of, or constitute a default under, any instrument to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound; or

          2.4.3.3 result in a breach of any order, judgment or decree of any court or governmental agency to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound; or

          2.4.3.4 require the consent of its shareholders or of any other person.


SEAGRAM COMPANIES AND ASSETS

2.5 Subject to the provisions of Clause 3.2, the parties acknowledge that, as between themselves, ownership of the Acquired Assets, other than those Acquired Assets either sold pursuant to the transactions described in Schedule 7 or sold in the ordinary course of trading, is divided between them (or their respective Affiliates) as set out in Schedules 1, 2 and 3 such that the Acquired Assets described or listed in Part A of any of Schedules 1, 2 or 3 are owned by Diageo and/or its Affiliates and the Acquired Assets described or listed in Part B of any of Schedules 1, 2 or 3 are owned by Pernod Ricard and/or its Affiliates.

2.6       To the extent that:

2.6.1 any of the assets which are Diageo Assets under Schedule 1 are also listed or described as Pernod Ricard Assets under Schedule 2, such assets shall be treated as being owned by Diageo (and/or its Affiliates) and shall be Diageo Assets for the purposes of this Agreement; and

2.6.2 any of the assets which are Pernod Ricard Assets under Schedule 1 are listed or described as Diageo Assets under Schedule 2, such assets shall be treated as being owned by Pernod Ricard (and/or its Affiliates) and shall be Pernod Ricard Assets for the purposes of this Agreement.

2.7 The parties acknowledge that ownership of the shares and membership interests in the bodies corporate listed in Schedule 3 is divided between them (or their respective Affiliates) on the same basis as set out in Schedule 3 such that the shares and other membership interests in the bodies corporate listed in Part A of Schedule 3 are owned by Diageo and/or its Affiliates and the shares and other membership interests in the bodies corporate listed in Part B of Schedule 3 are owned by Pernod Ricard and/or its Affiliates. Notwithstanding this and for the avoidance of doubt, such bodies corporate shall not constitute Diageo Assets or Pernod Ricard Assets for the purposes of this Agreement.

2.8 The assets (other than After-acquired Assets) which are described as Diageo Assets or Pernod Ricard Assets under Schedule 1 and/or Schedule 2 shall be treated for the purposes of this Agreement as having been Diageo Assets or Pernod Ricard Assets (as the case may be) since Closing.

2.9 Each After-acquired Asset which is described as a Diageo Asset or a Pernod Ricard Asset under Schedule 1 or 2 shall be treated for the purposes of this Agreement as having been a Diageo Asset or Pernod Ricard Asset (as the case may be) with effect from the date (the "Completion Date") set against it in Schedule 1 or 2.

2.10 The assets which are described as Diageo Assets or Pernod Ricard Assets under Schedule 3 shall be treated for the purposes of this Agreement as having been Diageo Assets or Pernod Ricard Assets with effect from the date of this Agreement.

"WRONG POCKET" ASSETS, SHARED ASSETS AND JOINT ASSETS

2.11      TRANSFER OF WRONG POCKET ASSETS

2.11.1 If, within 12 months from the date of this Agreement or, in the case of Intellectual Property Assets, at any time after the date of this Agreement, it is found that any right, title or interest in any Diageo Asset is held by Pernod Ricard or one of its Affiliates or a Jointly-owned Entity, then, save where such person ("the transferor") has acquired title to such asset after the date of this Agreement and as a direct or indirect consequence of a sale for value by Diageo or one of its Affiliates:

          2.11.1.1 Pernod Ricard (or, where the transferor is a Jointly-owned Entity, both Pernod Ricard and Diageo) shall transfer or procure that the transferor shall as soon as practicable transfer such right, title or interest in the relevant asset to Diageo or its nominee for no consideration unless for legal or other reasons it is reasonably necessary or desirable to effect such transfer at fair market value or other lower value, in which event Clause 4.2 shall apply;

          2.11.1.2 Pernod Ricard (or, where the transferor is a Jointly-owned Entity, both Pernod Ricard and Diageo) shall procure that the transferor shall do all such further acts and things as may be reasonably necessary to effect validly the transfer and vest the asset or the relevant interest in Diageo (or its nominee);

          2.11.1.3 Pernod Ricard (or, where the transferor is a Jointly-owned Entity, both Pernod Ricard and Diageo) shall procure that the transferor shall hold the asset, or relevant interest in the asset, on trust for Diageo (or its nominee) (to the extent permitted by any relevant law) until such time as the transfer is validly effected to vest the asset or relevant interest in the asset in Diageo (or its nominee); and

          2.11.1.4 Diageo (or, where the transferor is a Jointly-owned Entity, both Pernod Ricard and Diageo) shall, or shall procure that its nominee shall, make any payment required pursuant to Clause 4.1.1.1, in cash, to the transferor (or its nominee) promptly upon completion of the transfer of the relevant asset or interest in the asset, and shall do, or shall procure that its nominee shall do, all such further acts and things as may be reasonably necessary to effect validly the transfer and vest the asset or the relevant interest in the asset in Diageo (or its nominee); and

          2.11.1.5 in the case of any transfer of Intellectual Property Assets under this Clause 4.1.1, Diageo or one of its Affiliates shall be responsible for preparing and recording with the relevant government entity or entities any documentation relating to such transfer at its sole expense.

2.11.2 If, following the expiry of the 12 month period referred to in Clause 4.1.1, it is found that any right, title or interest in any Diageo Assets (other than an Intellectual Property Asset) is held by Pernod Ricard or one of its Affiliates or a Jointly-owned Entity, the provisions of Clause 4.1.1 shall not apply and neither Pernod Ricard, nor any of its Affiliates nor any Jointly-owned Entity shall have any obligation to transfer any such right, title or interest to Diageo or its nominee under such clause. For the avoidance of doubt, the provisions of Clause 4.1.1 shall continue to apply in relation to Intellectual Property Assets after the expiry of such 12 month period.

2.11.3 If, within 12 months from the date of this Agreement or, in the case of Intellectual Property Assets, any time after the date of this Agreement, it is found that any right, title or interest in any Pernod Ricard Asset is held by Diageo or one of its Affiliates or a Jointly-owned Entity, then, save where such person ("the transferor") has acquired title to such asset after the date of this Agreement and as a direct or indirect consequence of a sale for value, otherwise than in connection with this Agreement, by Pernod Ricard or one of its
          Affiliates:

          2.11.3.1 Diageo (or, where the transferor is a Jointly-owned Entity, both Pernod Ricard and Diageo) shall transfer or procure that the transferor shall as soon as practicable transfer such right, title or interest in the relevant asset to Pernod Ricard or its nominee for no consideration unless for legal or other reasons it is reasonably necessary or desirable to effect such transfer at fair market value or other lower value, in which event Clause 4.2 shall apply;

          2.11.3.2 Diageo (or, where the transferor is a Jointly-owned Entity, both Diageo and Pernod Ricard) shall procure that the transferor shall do all such further acts and things as may be reasonably necessary to effect validly the transfer and vest the asset or the relevant interest in Pernod Ricard (or its nominee);

          2.11.3.3 Diageo (or, where the transferor is a Jointly-owned Entity, both Diageo and Pernod Ricard) shall procure that the transferor shall hold the asset, or relevant interest in the asset, on trust for Pernod Ricard (or its nominee) (to the extent permitted by any relevant law) until such time as the transfer is validly effected to vest the asset or relevant interest in the asset in Pernod Ricard (or its nominee); and

          2.11.3.4 Pernod Ricard (or, where the transferor is a Jointly-owned Entity, both Diageo and Pernod Ricard) shall, or shall procure that its nominee shall, make any payment required pursuant to Clause 4.1.3.1, in cash, to the transferor (or its nominee) promptly upon completion of the transfer of the relevant asset or interest in the asset, and shall do, or shall procure that its nominee shall do, all such further acts and things as may be reasonably necessary to effect validly the transfer and vest the asset or the relevant interest in the asset in Pernod Ricard (or its nominee); and

          2.11.3.5 in the case of any transfer of Intellectual Property Assets under this Clause 4.1.3, Pernod Ricard or one of its Affiliates shall be responsible for preparing and recording with the relevant government entity or entities any documentation relating to such transfer at its sole expense.

2.11.4 If, following the expiry of the 12 month period referred to in Clause 4.1.3, it is found that any right, title or interest in any Pernod Ricard Asset (other than an Intellectual Property Asset) is held by Diageo or one of its Affiliates or a Jointly-owned Entity, the provisions of Clause 4.1.3 shall not apply and neither Diageo, any of its Affiliates or any Jointly-owned Entity shall have any obligation to transfer any such right, title or interest to Pernod Ricard or its nominee under such clause. For the avoidance of doubt, the provisions of Clause 4.1.3 shall apply in relation to Intellectual Property Assets after the expiry of such 12 month period.

2.12      COMPENSATORY PAYMENT FOR WRONG POCKET ASSETS

2.12.1 Where Diageo or any of its Affiliates receives any payment pursuant to Clause 4.1.3, Diageo shall (on behalf of itself and/or its Affiliates), pay to Pernod Ricard an amount equal to the amount of such payment.

2.12.2 Where Pernod Ricard or any of its Affiliates receives any payment pursuant to Clause 4.1.1, Pernod Ricard shall (on behalf of itself and/or its Affiliates), pay to Diageo an amount equal to the amount of such payment.

2.12.3    Where a Jointly-owned Entity receives any payment:

          2.12.3.1 from Diageo or any of its Affiliates pursuant to Clause 4.1.1; or

          2.12.3.2 from Pernod Ricard or any of its Affiliates pursuant to Clause 4.1.3,

          (in the case of Clause 4.2.3.1) Pernod Ricard shall pay to Diageo (on behalf of itself and/or its Affiliates) an amount equal to the Pernod Ricard Proportion of the amount so received or (in the case of Clause 4.2.3.2) Diageo (on behalf of itself and/or its Affiliates) shall pay to Pernod Ricard an amount equal to the Diageo Proportion of the amount so received.

2.12.4 Payments to be made pursuant to this Clause 4.2 shall be made in accordance with Clause 11.

2.13      SHARED ASSETS

2.13.1 Where, on or after Closing, either Primary Purchaser or any of its Affiliates or any Jointly-owned Entity receives an amount of cash in respect of any Shared Asset:

          2.13.1.1 (in the case of any such cash received by a Primary Purchaser or any of its Affiliates) that Primary Purchaser shall pay to the other Primary Purchaser an amount equal to that other Primary Purchaser's Sharing Proportion of such amount; and

          4.3.1.2 (in the case of any such cash received by a Jointly-owned Entity) Diageo shall pay to Pernod Ricard an amount equal to Pernod Ricard's Sharing Proportion of the Diageo Proportion of such amount and Pernod Ricard shall pay to Diageo an amount equal to Diageo's Sharing Proportion of the Pernod Ricard Proportion of such amount.

2.13.2 For the purposes of Clause 4.3.1.2 above, each of Diageo and Pernod Ricard shall act as Primary Purchasers.

2.13.3 For the purposes of Clause 4.3.1 above, amounts received in respect of a Shared Asset by the purchaser or receiving entity under an FIA Identified Sale and Purchase Agreement to which JES is a party shall be treated as if received by JES.

2.13.4 Payments to be made pursuant to this Clause 4.3 shall be made in accordance with Clause 11.

2.14      JOINT ASSETS

2.14.1 Where, on or after Closing, Diageo or any of its Affiliates receives an amount of cash in respect of any Joint Asset it shall pay to Pernod Ricard an amount equal to the Pernod Ricard Proportion of the amount so received.

2.14.2 Where, on or after Closing, Pernod Ricard or any of its Affiliates receives an amount of cash in respect of any Joint Asset it shall pay to Diageo an amount equal to the Diageo Proportion of the amount so received.

2.14.3 Payments to be made pursuant to this Clause 4.4 shall be made in accordance with Clause 11.


DIAGEO AND PERNOD RICARD LIABILITIES

2.15      DIAGEO AND PERNOD RICARD LIABILITIES

2.15.1 Diageo Liabilities shall be borne wholly by Diageo and Pernod Ricard Liabilities shall be borne wholly by Pernod Ricard.

2.15.2    LIABILITIES RELATING TO SCHEDULE 3 ASSETS

          In accordance with Clause 3.6, the Acquired Assets described in Parts A and B of Schedule 3 (the "Schedule 3 Assets") will be treated as Diageo Assets and Pernod Ricard Assets, respectively, with effect from the date of this Agreement. Liabilities relating to the Schedule 3 Assets and which relate to an event or circumstance first occurring or existing on or prior to the date of this Agreement shall not be Diageo Liabilities or Pernod Ricard Liabilities. Such liabilities shall be Joint Liabilities or Shared Liabilities (as the case may be), save to the extent that such liabilities have been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement). Clause 5.1.5 shall also apply to liabilities relating to the Schedule 3 Assets which might otherwise be Diageo Liabilities or Pernod Ricard Liabilities.

2.15.3    LIABILITIES OF SCHEDULE 3 COMPANIES

          Subject to Clause 5.1.2, all liabilities of the bodies corporate listed in Schedule 3 which do not relate solely or principally to the assets described in Schedules 1, 2 or 3 (the "Corporate Liabilities") but which relate to an event or circumstance first occurring or existing on or prior to Closing shall not be Diageo Liabilities or Pernod Ricard Liabilities but shall be Joint Liabilities or Shared Liabilities (as the case may be), save to the extent that such liabilities have been settled between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement).

          Those Corporate Liabilities (other than Historic Tax Liabilities and Shared Tax Costs) which relate to an event or circumstance occurring or existing after Closing shall (subject to Clause 5.1.5) be Diageo Liabilities (in the case of Corporate Liabilities of the bodies corporate listed in Part A of Schedule 3) and Pernod Ricard Liabilities (in the case of Corporate Liabilities of the bodies corporate listed in Part B of Schedule 3), save in each case to the extent that such liabilities have been settled by the parties or their respective Affiliates in accordance with the Framework and

          Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement).

2.15.4    AFTER-ACQUIRED ASSETS

          Liabilities relating solely or principally to an After-acquired Asset shall not be treated as Diageo Liabilities or Pernod Ricard Liabilities (as the case may be) to the extent that they arise out of any event or circumstance first occurring or existing on or prior to the Completion Date relating to such After-acquired Asset. Clause
          5.1.5 shall also apply to liabilities relating to Acquired Assets which might otherwise be Diageo Liabilities or Pernod Ricard Liabilities.

2.15.5 In circumstances where a Corporate Liability or a liability relating to an Acquired Asset (in each case, other than a liability to Tax) arises out of events or circumstances first occurring or existing on or prior to the Relevant Date (as defined below), but such liability continues to arise or increases as a consequence of the continuation or repetition of such events or circumstances after such Relevant Date, then such liability as relates to the period after the Relevant Date shall be treated in the same way as if it had occurred or existed on or prior to the Relevant Date for the purposes of determining whether such liability is a Shared Liability, Joint Liability, Diageo Liability or Pernod Ricard Liability, subject always to Clause 20.4. In this Clause 5.1.5, "Relevant Date" means:

          2.15.5.1 (in the case of the Schedule 3 Assets) the date of this Agreement;

          2.15.5.2 (in the case of an After-acquired Asset) the Completion Date of such asset; and

          2.15.5.3 (in the case of the Acquired Assets described in Schedules 1 and 2, other than the After-acquired Assets) Closing; and

          2.15.5.4  (in the case of the Corporate Liabilities) Closing.

2.16      WRONG POCKET LIABILITIES

2.16.1 Upon Diageo becoming aware of any Third Party Proceedings against it or any of its Affiliates or any Jointly-owned Entity in respect of which Diageo is the Managing Party which relate solely to a Pernod Ricard Liability, or which solely give rise to a Pernod Ricard Liability, Diageo shall:-

          2.16.1.1 as soon as reasonably practicable (and in any event prior to making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to such Third Party Proceedings), notify Pernod Ricard in writing, such notice (so far as reasonably practicable at that time) to contain reasonable details regarding the Third Party Proceedings;

          2.16.1.2 take (or, as appropriate, procure that its Affiliates or, to the extent within its control, any relevant Jointly-owned Entities take) such action and give such information and assistance as Pernod Ricard may reasonably request in order to avoid, dispute, resist, mitigate, settle, compromise or defend the Third Party Proceedings PROVIDED THAT Pernod Ricard shall indemnify Diageo (for itself and on behalf of its Affiliates) and/or each relevant Jointly-owned Entity (as the case may be) against any liability, cost, damage or expense which may be incurred thereby by Diageo and/or any of its Affiliates and/or any such Jointly-owned Entity;

          2.16.1.3 at the request of Pernod Ricard, allow Pernod Ricard to take the sole conduct of the Third Party Proceedings PROVIDED THAT Pernod Richard shall indemnify Diageo (for itself and on behalf of its Affiliates) and/or each relevant Jointly-owned Entity against any liability, cost, damage or expense which may be incurred thereby by Diageo and/or its Affiliates or any relevant Jointly-owned Entity AND PROVIDED FURTHER THAT Diageo and/or its Affiliates and/or any such Jointly-owned Entity shall be entitled to retain the sole conduct of any such Third Party Proceedings which, in Diageo's reasonable view, could be materially detrimental to the business of Diageo or any Affiliate or any such Jointly-owned Entity, as the case may be;

          2.16.1.4 make (or, as appropriate, procure that its Affiliates or, to the extent within its control, any Jointly-owned Entities make) no admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to any such Third Party Proceedings without the prior consent of Pernod Ricard, which shall not be unreasonably withheld or delayed, PROVIDED THAT Diageo and/or each of its relevant Affiliates and/or each relevant Jointly-owned Entity shall be entitled in Diageo's sole discretion (i) to make such an admission, agreement, settlement or compromise in circumstances where Pernod Ricard has not requested to take conduct of the relevant Third Party Proceedings pursuant to Clause 5.2.1.3 above within 20 Business Days following notification of such Third Party Proceedings to Pernod Ricard being made pursuant to Clause 5.2.1.1 above; and/or (ii) to make such an agreement, settlement or compromise (but not an admission of liability) at its own cost and expense and on the basis that neither it nor the person(s) with whom such agreement, settlement or compromise is made will have any recourse to Pernod Ricard or any of its Affiliates or any Jointly-owned Entity in respect of the subject matter of the relevant Third Party Proceedings; and/or (iii) to discharge any award against it or them of damages, costs or any other amount which is the subject of a final, binding and non-appealable decision from a court or arbitration panel of competent jurisdiction.

2.16.2 If either Pernod Ricard takes, or Diageo (or one of its Affiliates) or any relevant Jointly-owned Entity in respect of which Diageo is the Managing Party retains, sole conduct of any Third Party Proceedings pursuant to Clause 5.2.1.3 above, it shall do so at its own cost and expense (but without prejudice to its rights to recover any amount settled or paid under Clause 5.3) and shall provide the other party with such information as such other party may reasonably require from time to time regarding the progress of and developments in relation to such Third Party Proceedings.

2.16.3 Upon Pernod Ricard becoming aware of any Third Party Proceedings against it or any of its Affiliates or any Jointly-owned Entity in respect of which Pernod Ricard is the Managing Party which relate solely to a Diageo Liability, or which solely give rise to a Diageo Liability, Pernod Ricard shall:-

          2.16.3.1 as soon as reasonably practicable (and in any event prior to making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to any such Third Party Proceedings), notify Diageo in writing, such notice (so far as reasonably practicable at that time) to contain reasonable details regarding the Third Party Proceedings;

          2.16.3.2 take (or, as appropriate, procure that its Affiliates or, to the extent within its control, any relevant Jointly-owned Entity take) such action and give such information and assistance as Diageo may reasonably request in order to avoid, dispute, resist, mitigate, settle, compromise or defend the Third Party Proceedings PROVIDED THAT Diageo shall indemnify Pernod Ricard (for itself and on behalf of its Affiliates) and/or each relevant Jointly-owned Entity (as the case may be) against any liability, cost, damage or expense which may be incurred thereby by Pernod Ricard and/or any of its Affiliates and/or any such Jointly-owned Entity;

          2.16.3.3 at the request of Diageo, allow Diageo to take the sole conduct of the Third Party Proceedings PROVIDED THAT Diageo shall indemnify Pernod Ricard (for itself and on behalf of its Affiliates) and/or each relevant Jointly-owned Entity against any liability, cost, damage or expense which may be incurred thereby by Pernod Ricard and/or its Affiliates or any relevant Jointly-owned Entity AND PROVIDED FURTHER THAT Pernod Ricard and/or its Affiliates and/or any such Jointly-owned Entity shall be entitled to retain the sole conduct of any such Third Party Proceedings which, in Pernod Ricard's reasonable view, could be materially detrimental to the business of Pernod Ricard or any such Affiliate or any such Jointly-owned Entity, as the case may be;

          2.16.3.4 make (or, as appropriate, procure that its Affiliates or, to the extent within its control, any Jointly-owned Entities make) no admission of liability, agreement, settlement or compromise with or to any third party in relation to any such Third Party Proceedings without the prior consent of Diageo, which shall not be unreasonably withheld or delayed, PROVIDED THAT Pernod Ricard and/or each of its relevant Affiliates and/or each relevant Jointly-owned Entity shall be entitled in Pernod Ricard's sole discretion (i) to make such an admission, agreement, settlement or compromise in circumstances where Diageo has not requested to take conduct of the relevant Third Party Proceedings pursuant to Clause
                    5.2.3.3 above within 20 Business Days following notification of such Third Party Proceedings to Diageo being made pursuant to Clause 5.2.3.1 above; and/or (ii) to make such an agreement, settlement or compromise (but not an admission of liability) at its own cost and expense and on the basis that neither it nor the person(s) with whom such admission, agreement, settlement or compromise is made will have any recourse to Diageo or any of its Affiliates or any Jointly-owned Entity in respect of the subject matter of the relevant Third Party Proceedings; and/or (iii) to discharge any award against it or them of damages, costs or any other amount which is the subject of a final, binding and non-appealable decision from a court or arbitration panel of competent jurisdiction.

2.16.4 If either Diageo takes, or Pernod Ricard (or one of its Affiliates) or any relevant Jointly-owned Entity in respect of which Pernod Ricard is the Managing Party retains, sole conduct of any Third Party Proceedings pursuant to Clause 5.2.3.3 above, it shall do so at its own cost and expense (but without prejudice to its rights to recover any amount settled or paid under Clause 5.3) and shall provide the other party with such information as such other party may reasonably require from time to time regarding the progress of and developments in relation to such Third Party Proceedings.

2.16.5 Upon either party (the "Notifying Party") becoming aware of any Third Party Proceedings against it or any of its Affiliates, or any Jointly-owned Entity in respect of which it is the Managing Party, in relation to, or which may give rise to, two or more of (i) a Diageo Liability, (ii) a Pernod Ricard Liability and/or (iii) a Shared Liability and/or Joint Liability, it shall as soon as reasonably practicable give notice (a "Split Claim Notice") to the other party (the "Notified Party") in accordance with Clause 5.2.7. For the avoidance of doubt, Clauses 5.2.1 and 5.2.3 shall not apply to any such Third Party Proceedings.

2.16.6 Subject to Clause 5.2.9, following service of a Split Claim Notice under Clause 5.2.5:-

          2.16.6.1 Diageo shall have conduct (at its own cost and expense) of the relevant Third Party Proceedings insofar as they relate to the Diageo Liability, Pernod Ricard shall have conduct (at its own cost and expense) of such proceedings insofar as they relate to the Pernod Ricard Liability (and Diageo shall be the Conducting Party in relation to such proceedings insofar as they relate to the Diageo Liability and Pernod Ricard shall be the Conducting Party in relation to such proceedings insofar as they relate to the Pernod Ricard Liability) and the provisions of Clause 6 shall apply to the relevant Third Party Proceedings insofar as they relate to a Shared Liability and/or Joint Liability;

          2.16.6.2 the parties shall take such procedural steps as may be necessary in the relevant jurisdiction to facilitate conduct of the Third Party Proceedings by both of them in the manner contemplated by Clause 5.2.8.1, and shall otherwise co-operate with one another in good faith in relation to such conduct;

          2.16.6.3 the Conducting Party shall keep the Non-Conducting Party promptly informed of all material developments regarding the Third Party Proceedings (or the relevant part thereof) and provide the Non-Conducting Party with such information as it may reasonably request from time to time regarding the Third Party Proceedings (or the relevant part thereof), save where to provide such information would result in the loss of legal privilege in that information or might result in a breach of any applicable anti-trust or competition law, in which case (to the extent possible) disclosure shall be on an external counsel basis or to an independent third party who shall undertake not to disclose privileged or anti-trust sensitive information received to the Non-Conducting Party;

          2.16.6.4 the Conducting Party shall, where reasonably practicable, consult the Non-Conducting Party and have reasonable regard to the interests of the Non-Conducting Party and its Affiliates before taking any significant step in relation to the Third Party Proceedings (or the relevant part thereof);

          2.16.6.5 the Non-Conducting Party shall take (or, as appropriate, procure that its Affiliates or any Jointly-owned Entity in respect of which it is the Managing Party take) such action and give such information and assistance as the Conducting Party may reasonably request in order to avoid, dispute, resist, mitigate, settle, compromise or defend the Third Party Proceedings (to the extent such proceedings relate to a liability of the Conducting Party) PROVIDED THAT the Conducting Party shall indemnify the Non-Conducting Party (for itself and on behalf of its Affiliates) and/or each relevant Jointly-owned Entity (as the case may be) against any liability, cost, damage or expense which may be incurred thereby by the Non-Conducting Party and/or its Affiliates and/or any such Jointly-owned Entity;

          2.16.6.6 the Non-Conducting Party shall not make (and shall procure that none of its Affiliates or any Jointly-owned Entity in respect of which it is the Managing Party shall make) any admission of liability, agreement, settlement or compromise with any third party in relation to any such Third Party Proceedings (insofar as such proceedings relate to the liability of the Conducting Party) except (i) with the prior consent of the Conducting Party, which shall not be unreasonably withheld or delayed; or (ii) in order to discharge any award of damages, costs or other amount which is the subject of a final, binding and non-appealable decision from a Court or arbitration panel of competent jurisdiction; and

          2.16.6.7 save as expressly provided in this Clause 5.2.6, any costs or expenses incurred by the Non-Conducting Party or any of its Affiliates in connection with the relevant Third Party Proceedings (or relevant part thereof) shall be for the account of such Non-Conducting Party.

2.16.7 Any Split Claim Notice given pursuant to Clause 5.2.5 shall be in writing, shall identify itself as a Split Claim Notice for the purposes of this Agreement and shall specify in reasonable detail:-

          2.16.7.1  the party on whose behalf the notification is being made;

          2.16.7.2 a description of the Third Party Proceedings to which the notice relates; and

          2.16.7.3 (insofar as it is reasonably practicable to do so at the time of the Split Claim Notice) the expected currency and the amount of the Diageo Liability and Pernod Ricard Liability to which it relates.

2.16.8 The giving of a notice under Clause 5.2.1 or 5.2.3, or a Split Claim Notice under Clause 5.2.5, shall be without prejudice to the entitlement of the party giving the notice to give one or more subsequent notices to the other party for the purposes of this Agreement or for the purposes of making any such amendments to a notice as it reasonably considers to be necessary or appropriate to reflect further information in relation to the relevant Third Party Proceedings. References under Clauses 5.2.1, 5.2.3 and 5.2.5 to a notice or (as the case may be) to a Split Claim Notice shall be deemed to include a reference to any such subsequent notice.

2.16.9 If, following service of a Split Claim Notice pursuant to Clause 5.2.5, the parties agree that one or the other of them (but not both of them) should have sole conduct of the relevant Third Party Proceedings, the parties shall agree the basis on which such Third Party Proceedings shall be conducted.

2.17      PAYMENT OF PERNOD RICARD AND DIAGEO LIABILITIES

2.17.1 Subject to Clause 5.3.3 below and subject to proviso (ii) of Clause 5.2.3.4, where, on or after Closing, Pernod Ricard or any of its Affiliates or any Jointly-owned Entity discharges any Diageo Liability, or any part thereof then:

          2.17.1.1 (in the case of any such liability, or part thereof, discharged by Pernod Ricard or any of its Affiliates) Diageo shall pay to Pernod Ricard an amount equal the amount so discharged; and

          2.17.1.2 (in the case of any such liability, or part thereof, discharged by a Jointly-owned Entity) Diageo shall pay to Pernod Ricard an amount equal to the Pernod Ricard Proportion of the amount so discharged.

          For the purposes of this Clause 5.3.1 and Clause 5.3.3, where Pernod Ricard or any of its Affiliates or any Jointly-owned Entity incurs any liability, cost, damage or expense which is the subject of an indemnity from Diageo under Clause 5.2.3.2 or Clause 5.2.3.3, such liability, cost, damage or expense shall (save as provided in Clause
          5.2.2 or Clause 5.2.4) be treated as a Diageo Liability that has been discharged by Pernod Ricard, one of its Affiliates or a Jointly-owned Entity (as the case may be).

2.17.2 Subject to Clause 5.3.3 below and subject to proviso (ii) of Clause 5.2.1.4, where, on or after Closing, Diageo or any of its Affiliates or any Jointly-owned Entity discharges any Pernod Ricard Liability, or any part thereof then:

          2.17.2.1 (in the case of any such liability, or part thereof, discharged by Diageo or any of its Affiliates) Pernod Ricard shall pay to Diageo an amount equal to the amount so discharged; and

          2.17.2.2 (in the case of any such liability, or part thereof, discharged by a Jointly-owned Entity) Pernod Ricard shall pay to Diageo an amount equal to the Diageo Proportion of the amount so discharged.

          For the purposes of this Clause 5.3.2 and Clause 5.3.3, where Diageo or any of its Affiliates or any Jointly-owned Entity incurs any liability, cost, damage or expense which is the subject of an indemnity from Pernod Ricard under Clause 5.2.1.2 or Clause 5.2.1.3, such liability, cost, damage or expense shall (save as provided in Clause 5.2.2 or Clause 5.2.4) be treated as a Pernod Ricard Liability that has been discharged by Diageo, one of its Affiliates or a Jointly-owned Entity (as the case may be).

2.17.3 Diageo shall not be required to make any payment to Pernod Ricard pursuant to Clause 5.3.1.1 and Pernod Ricard shall not be required to make any payment to Diageo pursuant to Clause 5.3.2.1 in connection with any liability (or series of connected liabilities relating to or arising out of the same circumstances) unless, in each case, (i) the amount of such payment would exceed US$10,000 (and, for the avoidance of doubt, if the amount of such payment would exceed US$10,000 the whole amount shall be payable and not just the excess) and (ii) (without limitation of the provisions of Clauses 5.1 and 5.2) notice in writing has been given to the other at least 7 Business Days prior to the party giving the notice making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to the relevant Third Party Proceedings. The limitation set out in this Clause 5.3.3 shall not apply in respect of:

          2.17.3.1 payments to be made pursuant to Clauses 5.3.1.2 or 5.3.2.2 following discharge of a liability by a Jointly-owned Entity; or

          2.17.3.2 payments under the indemnities contained in Clauses 5.2.1.2, 5.2.1.3, 5.2.3.2 or 5.2.3.3.

2.17.4 Payments to be made pursuant to this Clause 5.3 shall be made in accordance with Clause 11.


SHARED AND JOINT LIABILITIES

2.17.5 Upon either party (the "Notifying Party") becoming aware of any Third Party Proceedings against it or any of its Affiliates in relation to, or which may give rise to, a Shared Liability or a Joint Liability to which Clause 6.3.4 applies, it shall as soon as reasonably practicable (and in any event at least 7 Business Days prior to making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to such Third Party Proceedings) give notice (a "Claims Notice") to the other party (the "Notified Party") in accordance with Clause 6.4. No Claims Notice shall be given under this Clause 6.1 in respect of a Shared Liability or a Joint Liability of the kind described in Clause 6.6 (Identified Litigation) PROVIDED THAT this sub-clause shall apply for the purposes of Third Party Proceedings in relation to Shared Tax Costs subject to the provisions of paragraph 4 of Schedule 5.

2.17.6 When considering whether any Third Party Proceedings may give rise to a Shared Liability or Joint Liability to which Clause 6.3.4 applies, the Notifying Party's estimate of the out-of-pocket costs and expenses to be incurred in connection with the defence or conduct of the relevant Third Party Proceedings shall be treated as part of the value of the liability for the purposes of the financial thresholds referred to in such clauses.

2.18      CONDUCT OF CLAIMS

          Following service of a Claims Notice under Clause 6.1:-

2.18.1 the Notifying Party shall have the sole conduct of the Third Party Proceedings to which such notice relates unless (i) agreed otherwise by the parties; or (ii) the circumstances giving rise to the Third Party Proceedings (or any related circumstances giving rise to the same cause of action) have previously been the subject of a Claims Notice issued by the other party, in which case such other party shall have conduct of all Third Party Proceedings relating to such circumstances;

2.18.2 the Conducting Party shall keep the Non-Conducting Party promptly informed of all material developments regarding the Third Party Proceedings and provide the Non-Conducting Party with such information as it may reasonably request from time to time regarding the Third Party Proceedings, save where to provide such information would result in the loss of legal privilege in that information or might result in a breach of any applicable anti-trust or competition law, in which case (to the extent possible) disclosure shall be on an external counsel basis or to an independent third party who shall undertake not to disclose privileged or anti-trust sensitive information received to the Non-Conducting Party;

2.18.3 the Conducting Party shall, where reasonably practicable, consult the Non-Conducting Party and have reasonable regard to the interests of the Non-Conducting Party and its Affiliates before taking any significant step in relation to the Third Party Proceedings;

2.18.4 the Non-Conducting Party shall take (or, as appropriate, procure that its Affiliates or, to the extent within its control, any relevant Jointly-owned Entities for which it is the Managing Party take) such action and give such information and assistance as the Conducting Party may reasonably request in order to avoid, dispute, resist, mitigate, settle, compromise or defend the Third Party Proceedings;

2.18.5 neither party shall make (and each party shall procure that none of its Affiliates and, to the extent within its control, no Jointly-owned Entity shall make) any admission of liability, agreement, settlement or compromise with any third party in relation to any such Third Party Proceedings except (i) with the prior consent of the other party, which shall not be unreasonably withheld or delayed; or (ii) in order to discharge any award of damages, costs or other amount which is the subject of a final, binding and non-appealable decision from a Court or arbitration panel of competent jurisdiction; and

2.18.6 the Conducting Party shall conduct the relevant Third Party Proceedings with reasonable diligence and competence.

          The provisions of this Clause 6.2 shall have effect for the purposes of Third Party Proceedings which relate to Shared Tax Cost subject to the provisions of paragraph 4 of Schedule 5.

2.19      PAYMENT OF SHARED AND JOINT LIABILITIES

2.19.1 Where, on or after Closing, either Primary Purchaser or any of its Affiliates or any Jointly-owned Entity discharges any Shared Liability, or any part thereof, then:

          2.19.1.1 (in the case of any such liability, or part thereof, discharged by a Primary Purchaser or any of its Affiliates) the other Primary Purchaser shall pay to that Primary Purchaser an amount equal to that other Primary Purchaser's Sharing Proportion of the amount so discharged; and

          2.19.1.2 (in the case of any such liability, or part thereof, discharged by a Jointly-owned Entity), Pernod Ricard shall pay to Diageo (as a Primary Purchaser) an amount equal to Pernod Ricard's Sharing Proportion of the Diageo Proportion of the amount so discharged or incurred and Diageo (as a Primary Purchaser) shall pay to Pernod Ricard an amount equal to Diageo's Sharing Proportion of the Pernod Ricard Proportion of the amount so discharged,

          PROVIDED THAT (without limitation to the provisions of Clauses 6.1 and 6.2 and save in relation to a Shared Liability which is an Historic Tax Liability, a Shared Tax Cost or which otherwise relates to Tax) neither Diageo nor Pernod Ricard shall be required to make any payment to the other pursuant to Clause 6.3.1.1 unless notice has been given pursuant to Clause 6.1 at least 7 Business Days prior to the party giving the notice making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to the relevant Third Party Proceedings.

2.19.2 For the purposes of Clause 6.3.1 above, any Shared Liability, or part thereof, discharged by the purchaser or receiving entity under a FIA Identified Sale and Purchase Agreement to which JES is a party shall be treated as if discharged by JES.

2.19.3    Where, on or after Closing:

          2.19.3.1 Diageo or any of its Affiliates discharges any Joint Liability, or any part thereof, which is not shared in the Diageo Proportion and the Pernod Ricard Proportion respectively independent of the operation of this Agreement, then Pernod Ricard shall pay to Diageo (or its Affiliate(s) as appropriate) an amount equal to the Pernod Ricard Proportion of the amount so discharged; and

          2.19.3.2 Pernod Ricard or any of its Affiliates discharges any Joint Liability, or any part thereof, which is not shared in the Diageo Proportion and the Pernod Ricard Proportion respectively independent of the operation of this Agreement, then Diageo shall pay to Pernod Ricard (or its Affiliate(s) as appropriate) an amount equal to the Diageo Proportion of the amount so discharged,

          PROVIDED THAT (without limitation to the provisions of Clauses 6.1 and 6.2 and save in relation to a Joint Liability which is an Historic Tax Liability, a Shared Tax Cost or which otherwise relates to Tax) neither Diageo nor Pernod Ricard shall be required to make any payment to the other pursuant to Clause 6.3.3.1 unless notice has been given pursuant to Clause 6.1 at least 7 Business Days prior to the party giving the notice making any admission of liability, agreement, settlement, payment or compromise with or to any third party in relation to the relevant Third Party Proceedings.

2.19.4 The provisions of Clause 6.3.1 to 6.3.4 shall only apply in respect of any Shared Liability or Joint Liability, or any part thereof, which:-

          2.19.4.1 (in the case of any such liability in respect of which a Claims Notice is served pursuant to Clause 6.1 on or prior to the first anniversary of this Agreement) exceeds US$200,000 or which forms part of a series of connected Joint Liabilities or Shared Liabilities (as appropriate) relating to or arising out of the same circumstances which in the aggregate exceed US$200,000; or

          2.19.4.2 (in the case of any such liability in respect of which a Claims Notice is served pursuant to Clause 6.1 after the first anniversary of this Agreement) exceeds US$1,000,000 or which forms part of a series of connected Joint Liabilities or Shared Liabilities (as appropriate) relating to or arising out of the same circumstances which in the aggregate exceed US$1,000,000; or

          2.19.4.3  relates to those matters referred to in Schedule 4; or

          2.19.4.4  is a Market Plan Implementation Cost; or

          2.19.4.5  is a Margaritaville Liability; or

          2.19.4.6 is a liability which is a Joint Liability or a Shared Liability pursuant to Clause 18.1.1; or

          2.19.4.7 is a Historic Tax Liability, a Shared Tax Cost or otherwise relates to Tax (including, without limitation, those matters referred to in paragraph 4 of Schedule 5); or

          2.19.4.8  is discharged by a Jointly-owned Entity.

          For the avoidance of doubt, where Clause 6.3.4.1 or 6.3.4.2 applies the provisions of this Clause 6 shall apply in their entirety to the whole of any Shared Liability or Joint Liability which exceeds US$200,000 or US$1 million (as the case may be) or which forms part of a series of connected Joint Liabilities or Shared Liabilities (as appropriate) relating to or arising out of the same circumstances which in the aggregate exceed US$200,000 or US$1 million (as the case may be) and not just to the excess over such amount.

2.19.5 Where either party or any of its Affiliates reasonably incurs any out-of-pocket costs or expenses in connection with the defence or conduct of any Third Party Proceedings in relation to, or which may give rise to, a Shared Liability or a Joint Liability, such costs and expenses shall be treated as forming part of and shall be aggregated with the Shared Liability and/or Joint Liability to which they relate for the purposes of this Clause 6.3. For the avoidance of doubt, such costs and expenses shall not be subject to the notice provisions contained in Clause 6.1 or the conduct of claims provisions contained in Clause 6.2.

2.19.6 Payments to be made pursuant to this Clause 6.3 shall be made in accordance with Clause 11.

2.20      CLAIMS NOTICES

2.20.1 Any Claims Notice given pursuant to Clause 6.1 shall be in writing, shall identify itself as a Claims Notice for the purposes of this Agreement and shall specify in reasonable detail:-

          2.20.1.1  the party on whose behalf the notification is being made;

          2.20.1.2 a description of the Third Party Proceedings to which the notice relates; and

          2.20.1.3 (insofar as it is reasonably practicable to do so at the time of the Claims Notice) the expected currency and the amount of the Shared Liability and/or Joint Liability to which it relates.

2.20.2 The giving of a Claims Notice shall be without prejudice to the entitlement of the party giving the notice to give one or more subsequent notices (at any time, notwithstanding the provisions of Clause 6.3.5) to the other party for the purposes of making any such amendments to the Claims Notice as it reasonably considers to be necessary or appropriate to reflect further information in relation to the matters referred to in Clause 6.4.1. References to a Claims Notice shall be deemed to include a reference to any such subsequent notice.

2.21      RECOVERY FROM THIRD PARTIES

2.21.1 Subject to Clause 6.5.3, if a party (a "Claiming Party") or one of its Affiliates has or may have a claim against a third party (not being Vivendi, one of the Claiming

          Party's Affiliates, the other party or any of its Affiliates or any Jointly-owned Entity) in respect of a Shared Liability and/or a Joint Liability (a "Third Party Claim"), then:

          2.21.1.1 the Claiming Party shall promptly notify the other party (the "Non-Claiming Party") in writing of the Third Party Claim;

          2.21.1.2 the Claiming Party shall take, or procure that its Affiliates take, all reasonable steps to enforce the Third Party Claim save to the extent that such steps could, in the Claiming Party's reasonable opinion, be materially detrimental to its business or that of any of its Affiliates;

          2.21.1.3 any amount actually recovered by the Claiming Party (or any of its Affiliates) from the relevant third party in respect of the Third Party Claim (less the amount of any Tax applicable in respect of such recovery and less an amount equal to the costs and expenses reasonably incurred by the Claiming Party (or any of its Affiliates) in enforcing the Third Party Claim) shall be treated as a Shared Asset (to the extent that the Third Party Claim is in respect of to a Shared Liability) and as a Joint Asset (to the extent that the Third Party Claim relates to a Joint Liability) for the purposes of this Agreement;

2.21.2 Notwithstanding the provisions of Clause 6.5.1, neither party shall be required to enforce (or procure that any of its Affiliates enforces), any claim against a past or present employee or officer of such party (or any of its Affiliates) unless, and then only to the extent that, such claim relates to the dishonesty or fraud of such employee or officer.

2.21.3 Clause 6.5.1 shall not apply in circumstances where Clause 6.3.4 does not apply to the Shared Liability or Joint Liability to which the relevant Third Party Claim relates.

2.22      IDENTIFIED LITIGATION

          Schedule 4 and the Market Plan each set out brief details of certain pending claims, actions, demands or proceedings ("Proceedings") which have been brought or alleged by or against Diageo, Pernod Ricard, one or more of their respective Affiliates or one or more Jointly-owned Entities and which the parties have agreed to treat as Shared Liabilities and/or Joint Liabilities. The following provisions shall apply in respect of such Proceedings:

2.22.1 The party whose name is set out in the seventh column of Schedule 4 in relation to each of the Proceedings described therein shall have the sole conduct of such Proceedings and, in the case of Proceedings described in the Market Plan, the party who is the country manager of the jurisdiction in which such Proceedings are taking place shall have the sole conduct of such Proceedings (the "Conducting Party").

2.22.2 The provisions of Clauses 6.2.2 to 6.2.6, 6.3.1 to 6.3.3 and 6.5 shall apply, mutatis mutandis, in respect of the Proceedings described in
          Schedule 4 and the Market Plan and any Shared Liabilities and Joint Liabilities relating thereto with effect from the date of this Agreement.

2.23      MARGARITAVILLE

2.23.1    Notwithstanding the provisions of Clause 5.1, Margaritaville
          Liabilities:

          2.23.1.1 which are not recovered by Diageo and/or Pernod Ricard under the terms of the Vivendi Sale Agreement (and each party shall use its reasonable endeavours to recover such liabilities to the extent that they are recoverable under the Vivendi Sale Agreement);

          2.23.1.2 in respect of which an obligation to make a payment arises or a claim is made on or prior to 21 December 2003,

          shall be Shared Liabilities.

2.23.2 For the purposes of this Clause 6.7, "Margaritaville Liabilities" means liabilities which relate to the MARGARITAVILLE Brand and which are:

          2.23.2.1 Historic Liabilities (including, for the avoidance of doubt, claims arising from any prior arrangement between JES and Margaritaville Holdings Inc. or its Affiliates relating to the MARGARITAVILLE Brand); or

          2.23.2.2 liabilities arising either as a result of Closing or as a result of the change of licensee of the MARGARITAVILLE Brand from JES to Austin, Nichols & Co., Incorporated,

          but excluding any liability which arises out of the negligence or default of Pernod Ricard or any Affiliate of Pernod Ricard.

2.23.3 Pernod Ricard shall, and shall procure that each of its Affiliates shall, take all such action as is reasonable to mitigate any Margaritaville Liability. Pernod Ricard shall procure, in so far as it is able, that Diageo and/or its legal advisers shall be provided with all such information as they may reasonably require in order to assess the quantum of any Margaritaville Liability, save where to provide such information would result in the loss of legal privilege in that information or might result in a breach of any applicable anti-trust or competition law principles, in which case (to the extent possible) disclosure shall be on an external counsel basis or to an independent third party who shall undertake not to disclose privileged or anti-trust sensitive information received to Diageo.

2.24      LIABILITIES PASSING TO A DIFFERENT ENTITY

          Where, by operation of law in any jurisdiction, a liability which is primarily the liability of one entity could if not discharged by that entity become a secondary liability of another entity:

2.24.1 the parties shall endeavour to ensure that the entity primarily liable discharges it; but if

2.24.2 an entity secondarily liable in fact discharges it (in whole or in part) the parties will ensure that the entity discharging the liability is fully reimbursed so that the liability remains for the purpose of this Agreement a liability of the original obligor and shall at all times be treated as such for such purposes.


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CLAIMS AGAINST VIVENDI

2.25      TREATMENT OF CLAIMS

2.25.1 The parties shall use their respective reasonable endeavours to convene a meeting of the Supervisory Committee in March 2003 to discuss the feasibility of making any claims under Section 10.1 of the Vivendi Sale Agreement for breach of representations and warranties, details of any potential claims thereunder and the process (if any) to be followed in order to finalise any such claims and bring them against Vivendi within the time limits prescribed under the Vivendi Sale Agreement.

2.25.2 Subject to Clause 7.1.5, and save with the agreement of the other party, no claim under Section 10.1 of the Vivendi Sale Agreement for breach of representations and warranties (a "Claim") shall be pursued by either party or any of their respective Affiliates or by any Jointly-owned Entity or any of its Affiliates against Seagram or Vivendi or any of their Affiliates under the Vivendi Sale Agreement unless the Claim shall have first been referred to the parties' legal counsel who agree, based on the facts available, that proceeding with the Claim would, on a balance of probabilities, be a reasonable course of action to take. In the absence of such agreement the parties shall refer the matter to a New York law firm (the "Legal Expert"), appointed by agreement between the parties or (if they do not agree) upon the application by either party to the managing partner of Cleary Gottlieb Steen & Hamilton and he shall have determined that, in his opinion, based on the facts available to the Legal Expert, proceeding with the Claim would, on a balance of probabilities, be a reasonable course of action to take. The decision of the Legal Expert shall be final. The Legal Expert shall be entitled, in his absolute discretion, to seek such professional (including legal) advice as he shall determine in order to arrive at his opinion. The fees and expenses of the Legal Expert shall be borne equally by the parties.

2.25.3 The parties shall use reasonable endeavours to ensure that all matters which they reasonably believe will or could give rise to a Claim (other than a Claim which relates solely to a breach of any of the representations and warranties contained in sections 4.7(a) and 4.7(b), or any of the indemnification provisions contained in article VII, of the Vivendi Sale Agreement) of which they or any of their Affiliates are aware are referred to each of the parties' legal counsel in accordance with Clause 7.1.2 on or prior to such date as shall be agreed between the parties' representatives at the meeting referred to in Clause 7.1.1.

2.25.4 After 20 June 2003, each of Pernod Ricard and Diageo shall, within one month of it or one of its Affiliates becoming aware of any matter which they reasonably believe will or could give rise to a Claim relating to a breach of any of the representations and warranties contained in sections 4.7(a) and 4.7(b), or any of the indemnification provisions contained in article VII, of the Vivendi Sale Agreement, refer any such Claim to each of the parties' legal counsel in accordance with Clause 7.1.2.

2.25.5 The provisions of Clause 7.1.2 shall not apply if compliance with the terms of this paragraph would be reasonably likely to affect the ability of either party or any of their respective Affiliates or any Jointly-owned Entity to bring the Claim under the Vivendi Sale Agreement (including, for the avoidance of doubt, the ability of either party to serve a notice under the Vivendi Sale Agreement within the requisite time period) or to prejudice materially the likelihood of success of that Claim or the amount which might be recovered under that Claim.

2.25.6 For the purposes of Clause 7.1.7 below, "Claimed Damages" means any amount:


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

          2.25.6.1 which is finally adjudicated by a court of competent jurisdiction, or which is agreed (whether as part of any settlement or otherwise) by Vivendi or any of its Affiliates, to be payable by Vivendi or any of its respective Affiliates in respect of a Claim; or

          2.25.6.2 which a court of competent jurisdiction finally adjudicates would have been payable, or which Vivendi or any of its Affiliates agrees (whether as part of any settlement or otherwise) would have been payable, by Vivendi or any of its Affiliates in respect of a Claim but for any minimum aggregate claim threshold (but not any threshold in relation to individual claims) expressly imposed by the terms of the Vivendi Sale Agreement; or

          2.25.6.3 which the Legal Expert estimates would have been payable by Vivendi or any of its Affiliates in respect of a Claim or in respect of facts or circumstances which would have given rise to the ability to make a Claim but for any overall cap on the liability of Vivendi and/or its Affiliates expressly imposed by the terms of the Vivendi Sale Agreement.

2.25.7    If:

          2.25.7.1 any Claimed Damages are actually recovered by either party or any of their respective Affiliates or by any Jointly-owned Entity from Vivendi and/or its Affiliates; and

          2.25.7.2 other Claimed Damages are not actually recovered by either party or any of their respective Affiliates or by any Jointly-owned Entity from Vivendi and/or its Affiliates as a result of any threshold or cap described in Clauses 7.1.6.2 or 7.1.6.3 above, then the parties agree that the Claimed Damages falling within Clause
          7.1.7.1 above shall be divided between the claimants in the proportions which the total Claimed Damages of each claimant bears to the total amount of Claimed Damages.

2.26      COSTS AND PROCEEDS OF CLAIMS

2.26.1 The costs of bringing a claim under the Vivendi Sale Agreement shall be borne:

          2.26.1.1 in the case of a claim that results in the recovery of Claimed Damages, by the person who is to receive the benefit of any proceeds of such claim and, if more than one, by such persons in proportion to the Claimed Damages recovered by each of them respectively; and

          2.26.1.2 in the case of a claim that does not result in the recovery of Claimed Damages, by the person bringing the claim and, if more than one, by such persons in proportion to the amounts claimed by each of them respectively.

2.26.2 The proceeds of any claim in respect of any liability to taxation or any other liability which cannot be attributed specifically to any asset shall accrue to the party which bears the liability under this Agreement (and if borne by both parties, the benefit of the proceeds shall accrue in the same proportions as the burden of the liability is split).


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

2.27      DEFAULT UNDER VIVENDI SALE AGREEMENT

2.27.1 Diageo undertakes to indemnify Pernod Ricard and its Affiliates for any losses or claims suffered by Pernod Ricard or its Affiliates as a result of the default of Diageo or any of its Affiliates or breach of any of their respective obligations under the Vivendi Sale Agreement.

2.27.2 Pernod Ricard undertakes to indemnify Diageo and its Affiliates for any losses or claims suffered by Diageo or its Affiliates as a result of the default of Pernod Ricard or any of its Affiliates or breach of any of their respective obligations under the Vivendi Sale Agreement.


GUARANTEE OF FIA IDENTIFIED TRANSACTIONS

8.1 Diageo hereby guarantees to Pernod Ricard (for itself and on behalf of its Affiliates) the performance by Diageo's Affiliates of their respective obligations to Pernod Ricard and its Affiliates under the FIA Identified Sale and Purchase Agreements.

2.29 Pernod Ricard hereby guarantees to Diageo (for itself and as trustee on behalf of its Affiliates) the performance by Pernod Ricard's Affiliates of their respective obligations to Diageo and its Affiliates under the FIA Identified Sale and Purchase Agreements.

2.30 The guarantees contained in Clauses 8.1 and 8.2 are continuing guarantees and shall remain in force until all obligations of the relevant guarantor and its Affiliates under the FIA Identified Sale and Purchase Agreements have been fully performed and all sums payable under them have been fully paid.

2.31 The obligations of a party as guarantor under this Clause 8 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate such party from its obligations or affect such obligations including, without limitation and whether or not known to such party:-

2.31.1 any time, indulgence, waiver or consent at any time given to the other of them or any other person;

2.31.2 any compromise or release of, or abstention from perfecting or enforcing, any rights or remedies against the other of them or any other person;

2.31.3 any legal limitation, disability, incapacity or other circumstance relating to the other of them or any other person or any amendment to or variation of the terms of any of the FIA Identified Sale and Purchase Agreements; and

2.31.4 any irregularity, unenforceability or invalidity of any obligations of the other of them.

2.32 The guarantee contained in Clauses 8.1 and 8.2 may be enforced by either of Pernod Ricard or Diageo without any steps or proceedings having first been taken against the relevant Affiliate(s) in default.


GUARANTEES AND OTHER ASSURANCES

2.33 This Clause 9 shall apply where any person (the "Guaranteeing Party") has given any Assurance to any other person in respect of any obligation or liability in relation to:


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

2.33.1 (where the Guaranteeing Party is an Affiliate of Diageo) any Pernod Ricard Asset, any Pernod Ricard On-sale Asset or any Seagram Venture Asset;

2.33.2 (where the Guaranteeing Party is an Affiliate of Pernod Ricard) any Diageo Asset, any Pernod Ricard On-sale Asset or any Seagram Venture Asset; or

2.33.3 (where the Guaranteeing Party is a Jointly-owned Entity) any Diageo Asset or Pernod Ricard Asset.

2.34      Where the Assurance relates:

2.34.1    to a Diageo Asset, the "Releasing Party" shall mean Diageo;

2.34.2 to a Pernod Ricard Asset, the "Releasing Party" shall mean Pernod Ricard; and

2.34.3 to either a Pernod Ricard On-sale Asset or any Seagram Venture Asset (or both) the "Releasing Party" shall mean both Diageo and Pernod Ricard, who shall, in that case, bear any liability arising under this Clause 9 as a Shared Liability.

2.35 The Releasing Party covenants that, at any time and from time to time, it will execute and deliver all such instruments of assumption and acknowledgements or take such other action as the Guaranteeing Party may reasonably request in order to effect the release and discharge in full of those Assurances in respect of which it is a Releasing Party, and the substitution of the Releasing Party or any of its Affiliates as the primary obligor in respect of, each such Assurance in each case on a non-recourse basis to the Guaranteeing Party or any of its Affiliates. Pending such release and discharge, the Releasing Party hereby agrees with the Guaranteeing Party (on behalf of itself and each of its Affiliates from time to time) that it will assume and pay and discharge when due, and indemnify on an after-tax basis the Guaranteeing Party and its Affiliates against, all such Assurances.

2.36      CONDUCT OF CLAIMS

          If any action, claim, demand or proceedings are brought or alleged against a Guaranteeing Party or any of its Affiliates in respect of which an indemnity is to be sought from the Releasing Party pursuant to this Clause 9, the Guaranteeing Party shall forthwith notify the Releasing Party thereof and the Releasing Party shall have the option to assume the defence thereof. If the Releasing Party fails to assume such defence, it will be liable to the Guaranteeing Party for any legal or other expenses subsequently and reasonably incurred by the Guaranteeing Party or any of its Affiliates in connection with such defence.


ASSETS AND LIABILITIES LEAVING THE GROUPS

2.37      Where:

2.37.1 a body corporate is or has since Closing been sold to a third party by Diageo, Pernod Ricard, a Jointly-owned Entity or any of their respective Affiliates; and

2.37.2 at the time of the sale that body corporate or a subsidiary of that body corporate owned any asset or was subject to any liability which, had it been sold to the purchaser or discharged by that body corporate or subsidiary, would have given rise to a payment under any of Clauses 4, 5 or 6, then the selling party shall, on that sale, be deemed to have received or made an appropriate payment in respect of that asset or liability to which the provisions of Clauses 4, 5 or 6 shall apply. Where the selling party subsequently is subject to a liability or has the benefit of an asset which, had it been identified at the time of sale, would have given rise to a payment under this Clause then the selling party shall be entitled to claim an appropriate payment or shall be obliged to make an appropriate payment (as the case may be) pursuant to Clauses 4, 5 or 6 (as appropriate). In this Clause 10, "appropriate payment" means such payment as is fair and equitable in all the circumstances having regard to (in the case of a sale carried out on or prior to the date of this Agreement) the FIA Implementation Principles and (in the case of a sale carried out after the date of this Agreement) the SOFIA Implementation Principles.


PAYMENTS

2.38      NOTIFICATION OF AMOUNTS PAYABLE

2.38.1 Within 10 Business Days following the end of each Settlement Period, each of Diageo and Pernod Ricard shall notify to the other the amounts (if any) which it believes (acting in good faith) that it is entitled to receive from the other party or which it believes (acting in good faith) that it is obliged to pay to the other party under the terms of this Agreement (including, without limitation, Clauses 4 to 6).

2.38.2 Where either party believes (acting in good faith) that it is entitled to receive an amount in excess of US$1 million from the other party in respect of any single matter or series of related matters arising out of the same circumstances, it may notify such amount to the other party at any time.

2.38.3 The failure by any party to notify an amount that it is entitled to receive or that the other party is obliged to pay shall not constitute a breach of this Agreement and shall not prejudice or constitute a waiver of any claim it may have in respect of such amount.

2.39      PAYMENT BY SINGLE NET PAYMENT

2.39.1 Following notification of an amount pursuant to Clause 11.1.1 or 11.1.2, the parties shall co-operate in good faith and seek to agree as soon as reasonably practicable the amounts payable between them. Amounts so agreed shall be settled on a date (a "Payment Date") falling not later than five Business Days after the date on which any such agreement is reached, by a net payment in US dollars by Diageo to Pernod Ricard or Pernod Ricard to Diageo (as the case may be). To the extent that any such payment is not so made the amount not paid shall accrue default interest in accordance with Clause 11.5 until the actual date of payment to the person entitled to the relevant amount.

2.39.2 Where a party is required to account to the other for an amount in excess of US$1 million received by it, it shall pay (or procure that one or more of its Affiliates pays) such amount to the other party on a date (the "Payment Date") falling not later than five Business Days after the date of receipt.


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

2.40      CONFIRMATION OF SINGLE NET PAYMENT

          Within five Business Days of each Payment Date, the party making the payment on that Payment Date shall deliver to the other party written confirmation that the payment referred to in Clause 11.2.1 has been made.

2.41      CURRENCY CONVERSION

          In respect of any amount payable under this Agreement which is expressed in a currency other than US dollars, that amount shall be converted to US dollars at the closing spot rate as shown on Telerate screen page 44538 as at the day being two Business Days before the date on which the obligation to make the payment arises.

2.42      DEFAULT INTEREST

          Interest shall accrue daily on the US dollar amount of all net amounts due and payable under this Agreement from the due date of payment until the actual date of payment at the rate of 100 basis points above US$ LIBOR (after as well as before judgment).

2.43      PURCHASE PRICE ADJUSTMENTS

          In order to effect the parties' intentions adjustments to be made pursuant to Clauses 4, 5 and 6 shall be treated as purchase price adjustments among the Primary Purchasers and will be taken into account in determining the final purchase prices in respect of the Acquired Assets.

2.44      ADJUSTMENTS TO PAYMENT AMOUNTS

          Where the parties agree or it is otherwise determined that an amount which formed the basis of any net payment pursuant to Clause 11.2.1 was incorrectly stated, the parties shall procure that the net amount payable between them as at the next following Payment Date is adjusted to correct the earlier error by adding or subtracting (as appropriate) the amount by which the original amount was incorrectly stated.


MISDIRECTED CASH RECEIPTS

2.45 To the extent that a party or any of its Affiliates or a Jointly-owned Entity (the "recipient") receives on or after Closing any cash amount which relates to a receivable which, under the terms of this Agreement, is an asset (other than an After-acquired Asset) of another person (a "Misdirected Cash Receipt"), Diageo and/or Pernod Ricard shall, or shall procure that the recipient shall, account to that other person for such cash amount.

2.46 Subject to Clause 12.3, amounts payable under this Clause 12 shall be notified to the other party in accordance with Clause 11.1.1 not later than ten Business Days after the end of the Settlement Period in which the relevant amount is received by the recipient (or, if later, is identified as being a Misdirected Cash Receipt) and shall be settled as part of the net settlement pursuant to Clause 11.2.1.

2.47 Where the amount of a Misdirected Cash Receipt exceeds US$1 million, Clause 12.2 shall not apply and the full amount of such receipt shall be paid to the person entitled thereto promptly and in any event within 10 Business Days after the recipient

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

          receives the relevant Misdirected Cash Receipt (or, if later, identifies that such receipt has been received) and Clause 11.5 shall apply in the event of non-payment.

2.48 Within ten Business Days after a party or any of its Affiliates or a Jointly-owned Entity receives any Misdirected Cash Receipt (or, if later, identifies that such a receipt has been received) the party who received, or whose Affiliate received, or who is, in accordance with the Tax Plan, responsible for the management of the Jointly-owned Entity which received the Misdirected Cash Receipt shall deliver to the other party notice of such Misdirected Cash Receipt together with copy bank confirmation setting out the exact amount received.


MISCELLANEOUS OBLIGATIONS OF THE PARTIES

2.49      INVESTMENT CANADA UNDERTAKING

          Diageo agrees to indemnify Pernod Ricard, its Affiliates and each Jointly-owned Entity against any and all liabilities incurred by Pernod Ricard, its Affiliates and each Jointly-owned Entity to the recipients in respect of the Investment Canada Undertakings to the extent that such liabilities do not arise directly or indirectly as a result of Pernod Ricard or any of its Affiliates or any Jointly-owned Entity terminating co-pack arrangements in relation to Dorval/the Dorval facility.

2.50      GODIVA

          It is agreed that:

2.50.1 Diageo shall be permitted to approach N.V. Godiva Belgium S.A. and/or its Affiliates with a view to it or one of its Affiliates entering into an agreement with Diageo or one of its Affiliates for the distribution of the Godiva brand in the United States and/or Canada.

2.50.2 Pernod Ricard shall not before 30 June 2003 directly or indirectly enter into any discussions, negotiations or agreement with N.V. Godiva Belgium S.A. and/or its Affiliates regarding the distribution of the Godiva brand by Pernod Ricard or any of its Affiliates within the United States and/or Canada.

2.50.3 Subject to Pernod Ricard complying with its obligations under Clause 13.2.2, Diageo shall pay to Pernod Ricard an amount equal to the direct brand contribution of Godiva less the hosting rate, such amounts to be calculated on the basis adopted by the parties for the purpose of the Framework and Implementation Agreement for the period from 21 December 2001 to 30 June 2003.

2.50.4 Amounts payable by Diageo under Clause 13.2.3 shall be notified to Diageo by Pernod Ricard in accordance with Clause 11.1 and shall be settled as part of the net settlement pursuant to Clause 11.2.1.

2.51      PATENT; EXTENSION OF LICENCE

2.51.1 Diageo hereby confirms that it does not and will not object to the use by Pernod Ricard and its Affiliates at no charge of the patent registered in respect of a rotary turret with pedestals and method of controlling the rotation thereof, brief details of which are contained in paragraph 3.1 of Part A of Schedule 1.


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

2.51.2 Diageo agrees that it will extend, or will procure that one of its Affiliates will extend, to Pernod Ricard and its Affiliates a right to use the UPC barcode 87000 for a period of nine months from the date of this Agreement at no cost to Pernod Ricard or any of its Affiliates.


INSURANCE

2.52 Each party shall procure that each of the Jointly-owned Entities in respect of which it is the Managing Party is at all times from and including the date of this Agreement insured against all normal insurable liabilities which may arise from the business of the relevant Jointly-owned Entity at not less than the same level of cover, and on the same basis, as existed in respect of the business of such entity at the date of this Agreement. In respect of each Jointly-owned Entity, the relevant Managing Party may, with the consent of the other party (such consent not to be unreasonably withheld or delayed), reduce the scope of such insurance and such level of cover in respect of future periods of cover to the extent reasonable and consistent with prudent industry practice in the event that the scale or scope of the business of such Jointly-owned Entity reduces after the date of this Agreement.

2.53 The costs of providing insurance cover in accordance with Clause 14.1 and of paying or meeting any deductible or similar charge in connection with any claim made under such cover shall be for the account of the relevant Jointly-Owned Entity.


MARKET PLAN AND RISK PROPERTIES

2.54      MARKET PLAN

2.54.1 The parties shall use their respective reasonable endeavours to implement the Market Plan in accordance with its terms, subject to such amendments thereto as may be agreed from time to time by the Supervisory Committee or such persons as such committee may nominate from time to time.

2.54.2 In implementing the Market Plan, the parties shall have regard to the Implementation Principles and shall act with no less level of skill and care than that with which they have acted in relation to the Jointly-owned Entities prior to the date of this Agreement.

2.54.3 In the event that either party becomes aware that implementation of the Market Plan is likely to result in costs, expenses or liabilities materially different from those set out in the Market Plan, it shall as soon as reasonably practicable notify the other party in writing. Each party shall keep the other party promptly informed of any material developments in relation to the Jointly-owned Entities for which it is the Managing Party. Without limitation to the foregoing, the Managing Party of each Jointly-owned Entity shall notify the other party promptly upon becoming aware of any Third Party Proceedings involving any such Jointly-owned Entity which may give rise to a liability of US$1 million or more and shall keep the other party informed of any material developments in relation to such Third Party Proceedings.

2.54.4 In the event of any inconsistency between the Tax Plan and the Market Plan, the Supervisory Committee shall decide which of such plans should take precedence and the parties shall amend the provisions of one or both of such plans accordingly.


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

15.2      RISK PROPERTIES

          An Affiliate of Diageo (the "Occupying Affiliate") is the lessee of the Risk Properties (as defined below). Pursuant to Schedule 9, the parties have acknowledged and agreed that (if and to the extent that the Risk Properties (or any part or parts thereof) are not being used by Diageo or an Affiliate) all liabilities, costs and expenses whatsoever arising under or in connection with the Occupying Affiliate's leases over the Risk Properties (including, without limitation, rent, service charges, property and other Taxes, dilapidation charges, maintenance and guarding costs and utility charges) which are attributable to the Risk Properties (or the relevant part or parts thereof) that are not being used (such liabilities, charges, costs and expenses being together the "Occupation Costs") shall be a Shared Liability or Joint Liability, as the case may be. Diageo shall procure that the Occupying Affiliate shall use its reasonable efforts to mitigate the Occupation Costs. Without limitation, the Occupying Affiliate may (but shall not be obliged to):

          (i) sublet all or part of all or any of the Risk Properties to one or more sub-lessees of the Property; and/or

          (ii) assign or otherwise transfer all or part of the Occupying Affiliate's interest in all or any of the Leases to any other person; and/or

          (iii) surrender or otherwise lawfully terminate all or any of the Leases,

          in each case on such terms and subject to such conditions as the Occupying Affiliate may determine to accept. All liability, costs and expenses ("Mitigation Expenses") so incurred by the Occupying Affiliate shall also be a Shared Liability or a Joint Liability, as the case may be. Diageo shall (or shall procure that the Occupying Affiliate shall) consult with Pernod Ricard before taking any step by way of mitigation of the Occupation Costs which would involve material expenditure on the part of the Occupying Affiliate. In this clause, "Risk Properties" means the properties defined as such in the section of the Market Plan relating to the US.


JOINTLY-OWNED ENTITIES

2.55      AUDITORS

2.55.1 The Managing Party in respect of each Jointly-owned Entity shall procure that such Jointly-owned Entity shall have an auditor whether or not that entity is required by law to have an auditor, and such auditor shall be nominated by such Managing Party.

2.55.2 The Managing Party in respect of each Jointly-owned Entity shall use its reasonable endeavours to procure that the working papers of any auditor appointed in respect of that Jointly-owned Entity in accordance with Clause 16.1.1 shall be made available to Pernod Ricard (where the Managing Party is Diageo) or to Diageo (where the Managing Party is Pernod Ricard).

2.55.3 The costs of each auditor appointed under this Clause 16 shall be borne by the Jointly-owned Entity in respect of which such auditor is appointed.

2.56      BOOKS AND RECORDS

          Each Managing Party shall be responsible for (i) procuring that the statutory books and the accounting books and records of its Jointly-owned Entities are kept and

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

          maintained, and (ii) procuring that all statutory returns, filings and registrations that are reasonably required to be made by such entities are made. In fulfilling such responsibilities, each Managing Party shall act in a timely manner and use reasonable skill and care. The out of pocket costs and expenses incurred in connection with such responsibilities shall be borne by the relevant Jointly-owned Entities.

2.57      FUNDING

          Without prejudice to the Market Plan and subject to the provisions of
          Schedule 11, where any Jointly-owned Entity has any ongoing funding requirement, Diageo or an Affiliate of Diageo and Pernod Ricard or an Affiliate of Pernod Ricard shall support such funding requirement by either (i) providing inter-company loans to the Jointly-owned Entity or (ii) supporting a third party loan facility or (iii) subscribing for equity or other membership interests, in each case in the Diageo Proportion and the Pernod Ricard Proportion respectively.

2.58      TREASURY

          The provisions of Schedule 11 shall apply.

2.59      INTELLECTUAL PROPERTY

          Where any Intellectual Property Asset owned by any Jointly-owned Entity has not been allocated under this Agreement to Diageo and/or its Affiliates or Pernod Ricard and/or its Affiliates as a Diageo Asset or a Pernod Ricard Asset (as the case may be), the Managing Party of such Jointly-owned Entity:

2.59.1 shall be entitled to arrange the assignment or transfer of such Intellectual Property Asset for nil or other consideration (but at its own cost and expense) to itself or one of its Affiliates whereupon such Intellectual Property Asset shall become a Diageo Asset (where Diageo is the Managing Partner of the relevant Jointly-owned Entity) or a Pernod Ricard Asset (where Pernod Ricard is the Managing Party of the relevant Jointly-owned Entity); and/or

2.59.2 shall take such other action (at the cost and expense of the Jointly-owned Entity) in relation to such Intellectual Property Asset as it may (acting reasonably) consider appropriate in connection with the implementation of the Market Plan.


ACCESS TO INFORMATION AND ACCOUNTS

2.60      ACCESS TO INFORMATION BY THE PARTIES AND THEIR AUDITORS

          Each party (the "Disclosing Party") shall, and shall procure that its Affiliates shall, and shall (so far as it is able to do so) procure that any Jointly-owned Entity shall, allow to the other party (the "Receiving Party") and its Affiliates and to the auditors and professional advisers of the Receiving Party access to all information held by, or under the control of, the Disclosing Party or any of its Affiliates or any Jointly-owned Entity (each such person being a "Disclosing Affiliate"):

2.60.1 in so far as it relates to the Diageo Assets (where the Receiving Party is Diageo) and/or the Pernod Ricard Assets (where the Receiving Party is Pernod Ricard) and/or the Seagram Venture Assets and/or the Pernod Ricard On-sale Assets (whether the Receiving Party is Diageo or Pernod Ricard);

2.60.2 to the extent that such access is reasonably necessary for the purpose of investigating any claim under this Agreement or mitigating the amount of any such claim; or

2.60.3 to the extent that such access is reasonably necessary for the purposes of this Agreement, the Vivendi Sale Agreement or any of the agreements entered into in connection with the transactions described in Schedule 7 (including, without limitation, for the purposes of verifying any information provided by any Disclosing Affiliate to the Receiving Party or any of its Affiliates under or pursuant to the terms of this Agreement), in such manner and at such times as the Receiving Party or any of its Affiliates shall reasonably require on a timely basis, provided that nothing in this Clause 17 shall oblige any such person to allow to the Receiving Party or any of its Affiliates access to information which:

          2.60.3.1  does not relate to the relevant assets referred to in Clause
                    17.1.1 above; or

          2.60.3.2 is commercially sensitive or confidential information relating, where the Receiving Party is Diageo, to the Pernod Ricard Assets or the wider business of Pernod Ricard and its Affiliates and, where the Receiving Party is Pernod Ricard, to the Diageo Assets or the wider business of Diageo and its Affiliates; or

          2.60.3.3 if it were disclosed would result in the loss of legal privilege in that information or might result in a breach of any applicable anti-trust or competition law principles, in which case (to the extent possible) disclosure shall be on an external counsel basis or to an independent third party who shall undertake not to disclose privileged or anti-trust sensitive information to such other party.

2.61      ACCESS TO INFORMATION BY AUDITORS ONLY

          In the case of information which would be required by Clause 17.1 to be made available to the Receiving Party or any of its Affiliates but for the provisions of Clause 17.1.3.2, the Disclosing Party shall, or shall procure that the relevant Disclosing Affiliate(s) shall, subject to Clause 17.1.3.3, make that information available to the auditors of the Receiving Party in such manner and at such times as the Receiving Party or any of its Affiliates shall reasonably require, provided that the Receiving Party shall first procure that its auditors shall agree with the Disclosing Party that it shall not disclose such information to the Receiving Party or any of its Affiliates.

2.62      SALE OF AFFILIATES

          Where any party to this Agreement disposes of any of its Affiliates to any third party, and that Affiliate holds or controls information of a type referred to in Clause 17.1 or disposes of any business or assets including any such information, it shall use its reasonable endeavours to procure that on such sale the purchaser of such Affiliate, business or asset agrees to be bound by the terms of this Clause 17 (to the extent applicable at the relevant time) as if it were a Disclosing Party.

2.63      FIREWALL PROCEDURES

          Each party shall, and shall procure that its Affiliates shall, comply with the firewall procedures agreed between them for the purposes of the Framework and Implementation Agreement.

2.64      DOCUMENT RETENTION

2.64.1 Diageo shall use its reasonable endeavours to ensure that neither it nor any of its Affiliates destroys any data, original documents or information relating to the Pernod Ricard Assets, the Seagram Venture Assets or the Pernod Ricard On-sale Assets for a period of 7 years after the date of this Agreement. Following the expiry of such 7 year period, Diageo shall use its reasonable endeavours to notify Pernod Ricard before it or any of its Affiliates destroys any such data, documents or information and to give Pernod Ricard the opportunity (at its own cost and expense) to take copies thereof prior to such destruction.

2.64.2 Pernod Ricard shall use its reasonable endeavours to ensure that neither it nor any of its Affiliates destroys any data, original documents or information relating to the Diageo Assets, the Seagram Venture Assets or the Pernod Ricard On-sale Assets for a period of 7 years after the date of this Agreement. Following the expiry of such 7 year period, Pernod Ricard shall use its reasonable endeavours to notify Diageo before it or any of its Affiliates destroys any such data, documents or information and to give Diageo the opportunity (at its own cost and expense) to take copies thereof prior to such destruction.

2.65      PROVISION OF INFORMATION FOR REPORTING REQUIREMENTS

          Each party shall provide to the other party on a timely basis all such information within its control, or that of its Affiliates or the Jointly-owned Entities in respect of which it is the Managing Party, as is reasonably required by that other party for the purposes of the statutory reporting requirements of that party and/or its Affiliates.


PERNOD RICARD ON-SALE ASSETS; SEAGRAM VENTURE ASSETS, ADDITIONAL ASSETS AND MARTELL

2.66      JOINT AND SEVERAL LIABILITY UNDER SALE AGREEMENTS

2.66.1 Where, (i) under or in connection with the transactions listed on Part A of Schedule 7 Diageo (or any of its Affiliates) and Pernod Ricard (or any of its Affiliates) undertake or have undertaken a liability jointly or jointly and severally or (in circumstances where it was the intention of the parties or their respective Affiliates to share such liability in the Diageo Proportion and the Pernod Ricard Proportion) severally (a "Joint Sale Liability"), or (ii) under or in connection with the transactions listed on Part B of Schedule 7 Pernod Ricard (or any of its Affiliates) undertakes or has undertaken a liability (an "On-sale Liability"), the parties agree that such liabilities shall be charged on to any relevant Joint-Owned Entity which has primary liability in respect thereof (to the extent such on-charge is permissible) and otherwise shall be Shared Liabilities or Joint Liabilities (as the case may be), and the provisions of Clause 6 shall apply to any such Shared Liability or Joint Liability.

2.67      SEAGRAM VENTURE ASSETS AND ADDITIONAL ASSETS IN SINGLE OWNERSHIP

2.67.1 Where Diageo or an Affiliate of Diageo has prior to the date of this Agreement owned an asset which was a Seagram Venture Asset or an Additional Asset (within the meaning of the Framework and Implementation Agreement) and on or after the date of this Agreement that owner:

          2.67.1.1 receives any cash from any person (other than Diageo or an Affiliate of Diageo) in respect of that asset representing the proceeds of disposal prior to the date of this Agreement of that asset (including, without limitation, in relation to the sale of that asset to Pernod Ricard or an Affiliate of Pernod Ricard or a third party but not including any cash received in the ordinary course of trading); or

          2.67.1.2 pays any cash to any person (other than Diageo or an Affiliate of Diageo) in respect of that asset representing the costs of disposal (prior to the date of this Agreement) of that asset (but not including any cash paid in the ordinary course of trading), then, in the case of 18.2.1.1, Diageo shall pay to Pernod Ricard and, in the case of 18.2.1.2, Pernod Ricard shall pay to Diageo, an amount equal to the Pernod Ricard Proportion of the amount so received or paid.

2.67.2 Where Pernod Ricard or an Affiliate of Pernod Ricard has prior to the date of this Agreement owned an asset which was a Seagram Venture Asset or an Additional Asset (within the meaning of the Framework and Implementation Agreement) and on or after the date of this Agreement that owner:

          2.67.2.1 receives any cash from any person (other than Pernod Ricard or an Affiliate of Pernod Ricard) in respect of that asset representing the proceeds of disposal prior to the date of this Agreement of that asset (including, without limitation, in relation to the sale of that asset to Diageo or an Affiliate of Diageo or a third party but not including any cash received in the ordinary course of trading); or

          2.67.2.2 pays any cash to any person (other than Pernod Ricard or an Affiliate of Pernod Ricard) in respect of that asset representing the costs of disposal (prior to the date of this Agreement) of that asset (but not including any cash paid in the ordinary course of trading), then, in the case of 18.2.2.1, Pernod Ricard shall pay to Diageo and, in the case of 18.2.2.2, Diageo shall pay to Pernod Ricard, an amount equal to the Diageo Proportion of the amount so received or paid.

2.67.3 For the avoidance of doubt, the provisions of this Clause 18.2 shall not apply to cash received or paid pursuant to an FIA Identified Sale and Purchase Agreement, an FIA Additional Sale and Purchase Agreement or the Global Sale and Purchase Agreement.

2.67.4    Subject to Clause 18.2.5, amounts payable by Diageo under Clause
          18.2.1 or Pernod Ricard under Clause 18.2.2 shall be notified to the other party in accordance with Clause 11.1.1 not later than 10 Business Days after the end of the Settlement Period in which the relevant amount is received and shall be settled as part of the net settlement pursuant to Clause 11.2.1.

2.67.5 Where an amount payable by Diageo under Clause 18.2.1 or by Pernod Ricard under Clause 18.2.2 in respect of cash received exceeds US$1 million, Clause 18.2.4 shall not apply and the full amount payable by Diageo or Pernod Ricard (as the case may be) under such clauses shall be paid to the other party promptly and in any event within 10 Business Days after the date of receipt, and Clause 11.5 shall apply in the event of non-payment.

2.67.6 Amounts payable by Pernod Ricard under Clause 18.2.1 or by Diageo under Clause 18.2.2 in respect of costs of disposal shall be notified to the paying party in accordance with Clause 11.1.1 or 11.1.2 (as the case may be) and shall be settled as part of the net settlement pursuant to Clause 11.2.1.

2.67.7 This Clause 18.2 does not apply to any asset which was beneficially held at Closing by JES or an Affiliate of JES which is incorporated, formed or constituted in the United States of America, or which was contributed by JES or any such Affiliate to Treat Venture LLC pursuant to the contribution agreement dated 21 December 2001 between Gramet Holdings Corp., JES and Treat Venture LLC.

2.68      MARTELL ASSETS

          In the event that:

2.68.1 Pernod Ricard and/or any of its Affiliates disposes of or agrees to dispose of some or all of the Martell Assets prior to 21 June 2003; and

2.68.2 the aggregate value of the consideration received by Pernod Ricard and/or its Affiliates in respect of such disposal(s) exceeds US$250,000,000,

          then Pernod Ricard shall pay to Diageo an amount equal to the Diageo Proportion multiplied by the amount of such excess.


TERMINATION OF THE FRAMEWORK AND IMPLEMENTATION AGREEMENT

2.69 With effect from the execution of this Agreement, the Framework and Implementation Agreement shall be terminated and shall be of no further effect and the parties shall be released and discharged from their respective obligations under that agreement, but in each case without prejudice to:

2.69.1 any breach of the Framework and Implementation Agreement occurring prior to such termination PROVIDED THAT the party wishing to claim in respect of such a breach shall only be able to recover once under the Framework and Implementation Agreement and this Agreement in respect of the same loss; and

2.69.2 any accrued rights of the parties under the Framework and Implementation Agreement which are to be dealt with in accordance with
          Schedule 9; and

2.69.3 any settlement between the parties or their respective Affiliates in accordance with the Framework and Implementation Agreement, Schedule 9 or otherwise (whether before, on or after the date of this Agreement).

2.70 For the avoidance of doubt, Clause 19.1 shall not operate to terminate any agreements or arrangements entered into pursuant to the Framework and Implementation Agreement. The termination of the Framework and Implementation Agreement shall not affect the interpretation or application of any provision of this Agreement which refers to such agreement (with the intent that references in this agreement to provisions of the Framework and Implementation Agreement shall, save in Clause 19.1 and where expressly provided otherwise, be construed as references to such provisions as if they were in full force and effect) or limit the rights of the parties under this Agreement.

2.71 The payments set out in Schedule 9 shall be made in accordance with the provisions of that Schedule.


FURTHER ASSURANCES AND MITIGATION

2.72 Each of the parties undertakes to co-operate in good faith to ensure that it and its Affiliates do such acts and things as may be reasonably necessary to give effect to this Agreement.

2.73 Diageo and Pernod Ricard shall, or shall procure that their respective Affiliates, do all such acts and things and shall execute or procure the execution of all such other documents as the other may from time to time reasonably require in connection with (i) the completion of the transactions contemplated by the Vivendi Sale Agreement, clauses 8 and 9 of the Framework and Implementation Agreement and this Agreement (including, without limitation, completion of the transfer to the person entitled thereto of legal title to shares or other membership interests in bodies corporate which are comprised in the Acquired Assets) and (ii) those matters described in Schedule 10.

2.74.1 As soon as reasonably practicable following the date of this Agreement, the parties shall co-operate with one another and, acting in good faith, seek to agree, execute and implement (or, so far as practicable with effect from the date of this Agreement, procure that there are agreed and implemented) such amendments to the FIA Identified Sale and Purchase Agreements, FIA Additional Sale and Purchase Agreements, Global Sale and Purchase Agreement and all other relevant agreements contemplated thereby or related thereto (together, the "Relevant Documents") as may be reasonably necessary in connection with and/or to reflect the termination of the Framework and Implementation Agreement and the entry by the parties into this Agreement. In so doing the parties shall have regard to the SOFIA Implementation Principles.

2.74.2 Pending agreement and implementation of the amendments referred to in Clause 20.3.1, each party shall (and shall procure that its Affiliates and, so far as within its power, any relevant Jointly-owned Entities shall), so far as practicable, give effect to the provisions of this Agreement and have regard to the SOFIA Implementation Principles when observing the terms of the Relevant Documents.

2.75 The parties agree that where, as a consequence of the operation of this Agreement, any costs, liabilities or expenses are to be borne jointly by the parties (whether as Shared Liabilities or Joint Liabilities) they shall each seek to minimise such costs, liabilities or expenses.


CONFIDENTIALITY

2.76      CONFIDENTIAL INFORMATION

          Each party shall treat as confidential all information obtained as a result of negotiating and entering into this Agreement and the Framework and Implementation Agreement and which relates to:

2.76.1 the provisions of this Agreement or the Framework and Implementation Agreement;

2.76.2 the negotiations relating to this Agreement or the Framework and Implementation Agreement;

2.76.3    the other party or any of its Affiliates;

2.76.4 the Acquired Assets acquired, directly or indirectly, from Vivendi (save to the extent that any such asset is ultimately acquired or held by that party or any of its Affiliates); or

2.76.5    any Jointly-owned Entity.

2.77      USE OF CONFIDENTIAL INFORMATION

          Each party shall:-

2.77.1 not disclose any such confidential information to any person other than any of its directors or employees whose duties include the implementation of this Agreement and who needs to know such information in order to discharge his duties;

2.77.2 not use any such confidential information other than for the purposes of, or in connection with, the implementation of this Agreement; and

2.77.3 procure that any person to whom such confidential information is disclosed by it complies with the restrictions set out in this Clause 21 as if such person were a party to this Agreement.

2.78      PERMITTED DISCLOSURE BY EITHER PARTY

          Notwithstanding the previous provisions of this Clause 21, any party may disclose any such confidential information:-

2.78.1 if and to the extent required by law or for the purpose of any judicial proceedings save that, to the extent practicable, such disclosure shall only be made after consultation with the other party;

2.78.2 if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) the Financial Services Authority, the London Stock Exchange plc, the Commission des Operations de Bourse, The Panel on Takeovers and Mergers, the U.S. Securities and Exchange Commission, the Federal Trade Commission, the European Commission or the United States Department of Justice, whether or not the requirement for information has the force of law save that, to the extent practicable, such disclosure shall only be made after consultation with the other party;

2.78.3 (subject to Clause 21.2.3) to its professional advisers, auditors and bankers; or

2.78.4 (subject to Clause 21.2.3) to a bona fide prospective purchaser of part or all of the Acquired Assets owned by that party, to the extent such disclosure is reasonably necessary in connection with the proposed sale;

2.78.5 if and to the extent the information has come into the public domain through no fault of that party.

2.79      INFORMATION RELATING TO DIAGEO ASSETS AND PERNOD RICARD ASSETS

          Clauses 21.1 and 21.2 shall not apply to:

2.79.1 the disclosure, or use by, Diageo or any of its Affiliates of information to the extent that such information relates to Diageo Assets; and

2.79.2 the disclosure, or use by, Pernod Ricard or any of its Affiliates of information to the extent that such information relates to Pernod Ricard Assets.

2.80      DURATION OF OBLIGATIONS

          The restrictions contained in this Clause 21 shall continue to apply to each party without limit in time.


ANNOUNCEMENTS

2.81      RESTRICTION ON ANNOUNCEMENTS

          No announcement concerning this Agreement, the Framework and Implementation Agreement or the transactions contemplated by this Agreement or the Framework and Implementation Agreement shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

2.82      PERMITTED ANNOUNCEMENTS

          Notwithstanding the previous provisions of this Clause 22, either party may make an announcement concerning this Agreement, the Framework and Implementation Agreement or the transactions contemplated by this Agreement or the Framework and Implementation Agreement if:

2.82.1 required by law save that, to the extent practicable, such announcement shall only be made after consultation with the other party; or

2.82.2 required by any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) the Financial Services Authority, the London Stock Exchange plc, the Commission des Operations de Bourse, The Panel on Takeovers and Mergers, the U.S. Securities and Exchange Commission, the Federal Trade Commission, the European Commission or the United States Department of Justice, whether or not the requirement has the force of law save that, to the extent practicable, such announcement shall only be made after consultation with the other party.

2.83      DURATION OF RESTRICTIONS

          The restrictions contained in this Clause 22 shall continue to apply to each party without limit in time.


ASSIGNMENT

          This Agreement shall be binding on and enure for the benefit of each party's successors in title. No party shall assign (or declare any trust in favour of a third party over) all or any part of the benefit of, or its rights or benefits under, this Agreement.

VARIATION

          Save as otherwise provided in this Agreement, this Agreement may only be varied in writing signed by each of the parties.


NOTICES

2.84      NOTICES TO BE IN WRITING

          Subject to the provisions of Clause 27.3, a notice under this Agreement shall only be effective if it is in writing; faxes are permitted but e-mail is not permitted.

2.85      ADDRESSES

          Subject to the provisions of Clause 27.3, notices under this Agreement shall be sent to a party at its address or number and for the attention of the individual set out below:

          PARTY AND TITLE OF INDIVIDUAL     ADDRESS                   FACSIMILE NO.
          -----------------------------     -------                   -------------
          Pernod Ricard                     See page 1                +33 1 41 00 42 22
          Attn: Directeur General

          copied to Legal Department        See page 1                +33 1 41 00 42 22

          copied to Robert Sutton           10 Norwich Street         +44 20 7831 9607
          Macfarlanes                       London EC4A 1BD

          Diageo                            See page 1                +44 20 7927 4600
          Attn: Company Secretary
          copied to General Counsel                                   +44 20 7927 4864

          and to Jonathan Marks,            One Bunhill Row, London   +44 20 7090 5000
          Slaughter and May                 EC8Y 8YY

          Provided that a party may change its notice details on giving notice to the other parties of the change in accordance with this Clause 25. That notice shall only be effective on the date falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

2.86      RECEIPT OF NOTICES

2.86.1 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

          2.86.1.1  if delivered personally, on delivery;

          2.86.1.2 if sent by first class inland post, two clear Business Days after the date of posting;

          2.86.1.3 if sent by airmail, six clear Business Days after the date of posting;

          2.86.1.4  if sent by facsimile, when despatched.

2.86.2 Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.


DISPUTE RESOLUTION

          All disputes arising in connection with this Agreement (whether relating to an alleged breach of the terms of this Agreement or otherwise), but excluding matters falling to be determined in accordance with Clause 7.1, shall be resolved in accordance with the provisions of Clauses 27 to 29.


SUPERVISORY COMMITTEE

2.87      DELEGATION TO SUPERVISORY COMMITTEE

          Each of Diageo and Pernod Ricard shall delegate to a committee comprising Shaun Parker and Emmanuel Babeau, or such other representative(s) as Diageo or Pernod Ricard may from time to time notify to the other in accordance with Clause 25 (the "Supervisory Committee") all powers, discretions and authorities necessary for the purposes of this Clause 27 and Clause 28 and shall enter into such agreements or arrangements as may be approved by, and comply with and be bound by any resolution of, the Supervisory Committee.

2.88      POWERS OF SUPERVISORY COMMITTEE

          The Supervisory Committee shall have all powers, discretions and authorities necessary to:-

2.88.1    monitor the operation and implementation of this Agreement;

2.88.2 manage and direct all dealings of the parties with Vivendi in respect of the Vivendi Sale Agreement (including, without limitation, any claims under any warranties or indemnities under that agreement); and

2.88.3 discuss and resolve any disputes arising in connection with this Agreement or the Framework and Implementation Agreement.

2.89      CONVENING SUPERVISORY COMMITTEE MEETINGS

2.89.1 Diageo may, at any time, call a meeting of the Supervisory Committee for any purpose in connection with this Agreement by giving notice to Emmanuel Babeau (or such other person as Pernod Ricard may notify Diageo from time to time in accordance with Clause 25).

2.89.2 Pernod Ricard may, at any time, call a meeting of the Supervisory Committee for any purpose in connection with this Agreement by giving notice to Shaun Parker (or such other person as Diageo may notify Pernod Ricard from time to time in accordance with Clause 25).

2.89.3 Notwithstanding the provisions of Clause 25, any notice given in accordance with Clause 27.3.1 or Clause 27.3.2 may be given in writing (whether by letter or fax) or by telephone (but not by way of voicemail message) and shall only be deemed to have been received when actually received by the individual to whom it is addressed.

2.89.4 Wherever practicable, at least five Business Days' notice of each meeting of the Supervisory Committee shall be given in accordance with Clause 27.3.1 or 27.3.2. Breach of this Clause 27.3 shall not affect the validity of any meeting of the Supervisory Committee which has otherwise been validly convened.

2.89.5 The parties intend that the Supervisory Committee shall meet at least once every three months.

2.90      PARTICIPATION ARRANGEMENTS

          Any one or more representatives of the parties may participate in and vote at the Supervisory Committee. Meetings may be held by means of a telephone or any other communication equipment which allows all persons participating in the meeting to hear each other (and, for the avoidance of doubt, two or more representatives are not required to be physically present in the same place in order to constitute a meeting).

2.91      MEETING, RESPONSIBILITIES AND DUTIES OF SUPERVISORY COMMITTEE

          The parties shall procure (so far as each is able to do so) that the Supervisory Committee shall:

2.91.1 meet within 14 days of a request for such a meeting having been given (in accordance with Clause 27.3) by one party to the other; and

2.91.2 use its reasonable endeavours to settle any disputes and/or agree the course of action to be followed in relation to the subject matter of the meeting.

2.92      RESOLUTIONS OF THE SUPERVISORY COMMITTEE

2.92.1 Resolutions of the Supervisory Committee shall be decided by the unanimous resolution of all members of the Supervisory Committee present at the relevant meeting and voting.

2.92.2 A resolution passed by the Supervisory Committee shall be minuted in English.

2.92.3 A resolution passed by the Supervisory Committee in connection with resolving any dispute between the parties in connection with the Agreement shall be binding upon the parties.


DEADLOCK RESOLUTION

2.93      DEADLOCK SITUATION

          If a proposal is made by a representative at a meeting of the Supervisory Committee but is not passed by a resolution of the Supervisory Committee, either party may give written notice to the other that it regards a deadlock situation as having arisen ("Deadlock Notice"). Only one Deadlock Notice may be served in respect of any one proposal.

2.94      CIRCULATION OF MEMORANDA

          Within seven days of the date of service of a Deadlock Notice, Diageo and Pernod Ricard shall each prepare and send to the other a memorandum stating its understanding of the disagreement, its position in relation to the disagreement, its reasons for taking that position and any proposals for resolving the disagreement.

2.95      TAX EXPERT

          Other than in respect of a matter to be determined in accordance with Clause 7.1, if a deadlock relating to any Tax matter that is the subject of a Deadlock Notice is not resolved after applying the above procedure within 21 days from the date of service of the Deadlock Notice then, if both parties so agree within seven further days, they shall require an independent third party (the "Independent Expert") to resolve such matter (acting as expert and not as arbitrator), having regard to the FIA Implementation Principles or the SOFIA Implementation Principles (as the case may be) and the other provisions of this Agreement. The parties shall each be entitled to make written and oral submissions to the Independent Expert (such oral submissions being of no longer than 30 minutes each) and he shall be required to reach a decision as to which submission should be adopted (but, for the avoidance of doubt, shall not be able to make a different or compromise decision without the consent of both parties), within 48 hours of the dispute being referred to him. The decision as to which submission should be adopted as determined by the Independent Expert shall be final and binding on the parties.

2.96      REFERRAL TO SENIOR EXECUTIVES

          Following the service of a Deadlock Notice, Diageo and Pernod Ricard shall each use their reasonable endeavours to resolve the disagreement. If within 14 days from the date of service of a Deadlock Notice the parties shall have failed to resolve the disagreement, Nick Rose (or such other executive director of Diageo as Diageo may nominate) and Laurent Lacassagne (or such other senior executive of Pernod Ricard as Pernod Ricard may nominate) shall be provided with copies of all such memoranda and shall as soon as reasonably practicable meet to discuss the disagreement and use all reasonable endeavours to resolve it.

2.97      ARBITRATION

          If a deadlock relating to any proposal the subject of a Deadlock Notice is not resolved after applying the procedure set out in Clauses
          28.1 to 28.3 within 28 days from the date of service of the Deadlock Notice then the matter shall be referred to arbitration in accordance with Clause 29.


ARBITRATION

2.98      ICC RULES

          All disputes arising in connection with this Agreement (whether relating to an alleged breach of the terms of this Agreement or otherwise) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC") by three arbitrators appointed in accordance with those rules. Should the arbitrator appointed by Diageo and the arbitrator appointed by Pernod Ricard not agree on the choice of third arbitrator (who shall not be English or French), this arbitrator shall be designated by the President of the ICC.

2.99      PLACE OF ARBITRATION

          The place of arbitration shall be Geneva, Switzerland.

2.100     LANGUAGE OF ARBITRATION

          The language of the arbitration shall be English.


CONTRACTS

2.101     ASSIGNMENT OF CONTRACTS

          The parties wish to ensure (so far as possible) that each receives the benefit of, and the ability to perform, any agreements or arrangements with third parties relating to its respective Acquired Assets regardless of the legal entity which has the benefit of the relevant agreement or arrangement. Accordingly, where:

2.101.1 an agreement or arrangement (a "CONTRACT") to which a member of the Acquired Group (as defined in the Framework and Implementation Agreement) is a party confers a benefit on that member (the "CONTRACT PARTY");

2.101.2 the Contract Party is an Affiliate of a party to this Agreement (that party being the "CONTRACT PARENT" and, where the Contract Party is a Jointly-owned Entity, the "CONTRACT PARENT" shall mean both Diageo and Pernod Ricard); and

2.101.3 the other party to this Agreement or any of its Affiliates or any Jointly-owned Entity (the relevant person(s) being the "BENEFICIARY") carries on a Business (as defined in the Framework and Implementation Agreement) and, in order to carry on that Business in the same manner as it was carried on immediately prior to Closing, requires all or some of the benefit of the Contract or to be subject to all or some of the burden of the Contract, then if:

2.101.4 no consent or agreement of any third party is required to enable the Beneficiary to perform the Contract (or, in respect of those Contracts which relate in part only to the relevant Business, the relevant part thereof) or to enable the Contract Party to transfer the benefit or burden of that Contract (or the relevant part thereof) to the Beneficiary, then the Contract Parent shall procure that the Contract Party shall assign, for no consideration, the benefit (subject to the burden) of the Contract (or the relevant part thereof) to the Beneficiary; and

2.101.5   in any other case, the following provisions shall apply:

          2.101.5.1 each party shall (each at its own expense) use its reasonable endeavours to obtain the consent or agreement of the third party to whatever assignment, transfer or novation is necessary to enable the Beneficiary to perform such Contract (or the relevant part thereof) or as the case may be to transfer the benefit and burden of such Contract (or the relevant part thereof) to the Beneficiary. Any payment necessary to procure such consent or agreement shall be borne by Diageo and Pernod Ricard in the Sharing Proportions PROVIDED THAT the parties shall use their reasonable endeavours to minimise the amount of such payment and shall adopt alternative arrangements if those are economically more advantageous (taking into account the disruption to the business caused by adopting such arrangements); and

          2.101.5.2 until the consent or agreement referred to in Clause
                    30.1.5.1 is obtained, the parties shall (so far as each is able to do so) procure that the Beneficiary shall, unless the relevant Contract prohibits it, perform all the obligations of the Contract Party under such Contract in relation to the Business as agent for or sub-contractor to the Contract Party or, if the relevant Contract does prohibit the Beneficiary from so acting as agent and sub-contractor, the Contract Parent shall procure that the Contract Party shall, at the cost of the Beneficiary, do all such acts and things as the Beneficiary may reasonably require to enable due performance of the Contract and to provide for the Beneficiary the relevant benefits, subject to the relevant burdens, of the Contract. For this purpose, it shall not be reasonable to require the Contract Party to make any payment unless the Beneficiary has first put the Contract Party in cleared funds sufficient to make such payment.

2.102     CONTRACT HELD ON TRUST

          Until such time as any consent or agreement referred to in Clause
          30.1.5 is obtained, the Contract Party shall be deemed to hold the benefit of the relevant Contract (or the relevant part thereof) on trust for the Beneficiary absolutely and will account to the Beneficiary for any sums or any other benefits received by the Contract Party in relation thereto without any deduction or withholding of any kind (save as may be required by the law of any jurisdiction to which the Contract Party is subject).

2.103     THIRD PARTY CONDITIONS

          If a third party to a Contract imposes any condition to the novation or assignment of a Contract or as a term of giving its consent to the Beneficiary for such novation or assignment, the parties shall co-operate in good faith with a view to finding a mutually acceptable means of satisfying the requirements of that third party without varying (otherwise in any minor terms) the terms of such Contract or this Agreement relating to the rights and obligations to be assumed by the Beneficiary.


REMEDIES AND WAIVERS

2.104     DELAY OR OMISSION

          Save as otherwise provided in this Agreement, no delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

2.104.1   affect that right, power or remedy; or

2.104.2   operate as a waiver of it.

2.105     SINGLE OR PARTIAL EXERCISE

          The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

2.106     CUMULATIVE RIGHTS

          The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

2.107     DAMAGES NOT AN ADEQUATE REMEDY

          Notwithstanding any express remedies provided under this Agreement and without prejudice to any other right or remedy which any party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

2.108     NO THIRD PARTY RIGHTS

          The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person other than Diageo plc and Pernod Ricard S.A..


NO PARTNERSHIP

          Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between either of the parties or constitute any party the agent of any other party for any purpose.


COSTS AND EXPENSES

          Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement except as otherwise expressly provided herein.


COUNTERPARTS

          This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.


CHOICE OF GOVERNING LAW

          This Agreement is governed by and shall be construed in accordance with the substantive laws of England.


IN WITNESS of which this Agreement has been executed on the date which first appears on page 1 of this Agreement.

                                   SCHEDULE 1
                                IDENTIFIED ASSETS

                                     PART A
                                  DIAGEO ASSETS


1         INTELLECTUAL PROPERTY ASSETS RELATING TO BRANDS

          All Intellectual Property Assets relating wholly to the Brands set out in paragraph 1 or 2 of Part A of Schedule 2.


2 INTELLECTUAL PROPERTY ASSETS NOT ALLOCATED UNDER ITEM 1 ABOVE RELATING TO PRODUCT CATEGORIES

          All Intellectual Property Assets that are not referred to in paragraph 1 or paragraph 3 of Part A or Part B of this Schedule 1 and that have been used wholly in relation to one of the following product categories and that can be completely separated from other Intellectual Property Assets:

          2.1 rum;
          2.2 North American whiskey/whisky; and/or
          2.3 wines

3         MISCELLANEOUS INTELLECTUAL PROPERTY ASSETS

3.1       Miscellaneous Patents

  PATENT INFORMATION           COUNTRY      OWNER                      EXPIRATION DATE      RELATED BRAND(S)
  ------------------           -------      -----                      ---------------      ----------------
  Rotary Turret with           U.S.A.       Joseph E. Seagram &        8/29/2020            The   patent   does   not
  Pedestals and a Method of                 Sons, Ltd. Waterloo,                            apply  to any  brand.  in
  Controlling Rotation                      Canada                                          particular
  Thereof (Reg. No.
  6,398,006)

  Adjustable Railing Support   U.S.A.       Joseph E. Seagram &        11/01/2014          Fenner    is    exclusive
  Post for Conveyor Lines                   Sons, Ltd. Waterloo,                           licensee  of patent.  May
  and Method of Use Thereof                 Canada (now The Seagram                        relate to all brands.
  (Reg. No. 5,492,218)                      Company Limited).
                                            Assigned to Treat
                                            Venture Holdings.

3.2       Miscellaneous Copyrights

                                                                                        DATE OF
                                              CLASS AND                             CREATION/ DATE   RELATED
          COPYRIGHT INFORMATION               JURISDICTION       REG. NO./ DATE     OF PUBLICATION   BRAND(S)
          ---------------------               ------------       --------------     --------------   --------
  1.  LE CANADA HERITAGES ET ESPOIRS          Literary Work     301481/ April 23,   No date           No
  Registered to The Seagram Company, Canada                     1980                                  relationship
  Ltd., on April 23, 1980. The Seagram                                                                with a
  Company Limited and Joseph E. Seagram &                                                             particular
  Sons Ltd. then formed The Seagram                                                                   brand.
  Company Limited. The Certificate of
  Amalgamation was filed March 26, 2001.
  Assigned to Treat Venture Holdings Ltd.
  at Vivendi closing.

  2. ALCOHOL FACTS, ALCOHOL FICTIONS          Literary &        386905/             No date           No
  Registered to Joseph E. Seagram & Sons      Artistic Work     March 13, 1989                        relationship
  Limited on March 13, 1989. The Seagram      Canada                                                  with a
  Company Limited and Joseph E. Seagram &                                                             particular
  Sons Ltd. then formed The Seagram                                                                   brand.
  Company Limited. The Certificate of
  Amalgamation was filed March 26, 2001.
  Assigned to Treat Venture Holdings Ltd.
  at Vivendi closing.

  3. THE WORLD OF LIQUEURS                    Literary Work     311140/             No date           No
  Registered to Joseph E. Seagram & Sons      Canada            September 9, 1981                     relationship
  Limited on September 9, 1981. The                                                                   with a
  Seagram Company Limited and Joseph E.                                                               particular
  Seagram & Sons Ltd. then formed The                                                                 brand.
  Seagram Company Limited. The
  Certificate of Amalgamation was filed
  March 26, 2001. Assigned to Treat
  Venture Holdings Ltd. at Vivendi
  closing.

  4. THE CANADIAN JOURNEY RIVERS OF           Literary Work     300465/             No date           No
  MEMORY, RIVERS OF DREAMS                    Canada            February 29, 1980                     relationship
  Registered to The Seagram Company Ltd.                                                              with a
  on February 29, 1980. The Seagram                                                                   particular
  Company Limited and Joseph E. Seagram &                                                             brand.
  Sons Ltd. then formed The Seagram
  Company Limited. The Certificate of
  Amalgamation was filed March 26, 2001.
  Assigned to Treat Venture Holdings Ltd.
  at Vivendi closing.


3.3       Miscellaneous Domain Names

          Bottlingdevelopment.com
          Changepart.com
          Orienters.com
          Bd.ca

3.4       Miscellaneous Trademarks

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
ARISTOCRAT                                   Canada                     198665               26679

BENGAL                                       Africa                     60540                10484

BENGAL                                       Canada                     355038               190143

BENGAL                                       Malawi                     427/70               B427/70

BENGAL                                       Somali Democratic Republic 739                  1504

BENGAL Tiger Label                           Kenya                      ""                   18174

BENGAL Tiger Label                           Pakistan                   54764                54764

BENGAL TIGER LABEL                           Sierra Leone               ""                   8860

BENGAL TIGER LABEL                           Tanganyika                 14192                B14192

BENGAL TIGER LABEL                           Uganda                     12179                12179

CANADA HOUSE                                 Benelux                    564831               50051

CANADA HOUSE                                 Canada                     197741               135/34603

CANADA HOUSE                                 Italy                                           458096

CANADA HOUSE                                 Japan                                           676450

CANADA HOUSE LABEL DESIGN                    Canada                     518528               300528

CANADIAN GRAND RESERVE                       Canada                     282725               149179

CARA MIA                                     Canada                     432290               255954

CASA DEL VALLE                               Chile                      336449               556895

CASA DEL VALLE                               United Kingdom             2061524              2061524

COLONY CLUB                                  Canada                     140182               268/57540

CORVETTE                                     United Kingdom                                  616156

CROCO DILLO MIT GUARANA Label                Germany                    S45159/33WZ          1187099

CROCODILLO                                   United Kingdom             1118254              1118254

CROCODILLO - Device                          Canada                     459622               298674

CROCODILLO - Stylized Letters                Canada                     459624               290911

CROCODILLO - Word and Bottle Design          Canada                     459623               287166

CROCODILLO & PICTURE BOTTLE                  Africa                     71085                21018

CROCODILLO & PICTURE BOTTLE                  Benelux                    637265               366556

CROCODILLO & Picture Bottle                  Denmark                    2809/1980            589/1981

CROCODILLO & PICTURE BOTTLE                  France                     568376               1594037

CROCODILLO & PICTURE BOTTLE                  Germany                    S35057/33WZ          1012660

CROCODILLO & PICTURE BOTTLE                  Greece                     66812                66812

CROCODILLO & Picture Bottle                  Ireland, Republic of       98597                98597

CROCODILLO & PICTURE BOTTLE                  Italy                      34757C/80            406634

CROCODILLO & Picture Bottle                  Liberia                    ""                   1496/126

CROCODILLO & Picture Bottle                  South Africa               80/8480              80/8480

CROCODILLO & PICTURE BOTTLE                  Switzerland                3366                 P308602

CROCODILLO & PICTURE BOTTLE                  United Kingdom             1135920              1135920

CROCODILLO (IN VERTICAL SCRIPT)              United Kingdom             1139015              1139015

CROCODILLO Character                         Germany                    S43862/33WZ          1105330

CROCODILLO CHARACTER                         United Kingdom             1137278              1137278

CROCODILLO Device                            Austria                    AM 5160/89           130.811

CROCODILLO Device                            Austria                    AM 5161/89           130.812

CROCODILLO Device                            Germany                    S49248               1159829

DEL 800                                      Chile                                           R426600

DISFRUTE NUESTA CALIDAD CON RESPONSABILIDAD  El Salvador                906/94               239

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506936

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506937

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506938

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506939

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506940

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506975

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506976

DISFRUTE NUESTRA CALIDAD CON RESPONSABILIDAD Argentina                                       1506977

DISTILCO                                     Canada                     484430               38561

DOUBLE EAGLE                                 Canada                     147822               213/46500

DOUBLE L                                     Canada                     283989               148330

ENJOY OUR QUALITY WITH RESPONSIBILITY        Bahama Islands             16264                16264

ENJOY OUR QUALITY WITH RESPONSIBILITY        Trinidad&Tobago            22376

ENJOY OUR QUALITY WITH RESPONSIBILITY -      Aruba                      94020813             16625
Word Block

ESCORIAL                                     Brazil                                          6071236

ESCORIAL                                     Fiji                       10331                21229

ESCORIAL                                     Netherlands Antilles       ""                   9674

ESCORIAL                                     Peru                       100830               ""

ESCORIAL                                     Venezuela                  5177/79              133284F

ESCORIAL - Word Block Letters                Colombia                   92342640             183249

ESCORT                                       Dominican Republic         ""                   24967

ESCORT                                       Malaysia                   71298                M/71298

ESCORT                                       Thailand                   91956                30241/KOR41886

ESCORT Plus Corporate Design                 Japan                                           1638089

FIRST EDITION                                Canada                     242712               112455

FIVE CROWN                                   Canada                     165375               15/4714

FOUR SQUARE                                  Canada                     127799               177/39246

FRASER'S                                     Canada                     183241               69/18023

FYNE MIST HIGHLAND WHISKY                    Canada                     247197               114693

GOLD ANCHOR                                  Canada                     261886               126/236

GOOF PROOF                                   Canada                     295613               153172

GRAND CHENE                                  Benelux                    508680

GREAT OAKS                                   Canada                     379817               213107

GREEN & GOLD                                 Brazil                                          6550380

GREEN & GOLD                                 Brazil                     820963771

GREEN & GOLD                                 Dominican Republic         ""                   21952

GREEN & GOLD                                 Peru                       119092               69604

GREEN & GOLD                                 Venezuela                  6253/90              158776F

HARWOOD                                      Antigua & Barbuda                               1581

HARWOOD                                      Argentina                  1941877              1565566

HARWOOD                                      Japan                      13021996             4108280

HARWOOD                                      Malta                      10777                10777

HARWOOD                                      Montserrat                                      594

HARWOOD                                      Seychelles                                      278

HARWOOD                                      Turkey                     59913/71             130166

HARWOOD                                      Venezuela                  5197/85              128485F

HARWOOD in Rectangular Frame                 Argentina                  1030008              1601166

HARWOOD in Rectangular Frame                 Argentina                                       1601165

HARWOOD Label                                Pakistan                                        57260

HARWOOD'S                                    Bahama Islands                                  1946

HARWOOD'S                                    Bolivia                                         20919C 52354A

HARWOOD'S                                    Brazil                     805644               6023223

HARWOOD'S                                    Hungary                                         119063

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
HARWOOD'S                                    Paraguay                                        126062

HARWOOD'S                                    Suriname                                        7166

HARWOOD'S                                    Tangier                    3698                 R7381

HARWOOD'S (SCRIPT)                           Switzerland                                     381038

HARWOOD'S Label                              Australia                                       A197730

HOW TO TALK ABOUT ALCOHOL                    Canada                     710186               TMA430177

IT'S ALL IN THE POUR                         United States of America   76/312878

IZAAK WALTON LABEL                           United Kingdom                                  471332

J.G. GOWIE & Design                          United Kingdom                                  176279

J.G. GOWIE CO. HL & Design                   United Kingdom                                  181194

J.G. GOWIE CO.HL & Design                    Jamaica                                         532

JACK BAKER'S SECRET                          Canada                     394867               220687

KING'S TREASURE                              Canada                     18557400             19675

KINKY PINKY                                  Canada                     592212               346097

LORD SELKIRK                                 Canada                     364908               198615

MACUMBA                                      Brazil                                          6030319

MACUMBA                                      Brazil                                          1231/0603039

MACUMBA                                      Costa Rica                 NONE                 85978

MACUMBA                                      Dominican Republic         31012                60903

MACUMBA - Word Block Letters                 Canada                     375547               211494

MAGNA CARTA                                  Hong Kong                                       1227/1964

MAGNA CARTA                                  United Kingdom                                  157938

MAGNA CARTA                                  United Kingdom                                  838186

MAGNA CARTA - Word Block Letters             Italy                                           458728

MAGNA CHARTA                                 United Kingdom                                  838187

MASTER'S FLAG                                Brazil                                          6688870

MASTER'S FLAG                                Dominican Republic                              21945

MICKEY'S                                     Chile                                           R431639

MINI-A-CHEERS                                Canada                     569332               336208

MIRASOL                                      Chile                                           R427543

MONOGRAM                                     Canada                     139516               201/44005

NORTH STAR                                   Canada                     242258               111611

OLD BEAGLE (label)                           Chile                                           R431288

OLD COLONEL                                  Canada                     123979               169/37714

OLD COLONEL LABEL                            Canada                     157105               257/55302

OLD GLORY                                    Canada                     148047               214/46651

PARTING IS SUCH SWEET SORROW                 United States of America   76/312879

PENABLANCA                                   Chile                                           R428317

PIONEER                                      Canada                     145659               212/46304

PIONEER                                      United Kingdom             1119914              1119914

PIONEER Label                                United Kingdom                                  448998

PLENTY KIWI - Word Block Letters             Italy                      34433C/85            714611

PLENTY KIWI label                            Germany                    W55670               DD645181

QI XING Device (with Chinese Characters)     China                                           202256

RED SATIN                                    Canada                     147305               211/46176

RENOIR                                       Benelux                    425162

RENOIR                                       Benelux                    433903

RENOIR                                       Benelux                    541163

RENOIR                                       International Registration                      607831

RESPONSIBILITY SLOGAN - (CR) DISFRUTE        Colombia                   005017               186074

RESPONSIBILITY SLOGAN - (CR) DISFRUTE        Peru                       236882               586

RESPONSIBILITY SLOGAN - APRECIE A NOSSA      Brazil                     816755973

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Bolivia                    1571

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Costa Rica                                      488

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Ecuador                    51641                21895

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Guatemala                  131594               1642

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Honduras                   1158/94              65117

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Mexico                     2499                 10788

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Nicaragua                  9400709              29379CC

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Paraguay                   01880                174818

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Puerto Rico                                     34069

RESPONSIBILITY SLOGAN - DISFRUTE NUESTRA     Panama                     070945               70945
CALIDAD

RESPONSIBILITY SLOGAN - SEAGRAM DISFRUTE*    Venezuela                  3494/94

ROYAL CROWN                                  International Registration                      246102

ROYAL MILE                                   United Kingdom             ""                   B820790

ROYAL MILE                                   United States of America   72/139315            741704

RUSKA                                        Canada                     406047               228162

SAN MICHEL                                   Brazil                                          760240736

SAN MICHEL                                   Mexico                     215051

SEAGRAM DISFRUTE NUESTRA . . .*              Chile                                           435.074

SEVEN STAR IN CHINESE CHARACTERS             China                      92015668             632413

THE SPORTSMAN'S CHOICE                       Canada                     163581               0/2381

THOSE WHO APPRECIATE QUALITY ENJOY IT        South Africa               9515575              9515575
RESPONSIBLY

THOSE WHO APPRECIATE QUALITY ENJOY IT        South Africa               9515575              9515575
RESPONSIBLY

TROPINA                                      Canada                     503029               312492

TROPINA (IN SPECIAL FORM)                    New Zealand                158698               158698

V M                                          Canada                     361447               194072

VALENCIA & DESIGN                            Canada                     450671               264842

VAN KAMP                                     Canada                     247649               114/789

VICUNA                                       Argentina                  2108160              1708562

VICUNA                                       Brazil                     820440604            820440604

VICUNA                                       Canada                     858980               TMA536364

VICUNA                                       Mexico                     334274               624279

VICUNA                                       United States of America   75/406901            ""

VIP                                          Canada                     246985               120404

VIZZIO                                       Chile                                           R496095

WHITE WHEAT                                  Canada                     156243               257/55210

* The parties may determine to abandon or cancel these registrations.


4.        PRODUCTION AND OTHER ASSETS

4.1       Amherstburg, Ontario

4.2       Gimli, Manitoba

4.3       Lasalle, Quebec

4.4       Relay, Maryland

4.5       Carson, California

4.7 United States wine facilities (other than Lawrenceburg, Indiana; Rushville, Indiana; Lawrenceburg, Kentucky)

4.8 All other North American production facilities and warehouses (other than Lawrenceburg, Indiana; Rushville, Indiana or any facilities in Mexico) including all offices and laboratories in White Plains, New York

4.9 All production facilities and warehouses associated with wine Brands that are Diageo Assets in France

4.10      All production facilities and the Cordesa farm in Venezuela

4.11      All production facilities and warehouses in Korea

4.12 All production facilities and warehouses relating to Don Julio and certain other brands, which facilities and warehouses passed (directly or indirectly) to Diageo and/or its Affiliates pursuant to the purchase agreement between Pernod Ricard, Diageo, Pernod Ricard North America and Diageo Nederland BV dated 15 May 2002

4.13      Milan, Indiana



5.        ART AND ANTIQUES

          All art and antiques acquired by Diageo and Pernod Ricard pursuant to the Vivendi Sale Agreement wholly relating to Diageo Assets.



6.        AFTER-ACQUIRED ASSETS OF DIAGEO

6.1       A receivable in the amount of US$1.5 million to be paid by the Bianchi          The date of
          family in connection with their exercise of a put/call                          this Agreement
          option over the shares of Valentin Bianchi S.A.I.F. The
          option premium of $500,000 has already been paid. The US$1.5 million represents a second tranche of proceeds.

6.2       Dorval, Ontario                                                                 The date of this
                                                                                          Agreement
6.3       The Saruro Warehouse, Venezuela                                                 The date of this
                                                                                          Agreement
6.4       Lease Agreement (No.1) dated October 22, 1996, a Lease Agreement                The date of this
          (No.2) dated 23/31 December 1996 and a Lease Agreement (No.3) dated             Agreement
          January 28/29, 1997 entered into by Seagram Holding-und
          Handelsgesellschaft mbH regarding the lease of railcars (refrigerated boxcars) (together, the "Tropicana Lease Agreements") and Accounts
          Receivables Purchase Agreement (No.1) dated October 22, 1996, an
          Accounts Receivables Purchase Agreement (No.2) dated 23/31 December,
          1996 and an Accounts Receivables Purchase Agreement (No.3) dated
          January 28/29, 1997 entered into by Seagram Holding-und
          Handelsgesellschaft mbH regarding the purchase of certain rights under the Tropicana Lease Agreements of even dates

                                     PART B
                              PERNOD RICARD ASSETS


1.        INTELLECTUAL PROPERTY ASSETS RELATING TO BRANDS

                    All Intellectual Property Assets relating wholly to the Brands set out in paragraph 1 or 2 of Part B of Schedule 2.


2.        INTELLECTUAL PROPERTY ASSETS RELATING TO PRODUCT CATEGORIES

                    All Intellectual Property Assets that are not referred to in paragraph 1 or paragraph 3 of Part A or Part B of this
                    Schedule 1 and that have been used wholly in relation to one of the following product categories and that can be completely separated from other Intellectual Property Assets;

                    2.1      Scotch whisky;
                    2.2      cognac;
                    2.3      brandy; and/or
                    2.4      gin

3.        MISCELLANEOUS INTELLECTUAL PROPERTY ASSETS

3.1                 Miscellaneous Copyrights

                                                                                       DATE OF
                                              CLASS AND                             CREATION/ DATE      RELATED
           COPYRIGHT INFORMATION             JURISDICTION      REG. NO./ DATE       OF PUBLICATION      BRAND(S)
           ---------------------             ------------      --------------       --------------      --------
  1.  SEAGRAM'S THE SPIRIT OF               Book (Textual      AF: 38425/ (no       No date           No
  HOSPITALITY: A GUIDE TO SUCCESSFUL        Work?)             date)                                  relationship
  ENTERTAINING.                             United States                                             with a
  Joseph E. Seagram & Sons, Ltd. Assigned                                                             particular
  to Treat Venture Holdings Ltd. at                                                                   brand.
  Vivendi closing.


  2.  PLAISIRS DE L'HOSPITALITE PAR         Book (French       AF: 38424/ (no       October 30, 1973  No
  SEAGRAM: COMMENT REUSSIA SES RECONTRES    translation)       date)                                  relationship
  SOCIALES                                  United States                                             with a
  Joseph E. Seagram & Sons, Ltd. Assigned                                                             particular
  to Treat Venture Holdings Ltd. at                                                                   brand.
  Vivendi closing.

                                                                                       DATE OF
                                              CLASS AND                             CREATION/ DATE      RELATED
           COPYRIGHT INFORMATION             JURISDICTION      REG. NO./ DATE       OF PUBLICATION      BRAND(S)
           ---------------------             ------------      --------------       --------------      --------
  3. LES PLAISIRS DE L'HOSPITALITE PAR      Literary &        249882/               No date           No
  SEAGRAM                                   Artistic Work     March 21, 1974                          relationship
  Registered to Joseph E. Seagram & Sons    Canada                                                    with a
  Limited on March 21, 1974. The Seagram                                                              particular
  Company Limited and Joseph E. Seagram &                                                             brand.
  Sons Ltd. then formed The Seagram
  Company Limited. The Certificate of
  Amalgamation was filed March 26, 2001.
  Assigned to Treat Venture Holdings Ltd.
  at Vivendi closing.


  4. SEAGRAM'S THE SPIRIT OF HOSPITALITY    Literary &        249881/ March 21,     No date           No
  - A GUIDE TO SUCCESSFUL ENTERTAINING      Artistic Work     1974                                    relationship
  Registered to Joseph E. Seagram & Sons    Canada                                                    with a
  Limited on March 21, 1974. The Seagram                                                              particular
  Company Limited and Joseph E. Seagram &                                                             brand.
  Sons Ltd. then formed The Seagram
  Company Limited. The Certificate of
  Amalgamation was filed March 26, 2001.
  Assigned to Treat Venture Holdings Ltd.
  at Vivendi closing.


3.3       Miscellaneous Domain Names

          None.

3.4       Miscellaneous Trademarks

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
ALBALUNA DI CONTRADA VISNA words             Italy                      MI99C008221

AMARETTO RISERVA DELL'AMORINO label          Italy                                           411897

BALBO device                                 International: Benelux,                         R371480
                                             France, Switzerland

BASTIANI word                                International              MI99C010295

BASTIANI word                                Italy                                           R369643

BATTINO word                                 International                                   R371482

BIANCA D'UVA words                           Italy                      MI98C006759

BLITZ word                                   Italy                      MI2001C001696

BOOKER'S                                     South Africa               9513408              9513408

BREGANZE word                                Mexico                                          357075

BROOMY KNOWE Label                           United Kingdom                                  174882

CA DEI FILARI words                          International                                   639901

CA DEI FILARI words                          Italy                                           655002

CA DEI FILARI words                          Venezuela                                       17644-95

CAIPIRA SEAGRAM                              Brazil                     817428828            817428828

CANAIMA                                      Mexico                     334100               581320

CANAIMA                                      Peru                       110174               64655

CARTA ORO                                    Brazil                                          3392740

COLUMBIA CLUB                                Canada                     181705               64/16900

CRICKET word                                 Italy                      MI98C002308

CRICKETER                                    United Kingdom                                  838659

CRICKETERS                                   United Kingdom                                  1106464

CRICKETER'S                                  Kenya                      47943

CRICKETERS GIN BOTTLE                        United Kingdom                                  1033198

CRUDELIA logo                                Italy                      MI99C012653

CUBANA                                       Canada                     215084               162/41419

DINO DAL POS words                           Italy                      MI2000C003703

DUBAC label                                  Italy                      MI99C012200

ENCORE                                       China                      92032237             641349

ENCORE                                       Hong Kong                  10201/92             B8826/95

ENCORE                                       Taiwan                     81026450             578806

EXCELLENT word                               Italy                                           825845

EXE word                                     Italy                                           825846

FERRERO                                      Brazil                                          6803881

FERRERO TORINO VERMOUTH label                International                                   2R136504

FERRERO TORINO VERMOUTH label                Italy                                           686813

FERRERO VERMOUTH label                       U.K.                                            447404

FERRERO word                                 Italy                      MI99C012147

GLEN VAT                                     Brazil                                          4506855

GLEN VAT                                     Dominican Republic         ""                   21941

GOLDEN DIAMOND                               Taiwan                     8127521              578808

GOLDEN DIAMOND in Chinese Characters         Taiwan                     81045277             590023

GOLDEN LAKE                                  Brazil                                          6687113

GOLDEN LAKE                                  Brazil                                          1231/0668771

GOLDEN LAKE                                  Venezuela                  6257/90              158779F

GOLDEN SUPREME                               Taiwan                     8107014              565172

GRAN TORINO                                  Brazil                                          7033974

GRAN TORINO VERMOUTH SPECIALE                International                                   R346804
TIPICO AMARO label

GRAN TORINO words                            International                                   2R130921

GRAN-TORINO                                  United Kingdom             925081               B925081

I TRALCI label                               International                                   595770

I TRALCI label                               Italy                                           585478

ILALA                                        South Africa               962640               962640

JADE                                         Japan                                           4322150

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
JADE                                         Thailand                   156370               308029/KOR45986

JAMAICA CLUB                                 Bahama Islands                                  1655

JAMAICA CLUB                                 Nigeria                    TP11670              51002

JAMAICA CLUB                                 United Kingdom             698238               698238

KALINKA                                      Canada                     343874               191108

KIEV RUS                                     Argentina                  1864585              1500320

KIEV RUS                                     Austria                    AM5850/92            149428

KIEV RUS                                     Azerbaijan

KIEV RUS                                     Benelux                    789801               524231

KIEV RUS                                     Brazil                     817019383            817019383

KIEV RUS                                     China                      93009045             686423

KIEV RUS                                     Dominican Republic                              56165

KIEV RUS                                     France                     92444673             92444673

KIEV RUS                                     Germany                    S55620/33WZ          2043462

KIEV RUS                                     Hungary                    M9206370             140314

KIEV RUS                                     Italy                      RM92C004548          645049

KIEV RUS                                     Korea, South               9234022              279552

KIEV RUS                                     Poland                     Z118358              79524

KIEV RUS                                     Spain                      1742020              1742020

KIEV RUS                                     Switzerland                8685/19929           406177

KIEV RUS                                     Taiwan                     81060169             607988

KIEV RUS                                     Thailand                   241628               241628/KOR19090

KIEV RUS Label Design                        Ukraine                    94030940

KING ARTHUR                                  Japan                                           4292565

KING ARTHUR - Word Block Letters             Africa                     81868                32198

KING'S PLATE                                 Canada                     163600               0/2254

KWELA                                        South Africa               9715635              9715635

LANDY FRERES label                           Italy                                           492393

LANDY FRERES logo                            Italy                                           411892

LANDY FRERES words                           Italy                                           411893

LANDY FRERES words                           Mexico                                          502757

LEOPARDO label                               Italy                      MI99C010213

LIGUSTRO label                               Italy                                           457473

LIGUSTRO word                                Italy                      MI99C010294

LINCOLN CLUB                                 Canada                     127799               177/39245

MASTERPIECE                                  Japan                      13011996             4108279

MELISSE word                                 Italy                                           644387

MIDNIGHT THE SPIRIT OF THE NIGHT             Benelux                    447569

MIDNIGHT THE SPIRIT OF THE NIGHT             Benelux                    447570

MOUNT DISA                                   South Africa               956285               956285

MOUNT DISA                                   United Kingdom             2026468              2026468

MOZART LIQUEUR words                         Italy                                           425737

MR. PICKWICK                                 Canada                     233563               107794

N DEL 800 COGNAC NAPOLEON (label)            Chile                                           R519833

NOTTURNO word                                International                                   785442

NOTTURNO word                                Italy                                           717627

OLD COURIER                                  United Kingdom                                  563411

OSLO BREZZA DEL NORD label                   Italy                                           425750

OSLO word                                    Italy                                           492402

PETER MALCOLM                                Brazil                                          006087353

PETER MALCOLM                                Brazil                                          6087353

PETER MALCOLM                                Mexico                     214064

PETER MALCOLM                                Panama                                          15699

PETER MALCOLM                                Peru                       100941               63598

PETER MALCOLM LABEL                          Fiji                       10375                21262

PREMIER CLUB COLLECTION                      Armenia                    950078               2713

PREMIER CLUB COLLECTION                      Azerbaijan                 940769               N980846

PREMIER CLUB COLLECTION                      Benelux                    757631               493123

PREMIER CLUB COLLECTION                      Czech Republic             NONE                 172242

PREMIER CLUB COLLECTION                      Georgia                    3565/03              3918

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
PREMIER CLUB COLLECTION                      Indonesia                  HC010119022          287740

PREMIER CLUB COLLECTION                      Kazakhstan                 26                   5164

PREMIER CLUB COLLECTION                      Korea                                           27619

PREMIER CLUB COLLECTION                      Korea, South               9340444              319137

PREMIER CLUB COLLECTION                      Latvia                     M9223                M30265

PREMIER CLUB COLLECTION                      Lithuania                  ZP559                20029

PREMIER CLUB COLLECTION                      Macedonia                  Z198894              03524

PREMIER CLUB COLLECTION                      Malaysia                   MA/8550/90           90/08550

PREMIER CLUB COLLECTION                      Mexico                     103579               ""

PREMIER CLUB COLLECTION                      Moldova                    000821               1732

PREMIER CLUB COLLECTION                      Romania                    25281                18266

PREMIER CLUB COLLECTION                      Russian Federation         158993               116238

PREMIER CLUB COLLECTION                      Slovak Republic            62321                173752

PREMIER CLUB COLLECTION                      Slovenia                   Z9181688             9181688

PREMIER CLUB COLLECTION                      Thailand                   211182               443019/Kor129

PREMIER CLUB COLLECTION                      Uzbekistan                 MBGU94012053         5466

PREMIER CLUB COLLECTION                      Yugoslavia                 Z1688/91             38393

PREMIER CLUB COLLECTION - Word               Australia                  548088               548088
Block Letters

PREMIER CLUB COLLECTION - Word               Belarus                    1577                 4821
Block Letters

PREMIER CLUB COLLECTION - Word               Bulgaria                   20002                20610
Block Letters

PREMIER CLUB COLLECTION - Word               Canada                     672345               TMA424017
Block Letters

PREMIER CLUB COLLECTION - Word               China                      91006538             581962
Block Letters

PREMIER CLUB COLLECTION - Word               Croatia                    Z921186A             Z921186
Block Letters

PREMIER CLUB COLLECTION - Word               Estonia                    9200481              13506
Block Letters

PREMIER CLUB COLLECTION - Word               Hungary                    3072/91              134689
Block Letters

PREMIER CLUB COLLECTION - Word               India                      581127               ""
Block Letters

PREMIER CLUB COLLECTION - Word               Israel                     78476                78476
Block Letters

PREMIER CLUB COLLECTION - Word               Italy                      RM91C000019          611107
block Letters

PREMIER CLUB COLLECTION - Word               Japan                      144047/1990          2532270
Block Letters

PREMIER CLUB COLLECTION - Word               Ukraine                    92120578             6947
Block Letters

PREMIER CLUB COLLECTION + Korean             Korea, South                                    27619
Characters

PREMIER CLUB COLLECTION w/Seagram Crest      Hong Kong                  9408702              B11546/1998
Design

PREMIER CLUB COLLECTION w/SEAGRAM  S Seal    United Kingdom             1453481              1453481
Design

PREMIER CLUB COLLECTION with Seagram         Germany                    S53500/33WZ          2035805
Crest Design

PREMIER CLUB COLLECTION with Seagram         Singapore                  275/95               275/95
Crest Design

QUINTESSENZA word                            Italy                                           687600

R.V. ALLEN 1881                              Portugal                                        140873

RISERVA SAINT HONORE label                   Italy                                           412035

SAINT HONORE words                           Italy                                           412030

SAMBUCA  label  *Seagram  Italia stated that Italy                                           473432
this mark is in use

SEAGRAM ESPANA (Commercial Name)             Spain                      157133               157133

SEAGRAM SYMPHONIA & DESIGN                   Canada                     691629               430584

SEAGRAM'S KIEV RUS                           Argentina                  1868352              1505935

                 TRADEMARK                            COUNTRY                 APP. NO.            REG. NO.
                 ---------                            -------                 --------            --------
SEAGRAM'S KIEV RUS                           Austria                    AM5849/92            149427

SEAGRAM'S KIEV RUS                           Azerbaijan

SEAGRAM'S KIEV RUS                           Benelux                    789800               526011

SEAGRAM'S KIEV RUS                           Brazil                     817019375            817019375

SEAGRAM'S KIEV RUS                           China                      93009046             686422

SEAGRAM'S KIEV RUS                           Dominican Republic                              56418

SEAGRAM'S KIEV RUS                           France                     92445695             92445695

SEAGRAM'S KIEV RUS                           Germany                    S55621/33WZ          2043463

SEAGRAM'S KIEV RUS                           Hungary                    M9300009             140315

SEAGRAM'S KIEV RUS                           Italy                      RM92C004549          645050

SEAGRAM'S KIEV RUS                           Korea, South               9234024              279553

SEAGRAM'S KIEV RUS                           Mexico                     156577               433847

SEAGRAM'S KIEV RUS                           Poland                     Z118357              79523

SEAGRAM'S KIEV RUS                           Switzerland                8684/19927           409146

SEAGRAM'S KIEV RUS                           Thailand                   241629               241629/KOR23255

SEAGRAM'S KIEV RUS                           Ukraine

SILVER FIZZ                                  Canada                     145416               209/45779

SKI                                          Ireland, Republic of                            66208

SKI                                          United Kingdom                                  841391

STILLATA word                                Italy                      MI98C006758

TROPICAL JOY words                           Italy                      MI98C006761

VICKERS                                      Canada                     143567               208/45421

VICKERS'                                     Nigeria                    TP17523/93/4

VICKERS'                                     Puerto Rico                                     23822

VICKERS COAT OF ARMS & DESIGN                Canada                     141482               201/44071

VICKERS LABEL DESIGN                         Canada                     137252               200/43989

ZUPPA INGLESE words                          Italy                                           425765

4.       PRODUCTION AND OTHER ASSETS

4.1       Lawrenceburg, Indiana

4.2       Rushville, Indiana

4.3 All production facilities and warehouses in the United Kingdom (except dedicated CAPTAIN MORGAN assets)

4.4 All production facilities and warehouses in Brazil associated with the Brands which are Pernod Ricard Assets

4.5       All production facilities and warehouses in India

4.6 All production facilities and warehouses in Portugal relating to Brands which are Pernod Ricard Assets

4.7       All production facilities and warehouses associated with MARTELL

4.8 All production facilities and warehouses in Mexico, excluding those referred to in paragraph 4.12 of Part A of this Schedule


5.        ART AND ANTIQUES

          All art and antiques acquired by Diageo and Pernod Ricard pursuant to the Vivendi Sale Agreement save for any art or antiques wholly relating to Diageo Assets.

6.        AFTER-ACQUIRED ASSETS OF PERNOD RICARD

6.1       Atwood Trade Credits                                                          The date of this
                                                                                        Agreement
6.2       Receivable relating to the loan made by Seagram do Brasil Industria e         The date of this
          Comercio Ltda and Maria Candida (also known as the Crown Industria e          Agreement
          Comercio Ltda loan).

                                   SCHEDULE 2
                            BRANDS AND RELATED ASSETS

Note: It is agreed that, except where otherwise indicated on this Schedule, sub-brands shall pass as is indicated for the principal Brand of which they form a part.


                                     PART A
                        DIAGEO BRANDS AND RELATED ASSETS


1.   ASSETS RELATING TO BRANDS

All Acquired Assets (other than shares (or equivalent) in bodies corporate) relating wholly to the following brands:

1.1           BARTON & GUESTIER
1.2           TRADITION
1.3           BULLEIT BOURBON
1.4           CACIQUE
1.5           CAPTAIN MORGAN
1.6           CHATEAU AND ESTATE AGENCY WINES
1.7           CROWN ROYAL
1.8           CUESTA DEL MADERO
1.9           MUMM (Note: "Mumm" used under licence)
1.10          MUMM CUVEE NAPA (Note: "Mumm" used under licence)
1.11          CUVEE MUMM (Note: "Mumm" used under licence)
1.12          DOMAINE MUMM (Note: "Mumm" used under licence)
1.13          DON JULIO
1.14          CHENTE
1.15          AGAVANA
1.16          TEQUILIER
1.17          TEQUIFRUIT
1.18          MACARENA
1.19          LA LEYENDA
1.20          JULIO GONZALEZ E.
1.21          A LEGENDARY MAN - A LEGENDARY TEQUILA
1.22          UN HOMBRE LEGENDARIO
1.23          DAMASO MENDIOLA
1.24          DON JULIAN, JULIO 1992
1.25          DON JULIO, 1942
1.26          LA TABERNA DE DON JULIO
1.27          MONTEZUMA
1.28          RESERVA DE DON JULIO
1.29          DON JULIO ANEJO
1.30          DON JULIO BLANCO
1.31          DON JULIO REAL
1.32          DON JULIO REPOSADO
1.33          MYERS'S
1.34          GOLD LABEL
1.35          GOLD LABEL (TRELAWNY)
1.36          SAN TELMO
1.37          SEAGRAM'S 5 STAR (Note: "Seagram's" used under licence from
              Pernod Ricard)
1.38          SEAGRAM'S 7 CROWN (Note: "Seagram's" used under licence from
              Pernod Ricard)

1.39          SEAGRAM'S 83 (Note: "Seagram's" used under licence from
              Pernod Ricard)
1.40          SEAGRAM'S VO (Note: "Seagram's" used under licence from
              Pernod Ricard)
1.41          STERLING VINEYARDS
1.42          THE MONTEREY VINEYARD
1.43          TRES MAGUEYES
1.44          TRES MAGUEYES GRAN RESERVA
1.45          TRES MAGUEYES BLANCO
1.46          TRES MAGUEYES REPOSADO
1.47          TRES MAGUEYES RESERVA DE LA CASA
1.48          WINDSOR PREMIER
1.49          CRILLON
1.50          FREDERIC BASTIAT
1.51          GRAND BLASON
1.52          MONITOR


AFTER-ACQUIRED ASSETS OF DIAGEO

     All Acquired Assets (other than shares (or equivalent) in bodies corporate) relating wholly to the following Brands:

1.53          CITRUS                                 The date of this Agreement
1.54          DINASTIA                               The date of this Agreement
1.55          DUFRES (except Chile)                  The date of this Agreement
1.56          GRAN BLASON                            The date of this Agreement
1.57          JULIUS KAYSER                          The date of this Agreement
1.58          SAMBA                                  The date of this Agreement
1.59          SECRET                                 The date of this Agreement

                                     PART B
                     PERNOD RICARD BRANDS AND RELATED ASSETS


1.   BRANDS

All Acquired Assets (other than shares (or equivalent) in bodies corporate) relating wholly to the following brands:

1.1           100 PIPERS or ONE HUNDRED PIPERS or HUNDRED PIPERS
1.2           THE BLACK WATCH
1.3           ALDEIA VELHA & NOVA
1.4           BENRIACH
1.5           BLACK JACK
1.6           BLENDERS PRIDE
1.7           BOODLES
1.8           CHIVAS
1.9           CHIVAS REGAL
1.10          DE VALCOURT
1.11          DUNBAR
1.12          GLEN GRANT
1.13          GLEN KEITH
1.14          GLENLIVET
1.15          HERITAGE COLLECTION
1.16          HIGHLAND CLAN
1.17          IMPERIAL BLUE
1.18          JULES ROBIN
1.19          L'OR
1.20          LOCHAN ORA
1.21          LONGMORN
1.22          MACIEIRA
1.23          MARGARITAVILLE
1.24          MARTELL
1.25          CORDON ARGENT
1.26          CORDON BLEU
1.27          CORDON RUBIS
1.28          CORDON SUPREME
1.29          MARTELL & CO.
1.30          MASTER BLEND
1.31          MEDAILLON
1.32          MONTILLA
1.33          MONTILLA CARTA
1.34          NATU NOBILIS
1.35          NOBLIGE
1.36          OAKEN GLOW
1.37          ORLOFF
1.38          PRINCE CHARLIE
1.39          REGENCY
1.40          ROBERT BROWN'S
1.41          ROBIN
1.42          RON CABANA
1.43          ROYAL SALUTE
1.44          ROYAL STAG
1.45          SEAGRAM; SEAGRAM'S

1.46          SEAGRAM'S GIN
1.47          SEAGRAM'S GIN AND JUICE
1.48          SEAGRAM'S VODKA
1.49          SOMETHING SPECIAL
1.50          STARS AND STRIPES
1.51          STRATHISLA
1.52 TEQUILA BRANDS (OTHER THAN THOSE IDENTIFIED IN SCHEDULE 2, PART A, SECTIONS 1.13-1.32 AND 1.43-1.47),
              INCLUDING (BUT NOT LIMITED TO)
1.53          CHARROS TEQUILA
1.54          COYOTE
1.55          DON LEONCIO
1.56          LOS INFIELES
1.57          LOS RUIZ
1.58          MANSION HOUSE
1.59          MARIACHI
1.60          MEXIQUILA
1.61          OLMECA
1.62          TESORO DEL SOL
1.63          THE CENTURY OF MALTS
1.64          WILLIAM LONGMORE
1.65 BOSTON CLUB, CAMP, CHATELAIN, CRESCENT, EMBLEM, EVERMORE, NEWS and TEN DISTILLERIES
1.66          RICK'S
1.67          SEAGRAM'S COOLERS
1.68          SEAGERS


AFTER-ACQUIRED ASSETS OF PERNOD RICARD

     All Acquired Assets (other than shares (or equivalent) in bodies corporate) relating wholly to the following Brands:

1.69          PASSPORT                                20 September 2002
1.70          ALMADEN                                 The date of this Agreement
1.71          SUNNY DAYS                              The date of this Agreement
1.72          BAIA DEI LIMONI                         The date of this Agreement
1.73          BURNETT'S WHITE SATIN (in Japan)        The date of this Agreement
1.74          FORESTIER                               The date of this Agreement
1.75          MAISON FORESTIER                        The date of this Agreement
1.76          GOLD BOND                               The date of this Agreement
1.77          JACQUES CARDIN                          The date of this Agreement
1.78          LOUIS D'OR                              The date of this Agreement
1.79          QUEEN ANNE                              The date of this Agreement
1.80          ROYAL LABEL                             The date of this Agreement

1.81          SAO FRANCISCO                           The date of this Agreement
1.82          WILSONS                                 The date of this Agreement
1.83          WHITE SWAN                              The date of this Agreement
1.84          ALEXANDER                               The date of this Agreement
1.85          NIKOLAI (except Costa Rica)             The date of this Agreement

                                   SCHEDULE 3
                              COMPANIES AND ASSETS

                                     PART A
                           DIAGEO COMPANIES AND ASSETS


All of the Acquired Assets (other than shares or other membership interests in bodies corporate and those Acquired Assets listed or described in Schedules 1 or
2) owned by the following entities:

1. Barton & Guestier S.A. (France)
C.A. Circulo de Conocedores (Venezuela)
C.A. Cordesa S.A. (Venezuela)
C.A. Distribuidora Chumaceiro CADICH 2000 (Cayman Islands)
C.A. Distribuidora Chumaceiro CADICH Directos (Cayman Islands)
C.A. Seagram de Venezuela (Venezuela)
Captain Morgan Rum Distillers Ltd. (Canada)
Captain Morgan (Bermuda) Ltd. (Bermuda)
Claredon Distillers Limited (Jamaica)
Diageo Ichon Supply Co., Limited (formerly Doosan Seagram Co., Ltd.)
  (South Korea)
Diageo Korea Ltd (formerly World Liquor Trading Company) (South Korea) Distillers Products Sales Corporation (U.S.A.)
Don Julio Agavera S.A. (Mexico)
Jerome Distributors, Inc. (U.S.A.)
JES (U.S.A.)
Kamina Trading Ltd. (Venezuela)
Licorerias Unidas, S.A. (Venezuela)
Myers Rum Company Limited (Bahamas)
Myers Rum Company (Jamaica) Limited (Jamaica)
'N' Productes, S.A. (Andorra)
Seagram-Baric (U.S.A.)
Seagram (Cayman) Ltd. (Cayman Islands)
Seagram de Argentina S.A. (Argentina)
Seagram Export Foreign Sales Corporation Limited (Jamaica)
Seagram Export Sales Co., Inc. (U.S.A.)
Seagram Korea B.V. (Netherlands)
Seagram Nevada Corporation (U.S.A.)
Seagram United Kingdom Limited (U.K.)
Servicios Agavera, S.A. (Mexico)
Sterling Vineyards, Inc. (U.S.A.)
Tequila Don Julio S.A. de C.V. (Mexico)
Tequila Don Julio Servicios S.A. de C.V. (Mexico)
Tomo Compania Anonima (Venezuela)
Trelawny Estates Limited (Jamaica)
Valentin Bianchi S.A.I.F. (Argentina)
Vignobles Internationaux S.A. (France)

                                     PART B
                       PERNOD RICARD COMPANIES AND ASSETS


All of the Acquired Assets (other than shares or other membership interests in bodies corporate and those Acquired Assets listed or described in Schedules 1 or
2) owned by the following entities:

1. Alexander McLaren and Company Limited (U.K.)
2. Associated Liquor Distributors (EM) Sdn. Bhd. (Sabah) (Malaysia) Associated Liquor Distributors (Hong Kong) Limited (Hong Kong)
Associated Liquor Distributors Sdn. Bhd. (Malaysia)
Associated Liquor Distributors (Thailand) Ltd. (Thailand)
ALD Sales Company Ltd (Thailand)
Augier Robin Briand & Co. (France)
Barton & Guestier Limited (U.K.)
Braes of Glenlivet Ltd. (U.K.)
Braeval Limited (U.K.)
Caldbeck Phipson & Company Limited (U.K.)
Caledonia Glenlivet Water Company Limited (U.K.)
Canadian Distillers Ltd. (Canada)
Caperdonich Distillery Company Limited (U.K.)
Captain Morgan Rum Distillers Limited (U.K.)
Cente S.A. (Spain)
Chivas 2000 Unlimited (U.K.)
Chivas Brothers Limited (U.K.)
Chivas Brothers (Aberdeen) Limited (U.K.)
Continental Shelf 99 (U.K.)
Craigduff Distillers Limited (U.K.)
Crownsouth Limited (U.K.)
D. Rintoul & Company Limited (U.K.)
deVille & Co. Limited (U.K.)
Envoy Wines Limited (U.K.)
Fragrances Limited (Hong Kong)
George & J.G. Smith Limited (U.K.)
GeomorEx Limited (formerly George Morton Limited) (U.K.)
George Roe and Company Limited (U.K.)
Glen Grant Distilleries Limited (U.K.)
Glen Grant Whisky Company Limited (U.K.)
Glen Keith Distillery Company Limited (U.K.)
The Glenlivet & Glen Grant Agencies Limited (U.K.)
The Glenlivet Distillers Limited (U.K.)
The Glenlivet Mineral Water Company Limited (U.K.)
Glenlivet Spring Water Limited (U.K.)
The Glenlivet Whisky Company Limited (U.K.)
The Highland Bonding Company Limited (U.K.)
Hill Thomson & Co. Limited (U.K.)
Hudson's Bay Company Edinburgh Limited (U.K.)
J&F Martell Diffusion Hong Kong Limited (Hong Kong)
J&F Martell, Inc. (U.S.A)
J. & J. Grant, Glen Grant Limited (U.K.)
James Keith Limited (U.K.)
J.B. Sheriff & Company Limited (U.K.)
JDC Services, S.A. de C.V.
JDC. S.A, de C.V. (Mexico)
JFP Partnership (Hong Kong)
J.M. Tulloch & Company Limited (U.K.)

John Dunbar & Company Ltd. (U.K.)
Joseph E. Seagram & Sons (Scotland) Limited (U.K.)
The Keith Bonding Company Limited  (U.K.)
Kirin-Seagram Limited (Japan)
Lawson & Smith Limited (U.K.)
The Longmorn Distilleries Limited (U.K.)
Martell & Co. (France)
Martell & Cie (South Africa) (Pty) Ltd. (South Africa)
Martell Far East Trading Limited (Hong Kong)
Martell South East Asia Limited (Hong Kong)
Meekdean Limited (U.K.)
Moray Bonding Company Limited (U.K.)
Morgan Wine & Spirit Co. Limited (U.K.)
Murrayfield Vatting Company Limited (U.K.)
Myers Rum Limited (U.K.)
Oreco (France)
Oceanic Distilleries Ltd. (India)
Pacific Shelf 768 Limited (U.K.)
The Paisley Bonding Company Limited (U.K.)
Perennial Brands Limited (U.K.)
Prestige Vintners Limited (Hong Kong)
Revico (France)
Robert Brown Limited (U.K.)
Rowett, Legge & Co. Ltd. (U.K.)
SCI Paradis Prat (France)
Seafield Blending Company Limited (U.K.)
Seagram do Brasil Industria a Comercio Ltda. (Brazil)
Seagram (China) Ltd. (Canada)
Seagram France Distribution (France)
Seagram Holding Limited (Thailand)
Seagram India Limited (India)
Seagram Ireland Limited (U.K.)
Seagram Manufacturing Limited (India)
Seagram de Margarita
Seagram Martell Duty Free Limited (Hong Kong)
Seagram de Mexico S.A . de C.V. (Mexico)
Seagram Research Limited (U.K.)
Seagram Romania (Romania)
Seagram Services S.A. de C.V. (Mexico)
Seagram (Thailand) Limited (Thailand)
Seamart Limited (Hong Kong)
Shanghai Seagram Limited (China)
Shanghai Yi Jia International Trading Company Limited (China)
Sheriff & Company (Glasgow) Limited (U.K.)
Sherriff & Company (Jamaica) Ltd. (Jamaica)
Sheriff's Scotch Malt Company (U.K.)
Sica U.V.P.C. (France)
Sir Robert Burnett & Co. Limited (U.K.)
Societe des Domaines Viticoles Martell S.A. (France)
Stewart Cameron & Son Limited (U.K.)
Strathisla Distillery Company Limited (U.K.)
Tianjin Seagram International Trading Limited (China)
Tianjin Seagram Limited (China)
Turner & Nicol Limited (U.K.)
Voyglow Limited (U.K.)

Wm Chas. Anderson & Co. Limited (U.K.)
William Longmore & Company Limited (U.K.)
WilwalkEx Limited (formerly William Walker &. Company Limited) (U.K.) WoodcoEx Limited (formerly Wood and Company Limited) (U.K.)

                                   SCHEDULE 4
                             IDENTIFIED LIABILITIES

OUTSTANDING SEAGRAM LITIGATION: SHARED LIABILITIES

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
UNITED STATES

[US lawyers]          Seagram                     Pending personal         Brooks defending     William M. Nelson    Diageo
dispute/              Beverage                    injury claim.            claim pursuant to    Senior V.P.,         (Country
Canadian company      Company                                              contractual          General Counsel      Manager
Aconcia  v  Brooks    (Defendant)                                          indemnity            Dr. Pepper/Seven     for U.S.)
Beverage and                                                               provision.           Up Bottling Group
Seagram Beverage                                                                                5950 Sherry Lane,
Company                                                                                         Suite 500
                                                                                                Dallas, TX 75225
                                                                                                Phone:
                                                                                                001-214-530-5000
                                                                                                Fax:
                                                                                                001-214-530-5036

U.S. Administrative   Joseph E.                   Pending Environmental                                              Diageo
Proceeding            Seagram &                   Protection Agency                                                  (Country
U.S. EPA CERCLA       Sons, Inc.                  investigation                                                      Manager
Investigation                                     regarding a former JES                                             for U.S.)
against Joseph E.                                 warehouse in Ohio.
Seagram & Sons,
Inc. and Seagram
Spirits-n-Wine Group

U.S dispute           Joseph E.                   Action commenced on                                                Diageo
Paul Criscuolo v.     Seagram &                   December 21, 2002, in                                              (Country
Vivendi Universal,    Sons, Inc.                  federal court (SDNY).                                              Manager
Pernod Ricard,                                    Criscuolo was an                                                   for U.S.)
Diageo and Joseph                                 employee of JES prior
E. Seagram & Sons,                                to the closing.  He
Inc.                                              resigned prior to the
                                                  closing.  He alleges
                                                  that he was
                                                  constructively
                                                  discharged (i.e., that
                                                  he was not offered a
                                                  comparable position,
                                                  although he was
                                                  offered and turned
                                                  down a position with
                                                  PR).

US dispute            Joseph E.                   Threatened employee                                                Diageo
JES employee          Seagram &                   claim for severance                                             (Country
severance claim       Sons, Inc.                  (no claim filed yet).                                                Manager
                                                                                                                     for U.S.)


                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
[US lawyers] dispute  UNCLEAR                     Pending personal         Seagram's insurer    Terence Austgen      Diageo
Boles v South Bend    (Defendant)                 injury claim, with       is defending         9245 Calumet         (Country
Discount Liquors,                                 settlement offer         claims.              Avenue, Suite 200    Manager
et al.                                            outstanding.                                  Munster, Indiana     for U.S.)
                                                                                                46321
                                                                                                Phone:
                                                                                                001-219-836-0200
                                                                                                Fax:
                                                                                                001-219-836-2544

Canadian company      Joseph E        Diageo      Sales Agent (Mosaiq)                          Mark Robilotti       Diageo
Claims of Canadian    Seagram Ltd.    keep        claims that JES Ltd.                          Simpson Thacher &    (Country
Sales Agents          (potential      brands,     illegally terminated                          Bartlett             Manager
                      defendant)      Pernod      its agreement with                            425 Lexington        for U.S.)
                                      keep        agent, and seeks to                           Avenue
                                      brands      have party acquiring                          New York, NY 10017
                                      and         Mumm trademarks assume                        Phone:
                                      Seagram     JES's obligations.                            001-212-455-7325
                                      Venture                                                   Fax:
                                      brands                                                    001-212-455-2502

US dispute/Canadian   The Seagram     Patents     Pending patent                                Ronald Santucci,     Diageo
and US companies      Company Ltd.    appear      infringement claims                           Esq.                 (Country
(DCA2)                and Joseph E.   to have     relating, among other                         Pitney Hardin Kipp   Manager
Lemelson Medical,     Seagram &       been        things, to certain                            & Szuch, LLP         for U.S.)
Education &           Sons, Inc.      used in     techniques used in the                        711 Third Avenue
Research              (Defendant)     multiple    filling and scaling of                        New York, NY
Foundation, L.P. v                    Seagram     containers.  Stay                             10017-4059
the Seller, et al                     facilities  granted pending                               Phone: 212-687-6000
                                      prior to    outcome of parallel                           Fax: 212-682-3485
                                      VU          litigation with
                                      Closing.    Symbol., a district
                                                  court action not
                                                  expected to end until
                                                  mid-2003.  Settlement
                                                  discussions on hold in
                                                  light of merger and
                                                  divestiture.

US dispute/US         JES             Mixed       Pending accounts                                                   Diageo
company                               brands      receivable claim (JES                                              (Country
JES v. Global                                     is plaintiff)                                                      Manager
In-flight Systems                                                                                                    for U.S.)

Threatened Claim/US   JES             Seagram     Threatened claim for                                               Diageo
company                               Mixers      termination of                                                     (Country
Jamaica Beverage                                  distributorship                                                    Manager
Company v. JES                                    (distribution                                                      for U.S.)
                                                  agreement not
                                                  transferred to
                                                  purchaser of Seagram
                                                  Mixers).

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
US dispute/US         Joseph E.       Patent      Pending patent           JES's attempt to     Ronald Santucci,     Diageo
company (NDTX)        Seagram &       at issue    infringement claims      enter into a joint   Esq.                 (Country
North American        Sons, Inc.      affected    against all defendants   indemnity            Pitney Hardin Kipp   Manager
Container, Inc. v     (Defendant)     Passport,   relating to the use of   agreement with all   & Szuch, LLP         for U.S).
Plastipak                             Four        blow-molded plastic      suppliers has been   711 Third Ave.,
Packaging, Inc., et                   Roses,      bottles made from        rejected by at       New York, NY
al. (including                        Canadian    oriental thermoplastic   least one            10017-4059
Joseph E. Seagram &                   Hunter,     materials.  JES          supplier.  JES has   Phone: 212-687-6000
Sons, Inc.)                           Mount       cross-claimed against    filed cross-claims   Fax: 212-682-3485
                                      Royal       its bottle suppliers.    for
                                      Light,      Settlement proposal      indemnification      and
                                      and &       under consideration by   against certain
                                      7Crown.     JES.   NAC's claims      vendors.             Pat McGowan Esq.
                                                  against Seagram were                          Akin, Gump,
                                                  dismissed subject to                          Straus, Hauer &
                                                  an agreement between                          Feld LLP
                                                  the parties.  Seagram                         1700 Pacific Ave.,
                                                  appears to have                               Suite 4100
                                                  settled with two                              Dallas, TX
                                                  vendors, although                             75201-4675
                                                  neither party has been                        Phone: 214-969-2800
                                                  formally dismissed.                           Fax: 214-969-4343
                                                  All of the other
                                                  cross-claims are still
                                                  pending.

EUROPE

Portuguese dispute    Sandeman & Ca,  Sandeman -  The Sandeman buyer has   Under the Sandeman   Sandeman & Ca        Sandeman Buyer
Quinto do Casal e     S.A.            Quinto do   recently notified        SPA, Diageo and      Contact:             with
Confradeiro v.        (Defendant)     Confradeiro Diageo and Pernod that   Pernod Ricard        Sara Gomes           indemnification
Sandeman & ca. S.A.                   mark        Quinta do Casal e        agreed to                                 from Diageo and
                                                  Confradeiro is           indemnify the        Local counsel        Pernod Ricard.
                                                  pursuing a claim to      Sandeman buyer       handling the
                                                  the Quinta do            against the costs    matter:
                                                  Confradeiro trademark    and other expenses   Dr. Vitor Refega
                                                  (Reg. No. 192046).       of settling this     Fernandes
                                                                           matter.              J. Pereira da Cruz
                                                                                                Rua Vitor Cordon 14
                                                                                                1249-102, Lisbon,
                                                                                                Portugal
                                                                                                Phone: 35 121 347
                                                                                                5020

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Portugal ExSande      Vivendi         N/A         Vivendi request for                           Tomas Va Pinto,      Pernod Ricard
Tax Guarantees        indemnity                   indemnification in                            Morais Leitao        and Diageo
                      claim notice                connection with the
                      dated November              commencement of a tax
                      14, 2002,                   examination of ExSande
                      against Diageo              by the Portuguese tax
                      plc and Pernod              authority relating to
                      Ricard S.A.                 excise duties and VAT
                                                  of Sandeman

Austrian dispute/     Seagram Austria             Employment dispute by                         Schonherr Barfuss    Diageo
German company        (Defendant)                 a former manager.                             Torggler & Partner   (Country
Schaller  v                                       Employee is                                   (Dr. Thomas Wenger)  Manager
Seagram Austria                                   represented by                                Phone:               for Germany).
                                                  Grieser, Gerlach,                             011-43-1-534-37-0
                                                  Gahleitner.                                   Fax:
                                                                                                011-43-1-533-25-21


EU and French         The House of    Armada      House of                                      Brian March          Sandeman Buyer
dispute/UK company    Seagram UK                  Seagram/Portugal                              Wildbore & Gibbons   with
L'Armada De La        Limited                     Venture Limited                               Wildbore House       indemnification
Liberte  v  The       (Defendant)                 withdrew this                                 361 Liverpool Road   from Diageo and
House of Seagram                                  application (no.                              London N1 1NL, UK    Pernod Ricard.
Limited                                           001626191) on or                              Phone:
                                                  shortly after 28 May                          44-207-607-7312
                                                  2002.                                         Fax:
                                                                                                44-207-607-9062

EU and Portuguese     The House of    Armada      House of                                      Brian March          Sandeman Buyer
dispute/UK company    Seagram Limited             Seagram/Portugal                              Wildbore & Gibbons   with
C. Da Silva           (Defendant)                 Venture Limited                               Wildbore House       indemnification
(Vinhos), S.A.  v                                 withdrew this                                 361 Liverpool Road   from Diageo and
The House of                                      application (no.                              London N1 1NL, UK    Pernod Ricard.
Seagram Limited                                   001626191) on or                              Phone:
                                                  shortly after 28 May                          44-207-607-7312
                                                  2002.                                         Fax:
                                                                                                44-207-607-9062
                                                  Note: Relates to same
                                                  CTM application as
                                                  preceding matter.

Spain                 Seagram Spain   N/A         Pending litigations      N/A                                       Diageo
Preferred                                         relating to preferred                                              (Country
wholesalers claims                                wholesalers.                                                       Manager
1)   Becerra y                                                                                                       for Spain)
     Olmedo, S.A.
2)   Telelicor


                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Spain                 Seagram Spain   N/A         Ex-Seagram distributor.       N/A                                       Diageo
Distributor claim                                 The distribution                                                   (Country
by Cotolosa                                       relationship terminated                                            Manager
                                                  in 1996. The former                                                for Spain)
                                                  distributor is claiming
                                                  an indemnity to offset
                                                  any damages caused by
                                                  the alleged unilateral
                                                  interruption of the
                                                  commercial relationship.

Belgian               Schreurs,       N/A         No details available.                         Allen & Overy        Diageo
dispute/Belgian       Leurs,                      Threatened                                                         (Country
company               Corstjens &                 litigation. Lawyers                                                Manager
                      Olivier.                    have temporarily                                                   for Belgium)
Employee litigation                               ceased work
                                                  on this case until
                                                  further information
                                                  becomes available.

Belgian               Seagram         N/A                                                                            Diageo
dispute/Belgian       Belgium NV                                                                                     (Country
company                                                                                                              Manager
                                                                                                                     for Belgium)
Purdy Boutique v.
Seagram Belgium NV

UK                    Seagram United              Claims from former                                                 Diageo
Seagram United        Kingdom Limited             customers in respect                                               (Manager of
Kingdom Limited                                   of invoices they claim                                             Seagram UK)
small claims                                      they have not received
                                                  stock for.

LATIN AMERICA

[US                   (Defendant)     All         Threatened RICO                               Diageo is            Managed jointly
Lawyers][Colombian]                   Brands      litigation related to                         represented by       by Pernod
dispute                                           allegations that                              Walfrido Martinez    Ricard and
Claims of Colombia                                Seagram smuggled goods                        of Hunton &          Diageo
Governors                                         into Colombia and EC                          Williams in Florida
                                                  to avoid payment of
                                                  taxes.

Argentinian           Seagram de      Four        Pending opposition by                         Santiago R.          Diageo
dispute/Argentinian   Argentina S.A.  Seasons     Seagram to                                    O'Connor, Esq.       (Country
company               (Claimant)                  application.                                  Marval, O'Farrell    Manager
Seagram de                                        Applicant not yet                             & Mairal             for Argentina)
Argentina S.A. v.                                 notified of opposition                        Phone:
Cabrales S.A.                                     by Seagram.                                   54-11-431-00100
                                                                                                Fax:
                                                                                                54-11-431-00200
                                                                                                E-mail:
                                                                                                soc@marval.com.ar

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Venezuelan            C.A. Seagram                Seagram de Venezuela                          Local counsel:       Diageo
disputes/             de Venezuela,               has offered to settle                         Moritz Eiris         (Country
Venezuelan company    C.A.                        2 of the claims.                              Phone:               Manager
1) Maritza Gamboa     Distribuidory                                                             011-58-212-201-7158  for Venezuela)
v  C.A. Seagram de    Chumaceiro.
Venezuela;
2) Gian Carlos
Melchionna E. Juan
Luis Elvira
Rodriguez  v  C.A.
Distribuidora
Chumaceiro;
3) Alejandro
Bouquet Guerra y
Aniello de Vita
Canabal, Eisig
Martinez Moira
Cristina, C.A.
Seagram de
Venezuela and
Moritz J Eiris
Bonilla;

Argentina employee    Seagram de                  Plaintiffs were                               Iturralde &          Diageo
actions:              Argentina                   employees of Kepner                           Asociados            (Country
(1) Tapia                                         S.A.  who used to                             Buenos Aires         Manager
(2) Micelli                                       perform replacement                           J.F. Kennedy 2842    for Argentina)
                                                  activities for Seagram                        PB C
                                                  de Argentina.                                 Tel.: 5411 4771 1037
                                                  Replacement activities                        Fax: 5411 4771 0830
                                                  are restocking shelves
                                                  of supermarkets.  The
                                                  lawsuit is against
                                                  both Kepner and
                                                  Seagram de Argentina.
                                                  The case is still in
                                                  the trial stage of
                                                  litigation. A new
                                                  hearing is scheduled
                                                  for December 5, 2002.
                                                  Labor relationship
                                                  between Tapia and
                                                  Kepner ended on
                                                  April 26, 2002, and
                                                  labor relationship
                                                  between Micieli
                                                  and Kepner ended on
                                                  April 29, 2002.

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Argentina action      Seagram de                  Plaintiff is a former                         Iturralde &          Diageo
Fuentes vs. Seagram   Argentina                   distributor.   The                            Asociados            (Country
de Argentina                                      distribution                                  Buenos Aires         Manager
                                                  arrangement ended in                          J.F. Kennedy 2842    for Argentina)
                                                  May 2002.  The term of                        PB C
                                                  the agreement was                             Tel.: 5411 4771 1037
                                                  intended to expire in                         Fax: 5411 4771 0830
                                                  February 2003 but was
                                                  terminated early by
                                                  the company due to
                                                  irregularities in the
                                                  activities performed
                                                  by Fuentes.   Claim is
                                                  for wrongful
                                                  termination.  Claim is
                                                  for commissions for
                                                  the sale of the
                                                  products, among other
                                                  items.   Case is in
                                                  pre-trial stage of
                                                  litigation.  Evidence
                                                  has not been produced
                                                  yet.

Argentina action      Seagram de                  Plaintiffs was an                             Iturralde &          Diageo
Gomez v. Seagram de   Argentina                   employee of Kepner                            Asociados            (Country
Argentina                                         S.A.  who used to                             Buenos Aires         Manager
                                                  perform replacement                           J.F. Kennedy 2842    for Argentina)
                                                  activities for Seagram                        PB C
                                                  de Argentina. The                             Tel.:
                                                  lawsuit is against                            5411 4771 1037 1037
                                                  both Kepner and                               Fax: 5411 4771 0830
                                                  Seagram de
                                                  Argentina. The case
                                                  is still in the trial
                                                  stage of litigation.
                                                  A new hearing is
                                                  scheduled for
                                                  December 5, 2002.

Argentina action      Seagram de                                                                Iturralde &          Diageo
Galindez v. Seagram   Argentina                                                                 Asociados            (Country
de Argentina                                                                                    Buenos Aires         Manager
                                                                                                J.F. Kennedy 2842    for Argentina)
                                                                                                PB C
                                                                                                Tel.: 5411 4771 1037
                                                                                                Fax: 5411 4771 0830

Argentina action      Seagram de                                                                Iturralde &          Diageo
Ingenio Aguilares     Argentina                                                                 Asociados            (Country
v. Seagram de                                                                                   Buenos Aires         Manager
Argentina                                                                                       J.F. Kennedy 2842    for Argentina
                                                                                                PB C
                                                                                                Tel.: 5411 4771 1037
                                                                                                Fax: 5411 4771 0830

Argentina action      Seagram de                                                                Iturralde &          Diageo
La Estrella v.        Argentina                                                                 Asociados            (Country
Seagram de Argentina                                                                            Buenos Aires         Manager
                                                                                                J.F. Kennedy 2842    for Argentina)
                                                                                                PB C
                                                                                                Tel.: 5411 4771 1037
                                                                                                Fax: 5411 4771 0830

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Argentina action,     Seagram de      VICUNA      Opposition                                    Santiago R.          Diageo
Argentina company     Argentina S.A.              proceeding.  Seagram                          O'Connor             (Country
Seagram de            (Opposer)                   de Argentina opposed                          Marval, O'Farrell    Manager
Argentina S.A. v.                                 Miguel Angel                                  & Mairal             for Argentina)
Miguel Angel                                      Ricchiardi's                                  Tel:
Ricchiardi                                        application for                               54 11 431 00100
                                                  ESTANCIA LA VICUNITA,                         Fax: 54 11 431
                                                  Ser. No. 2.376.335, in                        00200
                                                  Class 33, based on its                        Email:
                                                  registration for                              soc@marval.com.ar
                                                  VICUNA, Ar. Reg. No.
                                                  1708562.

Chilean action,       Seagram de      N/A         Case filed by Seagram                         Contact:             Diageo
Chilean company       Chile                       de Chile against                              Gonzalo Jimenez      (Country
Seagram de Chile,                                 debtor.  The debtor                           Cariola, Diez,       Manager
Comercial Limitada                                was summoned to                               Perez-Cotapos &      for Chile)
v. Luis Garcia                                    acknowledge the debt                          Cia, Ltda.
Carvajal                                          but he did not appear                         Avda. Andres Bello
                                                  before the court.  The                        2711, piso 19, Las
                                                  plaintiff can now                             Condes,
                                                  proceed with an                               Santiago, Chile
                                                  "execution claim".                            Tel: (56-2) 368-3573
                                                                                                Fax: (56-2) 360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  2 actions against same                        Contact:             Diageo
Chilean company       Chile                       defendant for bad                             Gonzalo Jimenez      (Country
Seagram de Chile,                                 checks.  (1) Claim to                         Cariola, Diez,       Manager
Comercial Limitada                                be served upon the                            Perez-Cotapos &      for Chile)
v. Patricio Jara                                  defendant, a debtor;                          Cia, Ltda.
Palma                                             (2) claim to be served                        Avda. Andres Bello
                                                  upon the defendant.                           2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel: (56-2) 368-3573
                                                                                                Fax: (56-2) 360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       Claim to be served                            Gonzalo Jimenez      (Country
Seagram de Chile,                                 upon the defendant.                           Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v.  Claudia                                                                                     Cia, Ltda.
Collances Vidal                                                                                 Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel: (56-2) 368-3573
                                                                                                Fax: (56-2) 360-4030
                                                                                                gjimenez@cariola.cl

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       Claim to be served                            Gonzalo Jimenez      (Country
Seagram de Chile,                                 upon the defendant.                           Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v. Blanca Edilia                                                                                Cia, Ltda.
Lara Montecino                                                                                  Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The plaintiff can now                         Gonzalo Jimenez      (Country
Seagram de Chile,                                 proceed with an                               Cariola, Diez,       Manager
Comercial Limitada                                "execution claim".                            Perez-Cotapos &      for Chile)
v. Patricio Jara                                                                                Cia, Ltda.
Palma and                                                                                       Avda. Andres Bello
Productora                                                                                      2711, piso 19, Las
Megaeventors Ltda.                                                                              Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The next step is to                           Gonzalo Jimenez      (Country
Seagram de Chile,                                 ask the court to                              Cariola, Diez,       Manager
Comercial Limitada                                provide police                                Perez-Cotapos &      for Chile)
v. Tupper y Moreno                                assistance to proceed                         Cia, Ltda.
Ltda.                                             with the seizure of                           Avda. Andres Bello
                                                  assets.                                       2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The proceeding is                             Gonzalo Jimenez      (Country
Seagram de Chile,                                 currently suspended                           Cariola, Diez,       Manager
Comercial Limitada                                because the debtor is                         Perez-Cotapos &      for Chile)
v. Andres Vidal                                   negotiating new credit                        Cia, Ltda.
                                                  conditions.                                   Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de      Mixed       Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The execution claim is                        Gonzalo Jimenez      (Country
Seagram de Chile,                                 currently in progress.                        Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v. Cecilia Vasquez                                                                              Cia, Ltda.
San Martin                                                                                      Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de      Mixed       Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The execution claim is                        Gonzalo Jimenez      (Country
Seagram de Chile,                                 in progress.                                  Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v. Gastronomica El                                                                              Cia, Ltda.
Castillo S.A.                                                                                   Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Chilean action,       Seagram de                  Claim against debtor.                         Contact:             Diageo
Chilean company       Chile                       The execution claim is                        Gonzalo Jimenez      (Country
Seagram de Chile,                                 in progress.  The next                        Cariola, Diez,       Manager
Comercial Limitada                                step is to petition                           Perez-Cotapos &      for Chile)
v. Cristian Barra                                 the court for police                          Cia, Ltda.
Zambra                                            assistance to proceed                         Avda. Andres Bello
                                                  with the seizure of                           2711, piso 19, Las
                                                  assets.                                       Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  Criminal action                               Contact:             Diageo
Chilean company       Chile                       against debtor.   The                         Gonzalo Jimenez      (Country
Seagram de Chile,                                 investigation is still                        Cariola, Diez,       Manager
Comercial Limitada                                pending.                                      Perez-Cotapos &      for Chile)
v. Pedro Ernesto                                                                                Cia, Ltda.
Concha Sandoval                                                                                 Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

Chilean action,       Seagram de                  Claim not yet filed.                          Contact:             Diageo
Chilean company       Chile                       Civil or criminal                             Gonzalo Jimenez      (Country
Seagram de Chile,                                 claim to be filed.                            Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v. Supermercado                                                                                 Cia, Ltda.
Kamadi Ltda.                                                                                    Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Chilean action,       Seagram de                  Criminal claim filed                          Contact:             Diageo
Chilean company       Chile                       with the court.                               Gonzalo Jimenez      (Country
Seagram de Chile,                                                                               Cariola, Diez,       Manager
Comercial Limitada                                                                              Perez-Cotapos &      for Chile)
v. Ximena Campos                                                                                Cia, Ltda.
Morales                                                                                         Avda. Andres Bello
                                                                                                2711, piso 19, Las
                                                                                                Condes,
                                                                                                Santiago, Chile
                                                                                                Tel:  (56-2)
                                                                                                368-3573
                                                                                                Fax: (56-2)
                                                                                                360-4030
                                                                                                gjimenez@cariola.cl

AFRICA

A. Sedgwick v.        Seagram Africa  Management  Royalties were paid by                                             Diageo
Seagram Africa                        fee in      the Martell entity to                                              (Country
                                      respect     Seagram Africa, a                                                  Manager for
                                      of          jointly-held entity.                                               South Africa)
                                      royalties   Local management are
                                      on          looking to Diageo to
                                      Martell     share in any legal
                                      sales.      costs or settlement
                                                  that may arise.
                                                  Unclear if this is a
                                                  shared liability.

South Africa          Seagram Africa              3 outstanding employee                                             Diageo
employee claims                                   claims.                                                            (Country
                                                                                                                     Manager for
                                                                                                                     South Africa)

HONG KONG

Charlie Chen v.       Unclear         N/A         Threatened claim by                                                Pernod Ricard
various entities                                  Charlie Chen relating                                              (Country
                                                  to pre-Closing                                                     Manager for
                                                  transactions.  Claim                                               Hong Kong)
                                                  notice in connection
                                                  with Charlie Chen
                                                  correspondence
                                                  delivered to Vivendi.
                                                  Vivendi replied that
                                                  all of Charlie Chen's
                                                  claims have been settled
                                                  pursuant to a settlement
                                                  agreement signed between
                                                  a Vivendi affiliate and
                                                  Charlie Chen in December
                                                  2001.

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY        OUTSIDE COUNSEL      PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------       ---------------      --------------
EUROPE

Italian               Seagram Italia              Pending claim by                             Avv. Diego             Pernod Ricard
dispute/Italian       S.p.a.                      former employee                              Rigatti                (Country
company               (Defendant)                 alleging wrongful                            Studio Legale          Manager for
Osvaldo Giusto  v                                 termination.                                 Tributario             France)
Seagram Italia                                                                                 Via Cornaggia, 10
S.p.a.                                                                                          20123  Milano

                                                                                               Tel. 0039-02-85141
                                                                                               Fax 0039-02-89020299

Italian               Seagram Italia              Pending claims by                            Update received        Pernod Ricard
dispute/Italian       S.p.A.                      customers and an agent.                      form Gianfranco        (Country
company               (Defendant)                 Customer claims are of                       Sicignano of           Manager for
Seagram Italia                                    very low value and                           Seagram Italia         France)
                                                  have been provided for
                                                  as operating costs                           Avv. Diego
                                                                                               Rigatti
                                                                                               Studio Legale
                                                                                               Tributario
                                                                                               Via Cornaggia, 10
                                                                                                20123  Milano

                                                                                               Tel. 0039-02-85141
                                                                                               Fax 0039-02-89020299

French dispute/       The Seagram     Perrier-    Demand letter sent by                                               Pernod Ricard
French company        Company         Jouet       Financier Moulins                                                   (Country
Delacor v La          Limited,                    seeking indemnity for                                               Manager for
Societe Champagne     Joseph E.                   claims asserted                                                     France)
Perrier-Jouet         Seagram & Sons              against Perrier Jouet
                      Inc., Seagram               by Delacor.  Seagram's
                      International               reply letter refused
                      BV (Defendants)             indemnity claim.
                                                  No further
                                                  developments in 2002

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY       OUTSIDE COUNSEL       PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------      ---------------       --------------
Spanish               The House of    Corregidor  Pending opposition by                       Brian March             Pernod Ricard
dispute/Spanish       Seagram Ltd                 Seagram against                             Wildbore & Gibbons      (Country
company                                           Spanish TM application                      Wildbore House          Manager for
                                                  no. 2434378 and                             361 Liverpool Road      Portugal)
The House of                                      pending appeal seeking                      London N1 1NL, UK
Seagram Ltd v. Coop                               clarification of                            Phone: 44-207-607-7312
Valenciana de                                     grounds for rejecting                       Fax: 44-207-607-9062
Vitgicultores                                     Valenciana's                                And  German Burgos
(Spain)                                           application no.                             Elzaburu
("Valenciana")                                    2372232.                                    Madrid
                                                                                              Phone: 34 91 700 9400

Portuguese            Sandeman & Cia  N/A         Customs cases.                              Tomas Vas Pinto         Pernod Ricard
dispute/Portuguese    (Portuguese                                                             MLGT                    (Country
company               entity                                                                  Portugal                Manager for
                      retained by VU                                                                                  Portugal)
Sandeman tax          but Portuguese
disputes              counsel
1.   German           advises that
     Case -           liabilities
     Portimplex       are Diageo and
2.   Luxemburg        PR's)
     Case - ACC
     International
3.
     Netherlands
     Case -
     Loendersloot
4.   Collection
     "a posteriori"
5.   Celeiros
     Case

Greek dispute/Greek   Seagram Apka    N/A                                                                             Pernod Ricard
company                                                                                                               (Country
                                                                                                                      Manager for
Seagram Apka S.A.:                                                                                                    Greece)
3 employee claims

Greek dispute/Greek   Seagram Apka                Claim from client                           Local lawyers are       Pernod Ricard
company                                           seeking redress for                         dealing with            (Country
                                                  contract termination.                       this.                   Manager for
Nektar v. Seagram                                 Settlement may take up                                              Greece)
Apka S.A.                                         to 2004.

                          RELEVANT
                        TRANSACTION    BRANDS                                 INSURANCE/                               CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED            STATUS              INDEMNITY       OUTSIDE COUNSEL        PARTY/COMMENTS
-------------------     -----------   --------            ------              ----------      ---------------        --------------
Greek dispute/Greek   Seagram Apka               Old receivables claims                     Local lawyers are        Pernod Ricard
company                                          against third                              dealing with these.      (Country
                                                 parties.  Local                                                     Manager for
Seagram Apka S.A.                                counsel is analysing                                                Greece)
v. third parties.                                and pursuing only
                                                 significant claims.

Turkish company       Seagram                    Pending claim for                                                   Pernod Ricard
                      Anadolou                   aircon unit.                                                        (Country
Seagram Anadolou      (Plaintiff)                                                                                    Manager for
                                                                                                                     Turkey)

LATIN AMERICA

Costa Rican company   Seagram de      N/A                                                                            Pernod Ricard
                      Costa Rica                                                                                     (Country
Purdy Boutique v.                                                                                                    Manager for
Seagram de Costa                                                                                                     Costa Rica)
Rica

[US                   (Defendant)     All        Threatened RICO                            DIAGEO IS                Managed jointly
Lawyers][Colombian]                   Brands     litigation related to                      REPRESENTED BY           by Pernod
dispute                                          allegations that                           WALFRIDO MARTINEZ        Ricard and
Claims of Colombia                               Seagram smuggled goods                     OF HUNTON &              Diageo
Governors                                        into Colombia and EC                       WILLIAMS IN FLORIDA
                                                 to avoid payment of
                                                 taxes.

Claim by Costa        Seagram de      All        Potential                                  Edgar                    Pernod Ricard
Rican Tax             Costa Rica      Spirits    investigation by                           Zurcher/Edgar Odio       (Country
Authorities           (Defendant)                Puerto Rico Public                         Zurcher, Montoya &       Manager for
                                                 Minister regarding                         Zurcher                  Costa Rica).
                                                 possible tax fraud.                        Courier C, 1, Av 9
                                                 Lower court rejected                       & 11
                                                 Public Minister's                          No 959
                                                 subpoena to search                         San Jose, Costa
                                                 Seagram's, and                             Rica
                                                 appellate court upheld                     Phone: 011 506 222 6633
                                                 decision.  Seagram's                       Fax: 011 506 221 9127
                                                 has filed a petition
                                                 to dismiss any further                     And
                                                 criminal investigation
                                                 or other proceedings..                     Robert Smit
                                                                                            Simpson Thacher &
                                                                                            Bartlett
                                                                                            425 Lexington
                                                                                            Avenue New York NY
                                                                                            10017
                                                                                            Phone: 212 455 2563
                                                                                            Fax: 212 455 2502

                          RELEVANT
                        TRANSACTION    BRANDS                                   INSURANCE/                              CONDUCTING
TITLE OF LITIGATION      PARTY/IES    INVOLVED             STATUS               INDEMNITY         OUTSIDE COUNSEL     PARTY/COMMENTS
-------------------     -----------   --------             ------               ----------        ---------------     --------------
Brazilian action,     Seagram de      Camila      Matter is pending.                            Santiago R.           Pernod Ricard
Argentina company     Argentina S.A.                                                            O'Connor              (Country
Seagram de            (Opposer)                                                                 Marval, O'Farrel l    Manager for
Argentina v. Camila                                                                             & Mairal              Brazil)
Distribuidora e                                                                                 Tel: 54 11 431 00100
Importadora Ltda.                                                                               Fax: 54 11 431 00200
                                                                                                Email:
                                                                                                soc@marval.com.ar

ASIA

[Hong Kong lawyers]   Seagram Asia                Pending                                       SEAGRAM ASIA          Pernod Richard
dispute               Pacific                     landlord/tenant                               PACIFIC CONTACT:      (Country
Tang Hon Tsai v       (Defendant)                 dispute. No steps                             MARIA TSANG           Manager for
Seagram Asia Pacific                              taken by the claimant                                               Hong Kong)
                                                  since January 2002.                           OUTSIDE COUNSEL:
                                                                                                MICHAEL CHEUK,
                                                                                                WONG & KEE
                                                                                                ROOM 3203-A-5
                                                                                                TOWER TWO LIPPO
                                                                                                CENTRE
                                                                                                89 QUEENSWAY
                                                                                                HONG KONG

Hong Kong company     Unclear         N/A         Threatened claim by                                                 Pernod Ricard
Charlie Chen and                                  Charlie Chen for                                                    (Country
Seagram (CI) Taiwan                               termination and                                                     Manager for
Ltd.                                              back-salary.  Unclear                                               Hong Kong)
                                                  if claim is against VU, the
                                                  current owner of the shares of
                                                  this entity, or Diageo and
                                                  Pernod Ricard.

All other litigation expressly described in the Market Plan

                                   SCHEDULE 5
                               TAXATION PROVISIONS


1.        TAX WORKING GROUP

1.1 The Tax Working Group will be composed of such representatives (being employees of Diageo and Pernod Ricard and/or advisers appointed by each of them) as may be appropriate from time to time. The team leader on the Diageo side shall be Chris Stiles (or such other person as Diageo shall notify for the time being) and the team leader on the Pernod Ricard side shall be Helene de Tissot (or such other person as Pernod Ricard shall notify for the time being).

1.2 Each team leader shall be responsible for the composition of his or her own teams on the Tax Working Group from time to time.

1.3 Starting from the date of this Agreement, the meetings of the Tax Working Group shall take place quarterly, or more frequently if the appointed team leaders so decide. Unless otherwise agreed by the team leaders, the meetings will be held alternately in Paris and London at the respective offices of Pernod Ricard and Diageo.

1.4 Except as provided otherwise by this agreement, each party shall bear its own costs in relation to the Tax Working Group (including the costs of any advisers appointed by each of them for the purposes of the activities of the Tax Working Group).

1.5 The Tax Working Group will be the forum for discussing all issues arising out of the Tax Plan (including the amendment of the Tax Plan under paragraph 3 of this Schedule 5) and shall be the initial forum for discussing other tax matters arising out of this Agreement. Subject to paragraphs 4.1 and 4.2 below, the Tax Working Group shall also deal with any tax related disputes with Vivendi under the Vivendi Sale Agreement.


IMPLEMENTATION OF TAX PLAN

1.6 Subject to paragraph 2.2 below, the parties shall implement the Tax Plan in accordance with the FIA Implementation Principles.

1.7 At any time during implementation of the Tax Plan, the parties may agree to modify it and either change or exclude transactions in the Tax Plan that have not yet been carried out or completed or include further transactions in the Tax Plan. Subject to such agreement, the modified Tax Plan shall replace the Tax Plan previously agreed for the purposes of this Agreement. For the avoidance of doubt, references in this Schedule to the Tax Plan are to the Tax Plan as it may be amended from time to time pursuant to the provisions of this Schedule.


AMENDMENTS TO THE TAX PLAN

1.8 If any new information comes to light (whether as to the location or ownership of assets or liabilities or relating to relevant Tax law or practice) during the implementation of the Tax Plan, the parties may (to the extent possible taking into account transactions that have already occurred pursuant to 2.1 or 2.2 above) amend the Tax Plan and shall do so where it is clear that the information on which the Tax Plan was previously based is for any reason incorrect or that steps comprised in the Tax Plan cannot be implemented for any legal reason or otherwise.

1.9 In the event of any disagreement between the parties as to any amendments required to be made under paragraph 3.1 above:

1.9.1 the amendments shall, as far as possible, be consistent with the FIA Implementation Principles; and

1.9.2 the amendments shall, in accordance with the FIA Implementation Principles, as far as possible, minimize the Shared Tax Cost,

          provided that neither party shall be required to agree with amendments to the Tax Plan which, notwithstanding that the amendments are in accordance with the principles in paragraphs 3.2.1 and 3.2.2 above, would have material adverse Tax consequences for that party or its Affiliates. For these purposes, an amendment shall be treated as having material adverse tax consequences if it can be expected to result in one or more tax costs exceeding in aggregate US$100,000 in any one jurisdiction.

1.10 In amending the Tax Plan, where there are alternative ways of carrying out transactions in giving effect to the FIA Implementation Principles (with the same effect on the amount of Shared Tax Cost) but the ability of either party to utilise Tax Assets under sub-paragraphs 6.1 or 6.2 (Tax Assets) below varies according to which particular way is employed, the party standing to benefit may be required by the other to compensate it on a reasonable basis for agreeing to employ that method in the amended Tax Plan.


PAYMENTS ON ACCOUNT OF SHARED TAX COST

1.11 Clauses 6.1 to 6.5 of this Agreement shall apply to Third Party Proceedings and any other action taken by a Revenue Authority which is likely to result in an increased liability to Tax (which, for the purposes of the application of those clauses shall be treated as Third Party Proceedings) in relation to liabilities comprised in Shared Tax Cost, provided that:

1.11.1    clause 6.1 of this Agreement shall only apply for the purposes of this
          Schedule 5 if the liability in question either is not specified in the Tax Plan or exceeds, to a material extent, the amount specified in the Tax Plan in respect of that liability;

1.11.2 subject to paragraph 4.1.1 above, a party shall be treated as having complied with clauses 6.1 and 6.4 of this Agreement where it has provided the other party with reasonable information, whether orally, by email or in writing, in respect of such claim or action;

1.11.3 clause 6.2 of this Agreement shall only apply in respect of any such claim or action if and to the extent that the Notified Party notifies the Notifying Party that it requires the provisions of clause 6.2 to be complied with; and

1.11.4 unless the Non-Conducting Party notifies the Conducting Party that it objects to the manner of conduct of the Third Party Proceedings under clause 6.2 of this Agreement (Conduct of Claims), the Conducting Party shall be entitled to assume that it is duly complying with the provisions of clause 6.2 of this Agreement and the Non-Conducting Party shall be deemed to have waived its rights to claim against the Conducting Party for breach of clause 6.2.

1.12 Payments on account of liabilities comprised in Shared Tax Cost (or adjustments to the payments made in respect of such liabilities) shall be settled in accordance with Clauses 6.3.1 and 6.3.6 of this Agreement, provided that, for the purposes of this paragraph 4.2 and clauses 6.3.1 and 6.3.6, a liability shall be treated as having been discharged where a party makes an interim payment on account of a liability to Tax comprised in the Shared Tax Cost (even where that liability to Tax has not been finally determined) or where a party makes a payment on account of Tax in order to dispute a liability to Tax comprised in the Shared Tax Cost.

1.13 The determination of the nature or amount or value of payments (and any adjustments thereto) in respect of Shared Tax Cost referred to in paragraph 4.2 above shall take into account the time value of money at commercial interest rates for the relevant currency and the amount of the Shared Tax Cost shall be adjusted to reflect the same.

1.14 For the purposes of paragraph 4.1.1 above, the parties agree that an amount shall be material if it exceeds $100,000.


POST IMPLEMENTATION ADJUSTMENTS

          Where payments have been made on account of the Shared Tax Cost under paragraph 4.2 above, and the final determination of the amount of liabilities to Tax comprised in the Shared Tax Cost is different from that assumed in the original calculation of such payments, payments shall be made to ensure that, after taking into account such payments and any payment made under paragraph 4.2, the aggregate position reflects the final determination of those liabilities to Tax.


TAX ASSETS

1.15      Subject to the provisions of the Vivendi Sale Agreement:

1.15.1 any Tax Assets within the Acquired Assets at Closing should first be used to reduce or eliminate any Historic Tax Liability and then used by the parties to minimize the Shared Tax Cost; and

1.15.2 any Tax Assets within any Jointly Owned Entities, whenever arising, shall be used by the parties to minimize the Shared Tax Cost,

          in either case, in accordance with the FIA Implementation Principles.

1.16 Any Tax Asset that arises as a result of transactions included in the Tax Plan shall first be taken into account in determining the amount of any liability comprised in the Shared Tax Cost, provided that, this paragraph 6.2 shall not apply to any Tax Asset that falls within paragraph 6.4.5 below (or any Tax Asset that falls within paragraph
          6.4.4 below on the basis that such Tax Assets do not arise from steps included in the Tax Plan).

1.17 Any Tax Assets referred to in paragraphs 6.1 and 6.2 and not used or otherwise taken into account in accordance with those paragraphs will be available to the party entitled to them in law once the Tax Plan has been fully implemented for its own use and benefit and subject to no obligations under this Agreement.

1.18 For the purposes of determining the amount of a liability to Tax to be comprised in the Shared Tax Cost:

1.18.1 such liability shall be reduced by Tax Assets referred to in paragraphs 6.1 and 6.2 above, to the extent, in either case, that such Tax Assets are available to reduce or eliminate that liability;

1.18.2 no account shall be taken of Tax Assets available to either party (other than Tax Assets referred to in paragraph 6.4.1 above) unless either party agreed to make such Tax Assets available for that purpose in which case the terms on which such Tax Assets are made available shall be agreed between the parties;

1.18.3 no account shall be taken of any Tax Asset arising as a result of the payment of the costs comprising a Shared Liability or a Joint Liability, to the extent that such Tax Asset is taken into account in calculating the amount of any payment made in respect of that Shared Liability or Joint Liability pursuant to clause 6 of this Agreement or any payment made pursuant to clauses 15 to 20 of the Framework and Implementation Agreement;

1.18.4 no account shall be taken of any Tax Asset arising as a result of the payment of any amount pursuant to clauses 15 to 20 of the Framework and Implementation Agreement, or clauses 4 to 6 or 18.2 of this Agreement ; and

1.18.5 no account shall be taken of any Tax Asset arising on the acquisition by Diageo (or an Affiliate of Diageo) of any Diageo Asset or by Pernod Ricard (or an Affiliate of Pernod Ricard) of any Pernod Ricard Asset pursuant to the Vivendi Sale Agreement or any step in the Tax Plan.

1.19 Where one party ("the first party"), pursuant to the provisions of this Agreement, is obliged to account to the other party for net income or profits arising from ordinary trading activities in relation to assets allocated to the other party, the first party shall be entitled to deduct from such payments an amount equal to liabilities to Tax that would have been payable in respect of such income or profits but for the use of a Tax Asset that would otherwise have been available to the first party or its Affiliates.


TAX ON TRADING PROFITS AND OTHER INCOME POST-COMPLETION

1.20 Liabilities to Tax in relation to post-Closing income or profits arising from any trading activities shall be:

1.20.1    Diageo Liabilities where such activities relate to Diageo Assets;

1.20.2 Pernod Ricard Liabilities where such activities relate to Pernod Ricard Assets; and

1.20.3 borne by the entity that recognises the income where such activities relate to any other Acquired Assets.

1.21 Customs and Excise duty liabilities arising in respect of all post-Closing business activities shall be Diageo Liabilities where they relate to Diageo Assets and Pernod Ricard Liabilities where they relate to Pernod Ricard Assets, and shall be borne by the entity that recognises the income where they relate to any other Acquired Assets.


TAX COMPLIANCE

1.22 Subject to paragraph 8.3 below, Tax compliance shall be the responsibility of the party identified in the Tax Plan and the persons identified in the Tax Plan (or any other persons as may be notified by the responsible party from time to time) shall deal with tax compliance matters on behalf of that party.

1.23 Subject to paragraph 8.3 below, it is the obligation of the party identified in the Tax Plan as being responsible for tax compliance to complete any tax return and deal with all tax compliance matters such as correspondence and meetings with any relevant

          Revenue Authority in accordance with the Tax Plan, subject only to any change in law or practice after the date of the Tax Plan.

1.24 The party identified in the Tax Plan as being responsible for tax compliance shall be deemed to have complied with its obligations under paragraphs 8.1 and 8.2 above to the extent that it has appointed a firm of tax advisers/ accountants of international standing to deal with tax compliance matters on its behalf. Such firm may be changed from time to time subject to agreement between the parties.

1.25 Unless otherwise agreed, the costs of tax compliance in respect of each Jointly-Owned Entity shall be borne by that Jointly-Owned Entity.


EXCHANGE OF INFORMATION

1.26 Both parties agree to exchange all information reasonably requested by the other party relating to tax matters:

1.26.1 to enable full implementation of the FIA Implementation Principles and the SOFIA Implementation Principles;

1.26.2 arising out of any tax return and/or any other tax compliance matters including any such information reasonably required by either party or any of their Affiliates for the purposes of their tax filings or disputes with any Revenue Authority; and

1.26.3    arising out of any claims or disputes under the Vivendi Sale
          Agreement,

          provided that neither party shall be obliged to exchange any such information where such exchange would, in the reasonable opinion of the relevant party, breach any law including anti-trust law.


INTERPRETATION

1.27 A liability to Tax shall not form part of the Shared Tax Cost to the extent that it arises, or is increased as a result of:

1.27.1 the Tax Plan not having been implemented in accordance with its terms (except where the parties have agreed to amend the Tax Plan during its implementation); or

1.27.2 some other transaction (outside the precise terms of the Tax Plan) carried out by or between Diageo or Pernod Ricard and their respective Affiliates.

1.28 The parties may agree such amendments to the definition of Shared Tax Cost as, in their joint opinion, may be required either to give effect to the FIA Implementation Principles or the SOFIA Implementation Principles or to give effect to any change in law or practice.

1.29 For the purposes of this Agreement, liabilities to Tax shall not form part of the Shared Tax Cost to the extent that:

1.29.1 subject to paragraph 10.4 below, they comprise Taxes required to be deducted or withheld by any Jointly-owned Entity ("the distributing company") from any dividend paid or distribution made (including any distribution made in the liquidation or winding up of any such company) to Diageo or any Affiliate of Diageo or to Pernod Ricard or any Affiliate of Pernod Ricard;

1.29.2 they comprise Taxes paid by Diageo or any Affiliate of Diageo or by Pernod Ricard or any Affiliate of Pernod Ricard on receipt of any dividend or distribution referred to in paragraph 10.3.1 above;

1.29.3 they comprise Taxes arising from transactions that are denoted as not being included in the final Tax Plan or that comprise transactions taken by one of the parties to reorganize or establish its own group structure;

1.29.4 they comprise Taxes paid by Diageo or an Affiliate of Diageo or by Pernod Ricard or an Affiliate of Pernod Ricard in respect of the disposal of shares (whether by sale, liquidation, dissolution or otherwise) in a body corporate that is a Jointly-owned Entity where, prior to that disposal, the shares in that Jointly-owned Entity were beneficially owned by Diageo (or an Affiliate of Diageo) and Pernod Ricard (or an Affiliate of Pernod Ricard) in the Diageo Proportion and the Pernod Ricard Proportion respectively;

1.29.5 they comprise Taxes arising from the sale of the quotas in Seagram do Brasil Industria e Comercio Ltda. by JES and its subsidiaries to Lawrenceburg Distillers and Importers LLC pursuant to the JES Seagram Venture Assets and Pernod Ricard Assets Sale and Purchase Agreement dated 21 December 2001, as amended; or

1.29.6 they comprise Taxes arising on the receipt of any payment to be made pursuant to clauses 15 to 20 of the Framework and Implementation Agreement, or clauses 4 to 6 or 18.2 of this Agreement.

1.30 Taxes shall not be treated as falling within paragraph 10.3.1 above where such Taxes deducted or withheld were of the nature of Taxes imposed on the income, profits or gains of the distributing company at the time of distribution. For this purpose, Taxes imposed on the income, profits or gains of the distributing company include Taxes imposed by way of deduction or withholding from the distribution but which were either creditable against the distributing company's own Tax liabilities or discharged a portion of what would otherwise have been the distributing company's own liability to Tax (regardless, in either case, of any credit that might be given to shareholders in respect of that liability to Tax under any imputation or similar system).

1.31 Subject to paragraph 10.3 above and without prejudice to the obligations of the parties under paragraph 3(C) of Schedule 5 to the Framework and Implementation Agreement, liabilities to Tax shall be part of the Shared Tax Cost notwithstanding that the information upon which the Tax Plan has been based is for any reason incorrect.

1.32 For the avoidance of doubt, the parties intend that the amount of any payment to be made pursuant to clauses 15 to 20 of the Framework and Implementation Agreement or clauses 4 to 6 or 18.2 of this Agreement in respect of any liability shall be calculated for the purposes of this Agreement after taking into account any Tax Asset, arising as a result of the discharge of that liability, available in law to the person who discharges the relevant liability.

1.33 Any disputes between the parties in relation to the application of this Schedule 5 or in connection with the Tax Plan shall be resolved pursuant to clauses 26 to 29 of this Agreement (Dispute
          Resolution/Deadlock Resolution).

                                   SCHEDULE 6
                             JOINTLY-OWNED ENTITIES



1.         WHERE ACTING IN THEIR CAPACITY AS A PERSON HOLDING (DIRECTLY OR                        MANAGING
           INDIRECTLY) PERNOD RICARD ON-SALE ASSETS, THE                                          PARTY
           FOLLOWING COMPANIES IN THE FOLLOWING JURISDICTIONS:
---------- -------------------------------------------------------------------------------------- -------------------
1.1        NEW YORK, USA
---------- -------------------------------------------------------------------------------------- -------------------
           Austin, Nichols & Company, Incorporated; and                                           Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
1.2        ENGLAND
---------- -------------------------------------------------------------------------------------- -------------------
           PR Newco 5 Limited; and                                                                Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
1.3        FRANCE
---------- -------------------------------------------------------------------------------------- -------------------
           Santa Lina.                                                                            Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.         THE FOLLOWING COMPANIES IN THE FOLLOWING JURISDICTIONS:
---------- -------------------------------------------------------------------------------------- -------------------
2.1        AUSTRALIA
---------- -------------------------------------------------------------------------------------- -------------------
           Chatelle Pty Limited (see further Schedule 10 (Outstanding Matters)) (50%)             Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.2        AUSTRIA
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Spirituosen Ges.mbH (100%).                                                    Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.3        BELGIUM
---------- -------------------------------------------------------------------------------------- -------------------
           Seagrams Belgium N.V. (100%)                                                           Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Forwarding and Handling Co. N.V. (100%)                                                Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.4        CANADA
---------- -------------------------------------------------------------------------------------- -------------------
           Distillers Corporation Limited (100%)                                                  Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Joseph E Seagram & Sons Limited (100%)                                                 Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Treat Venture Holdings Limited (100%)                                                  Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.5        CHILE
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram de Chile Commercial Ltda (100%)                                                Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.6        COLOMBIA
---------- -------------------------------------------------------------------------------------- -------------------
           Atlas Commercial Seagram de Colombia S.A. (100%)                                       Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.7        COSTA RICA
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram de Costa Rica S.A. (100%)                                                      Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Alimentos Preparados S.A. (100%)                                                       Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Centroamericana S.A. (100%)                                                    Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.8        CZECH REPUBLIC
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Spol. s.r.o. (100%)                                                            Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.9        DOMINICAN REPUBLIC
---------- -------------------------------------------------------------------------------------- -------------------
           Gist Dominicana S.A. (100%)                                                            Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Industria de Licores Internationales S.A. (100%)                                       Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Dominicana S.A. (100%)                                                         Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.10       GERMANY
---------- -------------------------------------------------------------------------------------- -------------------
           Julius Kayser & Co GmbH (100%)                                                         Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Global Markets Group GmbH (100%)                                               Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.11       GREECE
---------- -------------------------------------------------------------------------------------- -------------------
           Lupak S.A. (100%)                                                                      Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Apka S.A. (100%)                                                               Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Apka Dodescanes S.A. (100%)                                                    Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.12       HONG KONG
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram C.I. (Taiwan) Company Limited (see further Schedule 10                         Pernod Ricard
           (Outstanding Matters)) (90% Class A, 99.9% Class B
           shares owned by Vivendi subsidiary)
---------- -------------------------------------------------------------------------------------- -------------------


2.13       HUNGARY
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Hungary Ltd (100%)                                                             Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.14       ITALY
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Italia S.p.A. (100%)                                                           Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Global Markets Group Srl. (100%)                                               Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.15       ISRAEL
---------- -------------------------------------------------------------------------------------- -------------------
           International Distillers of Israel Limited (100%)                                      Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.16       NETHERLANDS
---------- -------------------------------------------------------------------------------------- -------------------
           Globalex B.V. (100%)                                                                   Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Matcommerce B.V. (100%)                                                                Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Nederland B.V. (100%)                                                          Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.17       PHILIPPINES
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Philippines Inc (99.9%)                                                        Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.18       POLAND
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Polska Sp.zo.o (100%)                                                          Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.19       PORTUGAL
---------- -------------------------------------------------------------------------------------- -------------------
           Sandeman & Ca. LDA (75%)                                                               Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Sarano & Companhia (100%)                                                              Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Portugal - Producao E Comerciao de Bebidas Lda (100%)                          Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.20       RUSSIA
---------- -------------------------------------------------------------------------------------- -------------------
           Silver Age LLC (100%)                                                                  Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Universal Distribution LLC (100%)                                                      Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Master Distributors LLC (100%)                                                         Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.21       SINGAPORE
---------- -------------------------------------------------------------------------------------- -------------------
           Associated Liquor Distributors (S) Pte Ltd (100%)                                      Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Asia Pacific (100%)                                                            Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.22       SLOVAKIA
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Slovakia s.r.o (100%)                                                          Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.23       SOUTH AFRICA
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Africa (Pty) Ltd (100%)                                                        Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.24       SPAIN
---------- -------------------------------------------------------------------------------------- -------------------
           Sandeman-Coprimar S.A. (100%)                                                          Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Chibros S.A. (100%)                                                                    Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Comercial Seagram Espana S.A. (100%)                                                   Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.25       SWEDEN
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Nordic AB (100%)                                                               Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.26       SWITZERLAND
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram (Switzerland) Ltd (99.9%)                                                      Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.27       TURKEY
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Anadolou (100%)                                                                Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Icki Dagitum (100%)                                                            Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.28       UKRAINE
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Ukraine Limited                                                                Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
2.29       UNITED KINGDOM
---------- -------------------------------------------------------------------------------------- -------------------
           Agnew (Tyneside) Limited (100%)                                                        Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Diageo Sub 1 (formerly Page & Sandeman Limited) (100%)                                 Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Diageo Sub 2 (formerly Robertson Bros & Co (Port & Sherry Shippers) Ltd) (100%)        Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Erfield Limited (100%)                                                                 Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Rigrun Limited (100%)                                                                  Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Sarano & Co Limited (100%)                                                             Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram European Customer Services Limited (100%)                                      Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Retail Limited (100%)                                                          Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------


           Treat Venture (UK) Limited (100%)                                                      Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.30       UNITED STATES OF AMERICA
---------- -------------------------------------------------------------------------------------- -------------------
           Antique Distributing Company, Inc (100%)                                               Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Sales Corporation (100%)                                                       Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Madison Distributors, Inc. (100%)                                                      Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Premium Beverages, Inc. (100%)                                                         Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Diane Distillers, Inc. (100%)                                                          Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Nancy Flavors Corporation (100%)                                                       Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Hawe Holding Corporation (100%)                                                        Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Harold Realty Corporation (100%)                                                       Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           KenAGRA, Inc. (100%)                                                                   Diageo
---------- -------------------------------------------------------------------------------------- -------------------
           Treat Venture LLC                                                                      Diageo
---------- -------------------------------------------------------------------------------------- -------------------
2.31       URUGUAY
---------- -------------------------------------------------------------------------------------- -------------------
           Dafinel S.A. (100%)                                                                    Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------
           Seagram Del Uruguay S.A. (100%)                                                        Pernod Ricard
---------- -------------------------------------------------------------------------------------- -------------------


                                   SCHEDULE 7
                        ON-SALE AND VENTURE TRANSACTIONS


                                                                                                                           EXPECTED
                                                                                                                           CLOSING
         VENTURE BRANDS                        SELLER(S)                      PURCHASER(S)                  SIGNING DATE     DATE
         ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
1.       Oddbins                               Diageo Venture Bermuda         Societe d'Investissement      10/08/01       04/01/02
                                               Limited and Pernod Ricard SA   d'Aquitaine SA (COPEGEF)
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
2.       Seagrams Mixers                       Treat Venture LLC              The Coca-Cola Company         07/05/02       14/06/02
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
3.       Four Roses                            Treat Venture LLC              Kirin Brewery Company         04/10/01       19/02/02
         Henry McKenna
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
4.       Dufres (Chile)                        Seagram de Chile S.A.          Vina Tarapaca                                Sold
         Red Seal (Chile)                                                                                                  Locally -
         Toconao (Chile)                                                                                                   March 02
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
5.       Chemineaud (Venezeula only)           Licorerias Unidas S.A.         Distilerias Unidas S.A.       29/08/02       29/08/02
         Manager
         Diplomatico
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
6.       Raposeira                             Selviac Amsterdam B.V.  and    Shaw Clifte Associates        09/07/02       21/08/02
                                               Pernod Ricard SA
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
7.       Mumm Sekt                             Diageo Venture Bermuda         Domkeller GmbH                17/09/01       16/01/02
         Matheus Muller                        Limited and Pernod Ricard SA   (Rotkaeppchen)
         Matheus Muller Sekt
         Jules Mumm Selection
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
8.       Silver Age (Russia)                   Silver Age LLC                 Agro Holding                  13/03/02       TBD
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------

                                                                                                                           EXPECTED
                                                                                                                           CLOSING
         VENTURE BRANDS                        SELLER(S)                      PURCHASER(S)                  SIGNING DATE     DATE
         ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
9.       Sandeman                              Diageo plc, Selviac            Sogrape Holdings SGPS SA      07/12/01       18/06/02
         Robertson's                           Amsterdam BV, Pernod Ricard
         Capa Negra                            SA, Iberian Vintners SL,
         Capa Real                             IW Investments SA
         Confradeiro
         Fine Rick Madeira
         Imperial
         Imperial Tawny Port
         Partners
         Quinta Do Confradeiro
         Rain Water Madeira
         Terracos
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
10.      Rene Briand                           Seagram Italia S.p.A.          Torino Distillati S.r.l       24/07/02       03/09/02
         Piave
         Gemma D'Uva
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
11.      Adams                                 Treat Venture Holdings         White Rock Distilleries Inc.  29/07/02       01/08/02
         Adams Antique                         Ltd/Treat Venture LLC
         Adams Private Stock
         Canadian Hunter
         Indigo
         Kolomyka
         Melchers Very Mild
         Mount Royal / Mount Royal Light
         Premium Deluxe
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
12.      OVD                                   Seagram UK and Treat (UK)      William Grant & Sons Ltd.                    14/10/02
         VAT 19                                Venture Ltd.
         Wood's
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
13.      Maschio                               Seagram Italia S.p.A.          Cantine Cooperative Riunite   01/10/02       01/10/02
         Gran Festa                                                           S.c.a.r.l.
         Incrocio Manzoni
         Refosco
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
14.      Chatelle Napoleon (Australia)                                                                                     TBD
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------

                                                                                                                           EXPECTED
                                                                                                                           CLOSING
         VENTURE BRANDS                        SELLER(S)                      PURCHASER(S)                  SIGNING DATE     DATE
         ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
15.      Paul Masson Brandy                    Treat Venture Holdings         Barton                        TBD            TBD
                                               Limited
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
16.      30 Degrees High (China)                                              Chinese JV Partner                           TBD
         D'Accord (China)
         Fontaine (China)
         Summer Palace (China)
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
17.      Centenario (Costa Rica)               Treat Venture LLC              Waked                         20/12/02       TBD
         Ron Rico (Costa Rica)
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
18.      Burnetts White Satin (except Japan)   Seagram United Kingdom         Heaven Hill Distilleries      23/08/02       23/08/02
                                               Limited and PR NewCo 5         Inc.
                                               Limited
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
19.      Martinazzi (Italy)                    Seagram Italia                 German Buyer                  TBD            TBD
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------
20.      Sabra                                 International Distillers of                                  TBD            TBD
                                               Israel
-------- ------------------------------------- ------------------------------ ----------------------------- -------------- ---------

                                   SCHEDULE 8
                   FIA IDENTIFIED SALE AND PURCHASE AGREEMENTS


1. The JES Seagram Venture Assets and Pernod Ricard Assets Sale and Purchase Agreement entered into by JES, Treat Venture LLC and Lawrenceburg Distillers & Importers LLC and dated 21 December 2001.

The JES Pernod Ricard On-Sale Assets Sale and Purchase Agreement entered into by Austin, Nichols & Co., Incorporated and JES and dated 21 December 2001.

The Contribution Agreement entered into by Gramet Holding Corp., JES and Treat Venture LLC and dated 21 December 2001.

The Burnett's White Satin Asset Purchase Agreement entered into by Seagram United Kingdom Limited and PR Newco 5 Limited and dated 21 December 2001.

The OVD Asset Purchase Agreement entered into by Seagram United Kingdom Limited and Treat (UK) Venture Limited and dated 21 December 2001.

The Passport Asset Purchase Agreement entered into by Chivas Brothers Limited and PR Newco 5 Limited and dated 21 December 2001.

The Nikolai transfer letter agreement entered into by PR Newco 5 Limited and JES and dated 21 December 2001.

                                   SCHEDULE 9
        SETTLEMENT OF FRAMEWORK AND IMPLEMENTATION AGREEMENT OBLIGATIONS

                                     PART 1

1.   DEFINITIONS

                  In this Schedule, the following words and expressions have the following meanings:

1.1 AUGUST 2002 AGREEMENT: the agreement dated 7 August 2002 made between the parties amending the Framework and Implementation Agreement;

1.2 JES/LDI AGREEMENT: the JES Seagram Venture Assets and Pernod Ricard Assets Sale and Purchase Agreement made between JES, Treat Venture LLC, and Lawrenceburg Distillers & Importers LLC dated 21 December 2001;

1.3 MARCH 2002 AGREEMENT: the agreement dated 21 March 2002 made between the parties amending the Framework and Implementation Agreement;

1.4               ONGOING ITEMS: those matters which are described in paragraph
                  3.1 below;

1.5 OUTSTANDING ITEMS: those matters which are described in paragraph 4.1 below;

1.6 RESTRUCTURING COSTS: the meaning given in the Framework and Implementation Agreement;

1.7 SETTLEMENT ITEMS: those matters which are taken into account in the items which are set out in the numbered rows 1 and 6 to 11 of Column 1 of the table in Part 2 of this Schedule;

1.8 SETTLED RESTRUCTURING COSTS: Restructuring Costs excluding any Restructuring Costs comprised in the Outstanding Items;

1.9 SMWC: Shared Monetary Working Capital as defined in and for the purposes of the Framework and Implementation Agreement;

1.10 SPECIAL ITEMS: those matters referred to in the appendix to the March 2002 Agreement and which are described in the numbered rows 2 to 5 of Column 1 of the table in Part 2 of this Schedule.

SETTLEMENT ITEMS

1.11 Pernod Ricard hereby agrees to pay, on its own behalf and on behalf of its Affiliates, the amounts set out in Column 3 of the table in Part 2 of this Schedule in respect of the Settlement Item set out opposite each amount and Diageo agrees that it receives such amounts, on its own behalf and on behalf of its Affiliates, in each case, in accordance with the provisions of the relevant agreement set out in the footnote to the table.

1.12 Diageo hereby agrees to pay, on its own behalf and on behalf of its Affiliates, the amounts set out in Column 2 of the table in Part 2 of this Schedule in respect of the Settlement Item set out opposite each amount and Pernod Ricard agrees that it receives, on its own behalf and on behalf of its Affiliates, in each case, in accordance with the provisions of the relevant agreement set out in the footnote to the table.

1.13 The payments referred to in paragraphs numbered 2.1 and 2.2 shall be in full and final settlement of all amounts payable in respect of the Settlement Items and the parties agree that such amounts shall not be subject to further verification whether by audit or otherwise. No amounts taken into account in the Special Items described in the numbered rows 2 to 4 of Column 1 of the table in Part 2 of this Schedule shall be treated as part of Shared Tax Cost.

1.14              The parties agree that the payment made pursuant to paragraph
                  2.1 in respect of the Settlement Item in numbered row 6 of Column 1 of the table in Part 2 of this Schedule:

1.14.1 is in full and final settlement of any adjustment required to be made pursuant to the Framework and Implementation Agreement in respect of the Special Items;

1.14.2 shall be treated as part of the settlement made between the parties in relation to SMWC pursuant to the Framework and Implementation Agreement; and

1.14.3            shall be made on 10 January 2003.

1.15 Any payments to be made under paragraphs 2.1 and 2.2, other than those referred to in paragraph 2.4, shall be made on 31 January 2003.

ONGOING ITEMS

1.16              For the purposes of this Schedule, Ongoing Items shall mean:

1.16.1            Occupation Costs and Mitigation Expenses (as defined in Clause
                  15.2 of this Agreement) relating to the Risk Properties referred to in the US section of the Market Plan that are comprised in Restructuring Costs incurred by Diageo (or Affiliates of Diageo) as calculated in accordance with Clause
                  15.2 of this Agreement.

1.16.2            Restructuring Costs incurred at any time by Jointly-owned
                  Entities.

1.17 The parties agree that they will make, or procure that their Affiliates make, appropriate payments in full and final settlement of those Ongoing Items pursuant to the relevant provisions of the Framework and Implementation Agreement and the JES/LDI Agreement within 10 Business Days of receipt of notification that payment has been made.

OUTSTANDING ITEMS

1.18 For the purposes of this Schedule, Outstanding Items shall mean adjustment payments in relation to:

1.18.1 profits (or losses) arising from the sale of inventory relating to Diageo Assets or Pernod Ricard Assets where the selling entity is either the other party (or an Affiliate of the other party) or a Jointly-owned Entity whether pursuant to paragraph 1 of Schedule 6 to the Framework and Implementation Agreement or otherwise;

1.18.2 the purchase price paid by Diageo (or any Affiliate of Diageo) to acquire inventory relating to Diageo Assets or by Pernod Ricard (or any Affiliate of Pernod Ricard) to acquire inventory relating to Pernod Ricard Assets from the other party (or an Affiliate of the other party) or a Jointly-owned Entity pursuant to clause 16 of the Framework and Implementation Agreement; and

1.18.3 the amount of the aggregate net surplus acquired or net deficit assumed in respect of the Company Plans (as defined in the Framework and Implementation Agreement) and determined in accordance with clause 38.2(B) of the Framework and Implementation Agreement.

1.19              The parties agree:

1.19.1 to use reasonable endeavours to agree, in good faith, the actual amounts of all the Outstanding Items and the mechanism by which such amounts should be settled on or before 31 March 2003;

1.19.2 that they shall each provide to the other such information as may be reasonably requested of them to allow the other party to verify the amount of the Outstanding Items;

1.19.3 that they will make, or procure that their Affiliates make, appropriate payments in full and final settlement of those Outstanding Items in respect of which they have reached agreement within 10 Business Days of such agreement pursuant to the relevant provisions of the Framework and Implementation Agreement and the JES/LDI Agreement;

1.19.4 that if they fail to reach agreement in respect of any of the Outstanding Items they will endeavour to resolve such dispute in accordance with the provisions of the Framework and Implementation Agreement.

1.20 For the avoidance of doubt, any final settlement of the Outstanding Items shall be made pursuant to the relevant provisions of the Framework and Implementation Agreement, the JES/LDI Agreement and related agreements and not pursuant to the provisions of this Agreement.

1.21 The parties agree that the provisions of the Framework and Implementation Agreement (including, without limitation, the provisions of clause 16 (Wrong Pocket Assets and Liabilities), clause 17 (Shared Assets and Shared Liabilities), clause 18 (SMWC and Employee Benefit Adjustment), Part D (Supervisory Committee), clause 38.3 (Disputes), clause 53 (Arbitration), and Schedule 6 (Financial Provisions) (including such provisions as extended or modified by any other agreement between the parties or their Affiliates) shall apply in order to determine and establish the nature and extent of the Outstanding Items and the parties to whom and by whom payment should be made.

GALAXY AND VANDELA COSTS

1.22 The table in Part 3 of this Schedule shows the disposal costs that have been incurred or will be incurred by the parties and their Affiliates in relation to the disposal of Seagram Venture Assets and Pernod Ricard On-Sale Assets (in each case as defined in the Framework and Implementation Agreement).

1.23              The parties shall procure that such costs are recharged:

1.23.1 in a case where the disposal was made by a Jointly-owned Entity, to that Jointly-owned Entity;

1.23.2 in a case where the disposal was made by Diageo (or an Affiliate of Diageo) and Pernod Ricard (or an Affiliate of Pernod Ricard), to the relevant disposing entities in the Diageo Proportion and the Pernod Ricard Proportion.

RESTRUCTURING COSTS

                  The payments made pursuant to this Schedule are in full and final settlement of all adjustments pursuant to the Framework and Implementation Agreement and the JES/LDI Agreement for Restructuring Costs.

AUDIT

                  The amounts of any Ongoing Items, Outstanding Items and any costs referred to in paragraph 5.1 may, at the request of either party, be subject to an audit. The scope of such audit, and the rights and obligations of the parties and their respective advisers in relation to it, shall be governed by audit procedures which the parties shall endeavour to agree, in good faith, as soon as reasonably practicable after such request.

                                     PART 2
                                      TABLE

    PAYMENTS TO BE MADE BETWEEN DIAGEO, PERNOD RICARD AND THEIR AFFILIATES(1)

                                         1                                              2                          3
--------------------------------------------------------------------------- -------------------------- ------------------------
                                                                                   DIAGEO PLC             PERNOD RICARD S.A.
                                   SETTLEMENT ITEM                             US$ (UNLESS STATED)        US$ (UNLESS STATED)
--------------------------------------------------------------------------- -------------------------- ------------------------
RESTRUCTURING COSTS
--------------------------------------------------------------------------- -------------------------- ------------------------
1. Settled Restructuring Costs(2)                                                  (8,759,000)                 8,759,000
--------------------------------------------------------------------------- -------------------------- ------------------------
SPECIAL ITEMS
--------------------------------------------------------------------------- -------------------------- ------------------------
2. Brazil - indirect tax litigation and compliance provision                       (16,198,000)                16,198,000
--------------------------------------------------------------------------- -------------------------- ------------------------
3. India - excise tax provision                                                    (8,891,000)                 8,891,000
--------------------------------------------------------------------------- -------------------------- ------------------------
4. Argentina - provisions for stamp duty, social security,                         2,151,000 AR$             (2,151,000) AR$
impairment of assets etc.
--------------------------------------------------------------------------- -------------------------- ------------------------
5. Korea - long term receivables                                                   (13,685,000)                13,685,000
--------------------------------------------------------------------------- -------------------------- ------------------------
6. SPECIAL ITEMS (TOTAL)(3)                                                       US$(38,774,000)             US$38,774,000
                                                                                  + AR$2,151,000            + AR$(2,151,000)
--------------------------------------------------------------------------- -------------------------- ------------------------
7. Trading balances(4)                                                              11,373,000                (11,373,000)
--------------------------------------------------------------------------- -------------------------- ------------------------
8.  Brazilian and other venture brands - settlement in respect
of 60.9% of value of venture brands held by Seagram do Brasil(5)                    3,045,000                 (3,045,000)
--------------------------------------------------------------------------- -------------------------- ------------------------
9. Additional assets/wrong pocket assets - adjustments in
relation to the reallocation of additional assets and wrong pocket assets            (849,000)                   849,000
--------------------------------------------------------------------------- -------------------------- ------------------------
10. Don Julio - overhead allocation due from Tequila
Don Julio to Seagram de Mexico                                               (22,000,000 Mexican peso)   22,000,000 Mexican peso
--------------------------------------------------------------------------- -------------------------- ------------------------
11. Wrong pocket inventory - venture brands(6)                                     (2,593,000)                 2,593,000
--------------------------------------------------------------------------- -------------------------- ------------------------


-------------
(1) Figures in brackets denote payments to be made; figures not in brackets denote payments to be received.

(2) Adjustment payments made pursuant to clause 17.2 of the Framework and Implementation Agreement and clauses 7.3 and 7.4 of the JES/LDI Agreement

(3) Adjustment payments made pursuant to clause 18 of and Schedule 6 to the Framework and Implementation Agreement and clause 9 of the JES/LDI Agreement (in each case, as amended by the memorandum of agreement dated 21 March 2002)

(4) Adjustment payments made pursuant to clause 18 of and Schedule 6 to the Framework and Implementation Agreement and clause 9 of the JES/LDI Agreement (as amended by the March 2002 Agreement ad the August 2002 Agreement)

(5) Payment in respect of contingent receivable due to Treat Venture LLC pursuant to the Contribution Agreement made between Gramet Holding Corp, JES and Treat Venture LLC

(6) Adjustment payment made pursuant to clause 16 of the Framework and Implementation Agreement

                                     PART 3

                            GALAXY AND VANDELA COSTS

                                                DIAGEO (OR AFFILIATEES)     PERNOD RICARD (OR AFFILIATES)       TOTAL
                                                          US$                            US$                     US$
--------------------------------------------- ---------------------------- ------------------------------- -----------------
Amount to be invoiced to brand owning
entities                                              20,271,000                      3,211,000
--------------------------------------------- ---------------------------- ------------------------------- -----------------
Amount accrued/incurred by brand owning
entities                                               8,018,000
--------------------------------------------- ---------------------------- ------------------------------- -----------------
                                                      28,289,000                      3,211,000              31,500,000
--------------------------------------------- ---------------------------- ------------------------------- -----------------


                                  SCHEDULE 10
                               OUTSTANDING MATTERS


1. The obtaining of an order from a court of competent jurisdiction declaring the share certificate numbered 5B0001 representing 18 million Ordinary Shares of (Y)50 each in the capital of Kirin-Seagram Limited ("the Missing KSL Shares") to be void and permitting the issue by Kirin-Seagram Limited of a replacement share certificate representing the Missing KSL Shares, and the transfer to Lawrenceburg Distillers and Importers, LLC of the shares in Kirin-Seagram Limited held by JES.

The transfer of (a) share(s) in the capital of Seagram Export Foreign Sales Corporation from a nominee shareholder and the issue of a new share certificate to Treat Venture LLC in connection with the transfer of Seagram Export Foreign Sales Corporation by Joseph E. Seagram & Sons, Inc. to Treat Venture LLC.

The obtaining of any shares and/or assets of Chatelle (Pty) Ltd. which were held by Vivendi Universal S.A. prior to the Closing, in accordance with Section 2.3 of the Vivendi Sale Agreement. The sale of such shares in Chatelle (Pty) Ltd. to a third party (the proceeds of such sale to be a Joint Asset).

2. The completion of the transfer from an Affiliate of Vivendi Universal to Pernod Ricard and Diageo and/or Affiliates of them, of some of its the shares in Seagram C.I. (Taiwan) Company Limited, the liquidation of that company or alternatively arranging for Vivendi Universal or one of its Affiliates to retain ownership of Seagram C.I. Taiwan) Company Limited.

The execution of the inter-company debt assignment agreement in the Agreed Form as soon as practicable following execution of this Agreement and the implementation of such assignment in accordance with its terms.

The sale to a third party or third parties of the Sabra brand (and any sale proceeds are to be a Joint Asset), or the agreement of an alternative allocation of the Sabra brand between the parties.

3. The sale of Seagram de Costa Rica S.A. and Alimentos Preparados S.A. to a third party buyer, or the agreement of an alternative allocation of the companies and their assets between the parties.

                                   SCHEDULE 11
                               TREASURY MANAGEMENT


GENERAL PRINCIPLES

1        Cash on Deposit

Where any Jointly-owned Entity has a cash surplus, the Managing Party shall invest such surplus to obtain the best market rate reasonably available.

2        Offshore Government Cash Restrictions

Where it is not legally possible to move cash out of a jurisdiction, cash shall be transferred to a local Affiliate of the party to whom such cash is due.

3        Responsibility for Closing Down Operations Post-Execution of this
         Agreement

In connection with the implementation of the Market Plans, the Managing Party shall:

3.1 close down any bank facilities that are in the name of the Jointly-owned Entity (including, without limitation, credit support facilities and guarantees);

3.2 withdraw any comfort letters executed by the Managing Party for or on behalf of the Jointly-owned Entity (and inform the Non-Managing Party to withdraw any comfort letters executed by the Non-Managing Party for or on behalf of the Jointly-owned Entity);

3.3 close down any bank accounts that are in the name of the Jointly-owned Entity; and

3.4 provide written confirmation to the Non-Managing Party of the completion of any of the actions described in Sections 3.1 to 3.3 of this Schedule 11.

4        Treasury Representative

Each of the respective Treasury departments of Diageo and Pernod Ricard shall notify to the other party's Treasury department the name and telephone number of their respective representative responsible for Treasury matters in connection with this Agreement or the Framework and Implementation Agreement (the "Treasury Representative"). Each party may change its respective Treasury Representative at any time by written notice to the other party's Treasury Representative.


5        Intercompany Indebtedness - Write-offs/Write-ups

If there is a dispute between Diageo and Pernod Ricard, on the one hand, and a liquidator or other person (other than an Affiliate of Diageo or Pernod Ricard, except where such Affiliate is acting in its capacity of as a liquidator) responsible for completion of local actions required for the implementation of a Market Plan in respect of any loan balances of a Jointly-owned Entity, (i) any write-off and/or write-up of such loan balances shall be agreed in writing by Diageo and Pernod Ricard and (ii) any such write-off and/or write-up shall be a Joint Liability.

EQUITY MANAGEMENT PRINCIPLES

Where Diageo, Pernod Ricard and/or their respective Affiliates are required to recapitalize or otherwise inject equity into any Jointly-owned Entity:

     o Diageo and Pernod Ricard shall agree (i) the amount of such recapitalization or equity injection (the "Recapitalization Payment") and (ii) the date on which Diageo and Pernod Ricard or their respective Affiliates shall make such Recapitalization Payment (the "Recapitalization Date");

     o Diageo or its Affiliates shall pay 60.9% of the total amount of any Recapitalization Payment required to be paid to a Jointly-owned Entity and Pernod Ricard or its Affiliates shall pay 39.1% of any Recapitalization Payment required to be paid to a Jointly-owned Entity without regard to the number of interests or shares of the Jointly-owned Entity held by Diageo or Pernod Ricard or their respective Affiliates;

     o Diageo and Pernod Ricard or their respective Affiliates shall make any Recapitalization Payment on the applicable Recapitalization Date. If either Diageo or Pernod Ricard (a "Defaulting Party") fails to timely make such Recapitalization Payment, interest shall accrue in accordance with Section 11.5 of this Agreement;

     o A Jointly-owned Entity shall not distribute or otherwise pay any cash to a Defaulting Party or any of its Affiliates unless and until any cash owed by the Jointly-owned Entity to the non-Defaulting Party has been distributed or paid to the non-Defaulting Party;

     o Where both Diageo and Pernod Ricard have made a Recapitalization Payment, a Jointly-owned Entity shall thereafter distribute or otherwise pay any cash owed to either or both of Diageo and Pernod Ricard and/or their respective affiliates in the Diageo Proportion or the Pernod Ricard Proportion, respectively;

     o One the same day that a Jointly-owned Entity receives a Recapitalization Payment, the Managing Party of such Jointly-owned Entity shall confirm, or shall cause the liquidator of such Jointly-owned Entity to confirm, in a written notice to Diageo and Pernod Ricard's respective Treasury Representatives that such Jointly-owned Entity has received the Recapitalization Payment; and

     o In the first quarter of 2003, Diageo and Pernod Ricard shall agree a process by which Pernod Ricard or an Affiliate of Pernod Ricard shall pay to Diageo an amount equal to 39.1% of any Recapitalization Payment required to be made by Treat Venture LLC to any Jointly-owned Entity held directly or indirectly by Treat Venture LLC.


DEBT MANAGEMENT PRINCIPLES

Where any Jointly-owned Entity pays cash to Diageo or Pernod Ricard or their respective Affiliates in satisfaction of any debt owed to Diageo or Pernod Ricard or their respective Affilaties (a "Debt Repayment"):

     o The applicable Jointly-owned Entity shall make such Debt Repayment as soon as reasonably possible;

     o The applicable Jointly-owned Entity shall make such Debt Repayment in the currency of the jurisdiction of formation of such Jointly-owned Entity;

     o On the same day that a Jointly-owned Entity makes a Debt Repayment, the Managing Party of such Jointly-owned Entity shall confirm, or shall cause the liquidator of such Jointly-owned Entity to confirm, in a written notice to Diageo and Pernod Ricard's respective

          Treasury Representatives the amount of any Debt Repayment made to either of Diageo or Pernod Ricard or their respective Affiliates; and

     o In the first quarter of 2003, Diageo and Pernod Ricard shall agree a process by which a Jointly-owned Entity that is directly or indirectly held by Treat Venture LLC shall make a Debt Repayment to Treat Venture LLC or to Diageo, Pernod Ricard or their respective Affiliates.

                                   SCHEDULE 12
                         SOFIA IMPLEMENTATION PRINCIPLES

(a) Save where expressly provided otherwise in, or determined pursuant to, this Agreement, the economic benefit and burden (both past and future) of the Diageo Assets shall be for the account of Diageo and/or its Affiliates.

(b) Save where expressly provided otherwise in, or determined pursuant to, this Agreement, the economic benefit and burden (both past and future) of the Pernod Ricard Assets shall be for the account of Pernod Ricard and/or its Affiliates.

(c) Save where expressly provided otherwise in, or determined pursuant to, this Agreement, the economic benefit and burden (both past and future) of the Pernod Ricard On-sale Assets and the Seagram Venture Assets (including the cost of acquisition of those assets from Vivendi and any net proceeds of sale of any of those assets) shall be for the account of Diageo and Pernod Ricard (and/or their respective) Affiliates in proportion to the Diageo Proportion and the Pernod Ricard Proportion respectively.

(d) Subject to Schedule 5 of this Agreement, all transactions effected to implement the terms of this Agreement shall be effected in such a way as to minimise the Shared Tax Cost suffered by the parties and their respective Affiliates and the Shared Tax Cost shall be borne by Diageo and Pernod Ricard in the Diageo Proportion and the Pernod Ricard Proportion respectively.

(e) Where, as a consequence of the other SOFIA Implementation Principles the FIA Implementation Principles and other terms of this Agreement or the Framework and Implementation Agreement, the economic benefit and burden of any costs or liabilities is to be borne jointly by the parties, the parties shall seek to minimise such costs or liabilities.

(f) Except as expressly set out in this Agreement, all transactions effected to implement the terms of this Agreement shall be effected in such a way as to maintain the principle that the aggregate consideration ultimately paid by the parties shall be borne by Diageo and Pernod Ricard in the Diageo Proportion and the Pernod Ricard Proportion respectively.

(g) All transactions effected to implement the terms of this Agreement shall be effected in such a way as to prevent each party from having access to commercially sensitive or confidential information relating, where that party is Diageo, to the Pernod Ricard Assets or the Pernod Ricard On-sale Assets and, where that party is Pernod Ricard, to the Diageo Assets, except where (i) it is mutually agreed that information may be shared or (ii) to the extent that specific provision is made in this Agreement provided that, in respect of every category of Acquired Asset, in either case, all applicable anti-trust laws and principles shall be observed.

(h) All transactions effected to implement the terms of this Agreement in sharing either the economic benefit and burden (both past and future) of the Pernod Ricard On-sale Assets and Seagram Venture Assets in accordance with principle (c) above of Shared Liabilities in accordance with Clause 6 or Historic Tax Liabilities of whatsoever nature relating to any of the Acquired Assets not recovered from Vivendi or its Affiliates (as envisaged by Schedule 5) shall be effected in such a way as to take fully into account both the tax effects of the items being shared and the tax consequence of any transactions effected to achieve such sharing (the intent here being that any such sharing is done on a full after tax basis and by Diageo in the Diageo Proportion and


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

                  by Pernod Ricard in the Pernod Ricard Proportion) PROVIDED THAT this principle shall not apply to Taxes on payments made pursuant to Clauses 4 to 6, 10 or 18.2.




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

         Signed by                          )
                                            )        /s/ Shaun Parker
         as attorney for and on behalf of   )
         DIAGEO PLC                         )




         Signed by                          )
                                            )        /s/ Pierre Pringuet
         for and on behalf of               )
         PERNOD RICARD S.A.                 )



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